EXECUTION VERSION

Exhibit 10.29
PURCHASE AND SALE AGREEMENT
BY AND BETWEEN
L’Auberge Newco, LLC

and

Orchards Newco, LLC
(collectively “Seller”)
AND
DiamondRock Acquisition, LLC
(“Purchaser”)

TABLE OF CONTENTS
1	AGREEMENT TO PURCHASE AND SELL	1
1.1	Real Property	2
1.2	Personalty	2
1.3	Excluded Property	4
2	PURCHASE PRICE AND PAYMENT	5
2.1	Purchase Price	5
2.2	Initial Deposit.	6
2.3	Payment	6
2.4	Intentionally Deleted	6
2.5	Closing	7
2.6	Inspection Period	7
2.7	Termination Option	9
2.8	Purchaser’s Reports	9
2.9	Title	9
2.10	Liquor License	10
2.11	Hotel Management Agreement; Other Agreements.	11
3	REPRESENTATIONS AND WARRANTIES OF SELLER	11
3.1	Representations and Warranties	11
3.2	Survival	15
3.3	Seller’s Indemnity	15
3.4	Matters Pertaining to Representations and Warranties	16
4	COVENANTS.	17
4.1	Seller’s Covenants	17
4.2	Purchaser’s Covenants	19
5	REPRESENTATIONS AND WARRANTIES OF PURCHASER	20
5.1	Authority	20
5.2	No Violation	20
5.3	Bankruptcy	20
5.4	OFAC	20
5.5	Litigation	21
6	AS IS PURCHASE	21
7	PURCHASER’S INDUCEMENTS TO SELLER	22
7.1	Purchaser’s Acknowledgements	22
7.2	Confidentiality	23
8	CONDITIONS TO CLOSING	24
8.1	Purchaser’s Conditions	24
8.2	Seller’s Conditions	25
8.3	Failure of Condition	25
9	CLOSING DELIVERIES	25
9.1	Seller’s Closing Deliveries	25
9.2	Purchaser’s Closing Deliveries	27
10	APPORTIONMENTS; EXPENSES	28

10.1	Apportionments	28
10.2	Deposits	29
10.3	Room Revenue	29
10.4	Accounts Receivable; Accounts Payable	30
10.5	Other Revenue; Vending Machine Revenue	30
10.6	Guests’ Property	31
10.7	Accounting	31
10.8	Employee Compensation	31
10.9	Inventory	31
10.10	House Funds	31
10.11	Transferable Excluded Property	31
10.12	Post-Closing Adjustments	32
10.13	Expenses.	33
10.14	Survival	33
11	EMINENT DOMAIN; CASUALTY	33
11.1	Eminent Domain	33
11.2	Casualty	34
12	DEFAULT AND REMEDIES	35
12.1	Seller’s Remedies	35
12.2	Purchaser’s Remedies	35
12.3	Seller’s Liability	36
12.4	Remedies Exclusive	36
12.5	Parent Guaranty	36
13	FURTHER ASSURANCES	37
14	NOTICES	37
15	BROKERS	38
16	MISCELLANEOUS	38
16.1	Assignability	38
16.2	Governing Law; Parties in Interest	39
16.3	Recording	39
16.4	Time of the Essence	39
16.5	Headings	39
16.6	Counterparts; Signatures	39
16.7	Exhibits	39
16.8	Merger	39
16.9	Entire Agreement; Amendments	39
16.10	Jury Trial Waiver	39
16.11	Exclusive Jurisdiction	40
16.12	No Third Party Beneficiaries	40
16.13	Business Day	40
16.14	Severability	40
16.15	Access to Records After Closing	40
16.16	Seller; Joint & Several	40

2

PURCHASE AND SALE AGREEMENT
L’Auberge Newco, LLC, a Delaware limited liability company (“L’Auberge Newco”), and Orchards Newco, LLC, a Delaware limited liability company (“Orchards Newco”), (collectively “Seller”) and DiamondRock Acquisition, LLC, a Delaware limited liability company (“Purchaser”), hereby enter into this PURCHASE AND SALE AGREEMENT (this “Agreement”) as of February 22, 2017 (the “Effective Date”).
R E C I T A L S
A.L’Auberge Newco is the fee owner of the real property, including all improvements thereon, located on the land, and all water rights appurtenant thereto (the “L’Auberge Newco Land”), as described in Exhibit A-1 attached hereto and incorporated herein, which real property includes what is commonly known as the L’Auberge de Sedona Hotel & Resort, including a hotel and a restaurant and bar in Sedona, Coconino County, Arizona (the “L’Auberge Newco Property”);
B.Orchards Newco is the fee owner of the real property, including all improvements thereon, located on the land, and all water rights appurtenant thereto (the “Orchards Newco Land”), as described in Exhibit A-2 attached hereto and incorporated herein, which real property includes what is commonly known as the “Orchards Inn”, including a hotel and the restaurant commonly known as 89 Agave, in Sedona, Coconino County, Arizona (the “Orchards Newco Property”). The L’Auberge Newco Property and the Orchards Newco Property are sometimes collectively referred to herein as the “Fee Property”.
C.Orchards Newco holds the sub-lessee’s interest in those certain subleases described in Exhibit A-3 attached hereto and incorporated herein as the “ORCHARDS NEWCO LEASES” (the “Orchards Leasehold Property”). L’Auberge Newco holds the lessee’s interest in that certain lease described in Exhibit A-3 as the “L’AUBERGE NEWCO LEASE” (the “L’Auberge Leasehold Property” and, together with the Orchards Leasehold Property, the “Leasehold Property”). The Leasehold Property and the Fee Property are sometimes collectively referred to herein as the “Real Property”.
D.Seller and Purchaser desire to set forth herein the terms, conditions and agreements under and by which: (i) Seller shall sell, transfer and/or assign all of its right, title and interest in and to the Real Property to Purchaser and Purchaser shall purchase, accept and assume such right, title and interest in the Real Property; and (ii) Purchaser and an affiliate of Seller (“Manager”) shall enter into a hotel management agreement for the management of the Real Property.
In consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt, sufficiency and delivery of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.AGREEMENT TO PURCHASE AND SELL.
Subject to the terms set forth in this Agreement, at the Closing, Seller shall sell, convey, transfer, assign and deliver to Purchaser, and Purchaser shall purchase and accept from Seller, all right, title and interest of Seller in and to the property and assets set forth in this Section 1, but expressly excluding the Excluded Property (collectively, the “Property”):

1.1    Real Property. All of Seller’s right, title and interest in and to the Real Property.
1.2    Personalty. All personal property owned by Seller and located at, and used in connection with, the operation of the Real Property (collectively, the “Personalty”), including, without limitation:
(a)    all furniture, furnishings, fixtures (other than those which are part of the Real Property), equipment, machinery, tools, vehicles, computer hardware, telecommunications and information technology systems, art work and other items of tangible personal property which are located at the Real Property or ordered for future use at the Real Property as of the Apportionment Time, other than the Supplies, F&B, Liquor Inventory, Retail Merchandise, Books and Records and Plans and Specifications (the “FF&E”);
(b)    All china, glassware and silverware, linens, uniforms, engineering, maintenance, cleaning and housekeeping supplies, matches and ashtrays, soap and other toiletries, stationery, menus, hotel service directories and other printed materials and all other similar supplies and materials, which are located at the Real Property or ordered for future use at the Real Property as of the Apportionment Time, of the types and quantities on hand on the Effective Date subject to such depletion and restocking as shall occur and be made in the normal course of business but in accordance with present standards for the Real Property (the “Supplies”);
(c)    All food and non-alcoholic beverages and opened alcoholic beverages (to the extent transferable under applicable law) which are located at the Real Property, or ordered for future sale at the Real Property as of the Apportionment Time, including, without limitation, all food and non-alcoholic or opened alcoholic beverages located in the guest rooms, but excluding the Liquor Inventory (as defined below) (the “F&B”), provided that to the extent that any applicable law prohibits the transfer of alcoholic beverages to Purchaser, such beverages shall not be considered a part of F&B until such time as the same may lawfully be transferred after Closing, at which point the same shall be transferred (pending any post-Closing transfer, such alcoholic beverages shall be subject to the terms of any post-Closing interim liquor license agreement entered into pursuant to the terms hereof);
(d)    All unopened beer, wine, spirits and other liquor inventory held for sale and/or consumption in the ordinary course of business of the Real Property (the “Liquor Inventory”); provided, however, that Purchaser shall pay to Seller One Hundred Twenty Five Thousand and No/100 Dollars ($125,000.00) for the Liquor Inventory at the Closing in addition to and separate from the Purchase Price;
(e)    All merchandise located at the Real Property and held for sale to guests and customers thereof or the general public, or ordered for future sale at the Real Property as of the Apportionment Time, but expressly excluding the F&B and Liquor Inventory (the “Retail Merchandise”);

(f)    All licenses, permits and authorizations presently issued (or any renewals or replacements of any such licenses, permits and authorizations between the Effective Date and the Closing Date) in connection with the construction, use or occupancy or operation of all or any part of the Real Property as it is presently being operated and entitlements for approved and future development of the Real Property other than the Innholder Liquor License, together with any deposits made by Seller thereunder (the “Permits”), to the extent such Permits and deposits are transferable without consent under applicable law, or consent is obtained;
(g)    To the extent they may be transferred without consent, or consent for such transfer is obtained, (i) all rights, if any, under any warranties or guaranties issued to Seller by any manufacturer or contractor in connection with purchase, construction or installation of the Personalty or any improvements included in the Real Property, to the extent in effect as of the Closing Date; (ii) computer software (subject to the terms of any applicable third party license agreements) used in connection with any computer systems located at the Real Property; (iii) trademarks, trade names, service marks and other intellectual property rights held or used in connection with the Real Property, including without limitation (A) “L’Auberge de Sedona”, “L’Auberge Sedona”, “L’Auberge Restaurant on Oak Creek,” “Spa at L’Auberge”, “L’Auberge Restaurant,” “Orchards Inn” and variations thereof, (B) the domain names “lauberge.com”, “laubergedesedona.com”, “laubergesedona.com” and variations thereof, and (C) the logo and related marks currently used by Seller for the Orchards Newco Property and the domain name “orchardsinn.com” and variations thereof; (iv) other intangibles associated with the Real Property, including, without limitation, goodwill, logos and designs related to the Real Property and other general intangibles relating to the Real Property and (iv) all telephone numbers, internet addresses and social media accounts specifically dedicated and identified with the Real Property (collectively, the “Intangibles”);
(h)    All (i) maintenance, service and supply contracts, booking and reservation agreements, license and royalty agreements, credit card service agreements, and all other similar agreements for goods or services which are held by Seller in connection with the Real Property or the construction, use or occupancy or operation of all or any part of the Real Property as it is presently being operated, other than employment contracts or similar agreements and those agreements associated with the Leasehold Property, Equipment Leases, and Permits; and (ii) those certain contracts and other agreements relating to ongoing capital improvements or expenditures at the Property described on Schedule 1.2(h) (“Construction Contracts”, and together with those contracts and agreements set forth in clause (i) hereof, the “Contracts”), together with all deposits made or held by Seller thereunder, to the extent such Contracts and deposits are transferable without consent, or the consent for such transfer is obtained;
(i)    The leases and purchase money security agreements for any equipment, machinery, vehicles, furniture or other personal property located at the Real Property which are held by Seller (the “Equipment Leases”), together with all deposits made or held by Seller thereunder, to the extent such Equipment Leases and deposits are transferable without consent, or the consent for such transfer is obtained;
(a)    all contracts and reservations made for rooms, banquets, conference rooms or other facilities, meals or other services at the Real Property to be supplied from and/or after the Closing Date (“Bookings”),
(b)    to the extent transferable and owned by Seller, surveys, architectural, consulting and engineering blueprints, plans and specifications and drawings related to the Real Property (“Plans and Specifications”);
(c)    to the extent transferable and owned by Seller, all customer and guest lists and information and all books, records, promotional material, tenant data, marketing and leasing material and forms (including, without limitation, any such records, data, information, material and forms in the form of digital files), keys, and other materials of any kind owned by Seller which are used in the ownership or use of the Real Property (excluding, however, internal memoranda and information that is covered by the attorney-client privilege or any confidentiality agreement entered into by Seller) (“Books and Records”); provided, however, that copies of all Books and Records may be retained by Seller;
(d)    Seller’s interest in the leases described on Exhibit A-3 (the “Property Leases”); and
(e)    A license to use the logo and marks described on Schedule 1.3(i) (the “License”).
1.3    Excluded Property. Notwithstanding anything to the contrary in this Agreement, including, but not limited to, Sections 1.1 and 1.2 above, the property, assets, rights and interests set forth in this Section 1.3 (collectively, the “Excluded Property”) are excluded from the Property:
(a)    subject to Section 10 hereof, accounts receivable for periods prior to and including the Apportionment Time;
(b)    tax deposits, utility deposits and other deposits held by parties other than Seller, except for any transferable deposits assigned to Purchaser, for which Seller is to be reimbursed as herein provided;
(c)    any tax, insurance, FF&E, capital improvement and/or other escrows, impounds or reserves held by Seller’s lender or any other party, except to the extent such items are specifically assigned to Purchaser and for which Seller receives a credit at Closing;
(d)    all checks, drafts, notes and other evidence of indebtedness held by Seller on the Closing Date, and any balances on deposit with banking institutions relating to the Real Property, including amounts held in “house banks;”

(e)    any personnel files, employment agreements and employee benefit plans and related documents and information;
(f)    any and all Personalty owned by guests or employees of the Seller or by a vendor, tenant or any other third party distinct from Seller;
(g)    any rights held by Seller to receive or recover property, debt, or damages on a cause of action, or rights to assert claims or defenses, whether pending or not and whether arising in contract, tort, or otherwise, including rights to indemnification, damages for breach of warranty or any other event or circumstance, judgments, settlements, and proceeds from judgments and settlements, to the extent related to the Existing Litigation (as that term is defined in Section 3.1.3 below);
(h)    except as otherwise provided in this Agreement, Seller’s insurance relating to the Real Property and any insurance claims or proceeds arising out of or relating to events that occur prior to the Closing Date;
(i)    except as expressly provided in Section 1.2(n), the logo and marks described on Schedule 1.3(i) hereof;
(j)    the logo and marks described on Schedule 1.3(j) hereof (which Seller shall cancel effective as of the Closing Date);
(k)    the domain names “laubergecollection.com”, “laubergeresorts.com” and variations thereof; and
(l)    except as otherwise provided in Section 11.2 hereof, all tax returns of Seller and all claims, refunds or credits in respect of taxes of Seller for any tax period ending before the Closing.
2.    PURCHASE PRICE AND PAYMENT.
2.1    Purchase Price. The purchase price for the Property (the “Purchase Price”) shall be the sum of Ninety-Seven Million Dollars ($97,000,000.00), allocated as follows: (i) Sixty-Six Million Dollars ($66,000,000) to the L’Auberge Newco Property (including L’Auberge Newco’s interest in the Property Leases) and related assets and (ii) Thirty-One Million Dollars ($31,000,000) to the Orchards Newco Property (including Orchard Newco’s interest in the Property Leases) and related assets. Subject to the terms and conditions of this Agreement, the Purchase Price shall be paid as provided below. The parties shall use their good faith efforts to agree to an allocation of the Purchase Price between the Real Property and the Personalty prior to Closing (“Allocation”). Notwithstanding the foregoing, if the parties hereto are unable to agree on a mutually satisfactory Allocation, each of Purchaser and Seller shall use its own allocation for purposes of this Section 2.1, and each party shall file federal, state and local tax returns based on each party’s own determination of the proper allocation of the Purchase Price, except that the allocation proposed by Purchaser (provided that the same is reasonable) shall be used in connection with any transfer and sales taxes payable in connection with the transfer of the Property pursuant to this Agreement.
2.2    Deposit.
2.2.1    Initial Deposit. Within one (1) business day after the Effective Date, Purchaser shall deliver a deposit in the amount of Two Million and 00/100 Dollars ($2,000,000.00) (the “Initial Deposit”) to First American Title Insurance Company, attention: Brian Lobuts (“Escrow Agent”). If the Deposit is not posted as and when required as provided above in this Section, then, at Seller’s option, this Agreement shall terminate. Concurrently with the execution and delivery of this Agreement, Seller, Purchaser and Escrow Agent shall enter into an escrow agreement substantially in the form of Exhibit B attached hereto (the “Escrow Agreement”). The Deposit (as hereinafter defined) shall be held and disbursed in accordance with this Agreement and the Escrow Agreement.
2.2.2    Additional Deposit. Unless this Agreement is terminated pursuant to the provisions of Section 2.7 or any other provision expressly providing Purchaser a termination right, Purchaser shall deliver to Escrow Agent an additional deposit in current funds in the amount of Two Million and 00/100 Dollars ($2,000,000.00) (the “Additional Deposit”), on the first business day following the date on which Orchards Sublease Lender and the sublandlord under each of the Property Leases constituting the Orchards Leasehold Property, shall have executed, acknowledged and delivered the Orchards Sublease SNDA either (i) to Seller or Purchaser or (ii) to Escrow Agent with instructions to release the same to Purchaser at Closing, and the Deposit shall be nonrefundable to Purchaser except as otherwise specifically set forth in this Agreement. For purposes of this Agreement, the term “Deposit” shall mean the Initial Deposit or Additional Deposit, or both (together with interest thereon), whichever is posted or required to be posted under the terms of this Agreement.
2.3    Payment. At or prior to 11:00 a.m., Arizona time, on the Closing Date, Purchaser shall deposit or cause to be deposited with the Escrow Agent sums sufficient to pay the Purchase Price and all other amounts necessary to satisfy Purchaser’s obligations with respect to closing the transactions contemplated herein. On the Closing Date, Purchaser shall cause the Purchase Price to be paid to Seller as follows:
2.3.1    Delivery of Deposit. Purchaser shall, at Purchaser’s election, either (i) cause the Escrow Agent to pay to Seller the Deposit held by the Escrow Agent by federal wire transfer in immediately available funds to such bank account(s) as Seller may designate, and such amount shall be credited against the Purchase Price, or (ii) request that the Escrow Agent return the Deposit upon Closing to Purchaser, in which event Purchaser shall deliver the balance due of the Purchase Price as provided in Section 2.3.2 below.
2.3.2    Payment of Balance. Purchaser shall timely fund to the Escrow Agent (i) the remaining balance of the Purchase Price after application of the provisions of Section 2.3.1, as adjusted for the prorations and credits set forth in this Agreement, and shall cause the Escrow Agent to transfer to Seller such amounts by federal wire transfer in immediately available funds upon Closing to such bank account(s) as Seller may designate.

2.4    Intentionally Deleted.
2.5    Closing. Payment of the Purchase Price and the closing hereunder (the “Closing”) will take place pursuant to an escrow closing, conducted by the Escrow Agent, on March 1, 2017 (the “Closing Date”), subject to termination of this Agreement pursuant to Section 4.1.7 hereof. On or prior to the Closing Date, the parties shall deposit in escrow with the Escrow Agent all documents, instruments and Closing funds required to be delivered by such party in order to consummate Closing pursuant to this Agreement.
2.6    Inspection Period. Until 5:00 p.m. Arizona time on the Effective Date (the “Inspection Period”), Purchaser shall be entitled to review and approve or disapprove the physical and economic condition of the Property, title to the Real Property, all agreements, environmental issues, permits, entitlements, zoning matters, water rights, building and expansion potential, books and records of the business enterprise, including but not limited to lodging, food and beverage, and other issues affecting the Property. During the Inspection Period, Purchaser shall not conduct any on-site investigations of the Property except with Seller’s prior, written consent, in Seller’s sole and absolute discretion, provided that Seller is reasonably cooperative with Purchaser’s needs and requirements as it relates to timing and access to the Property. During the Inspection Period, Purchaser shall arrange for on-site and off-site visits and inspections, including, without limitation, any third party inspections, at times approved by Seller in Seller’s sole and absolute discretion. Seller shall be entitled to have one or more representatives present at all times during any and all on-site visits. Prior to the commencement of Purchaser’s inspection of the Property, Purchaser will deliver to Seller a list of due diligence items requested, together with a preliminary schedule of proposed on-site visits for Seller’s approval and scheduling. Prior to the Closing, except as otherwise provided in Section 7.2.1, neither Purchaser nor any agent or representative of Purchaser shall (i) communicate with, contact or otherwise solicit any employee at any of the facilities operating on the Property or (ii) discuss the sale of the Property or any terms of this Agreement with any employee at any of the facilities operating at the Property. In no event shall Purchaser perform any test borings or other intrusive testing, with respect to the Property, including without limitation, any Phase II environmental testing without the prior written consent of Seller, which consent may be withheld in Seller’s sole and absolute discretion.
2.6.1    Insurance. Prior to entry upon the Property, Purchaser shall deliver to Seller evidence reasonably satisfactory to Seller that Purchaser has obtained commercial general liability insurance in an amount of not less than $2,000,000 and written on such forms as are reasonably acceptable to Seller, naming Seller as an additional insured, with respect to the Property and any entry onto or activities on or about the Property by Purchaser and all of Purchaser’s agents, employees and contractors (and any others entering onto the Property for or at the request of Purchaser).
2.6.2    Limitation on Inspections. In connection with the right to enter upon the Property set forth in this Section 2, Purchaser agrees (i) to comply with all applicable laws, (ii) not to interfere with the operation of the Real Property or disturb or otherwise interfere in the use of the Property by any hotel guest, and (iii) to restore the Property substantially to its prior condition existing immediately prior to the inspection of Purchaser to the extent the performance of such inspection by Purchaser causes damage thereto. In addition, and notwithstanding the foregoing provisions of this Section 2.6, Purchaser and its agents, employees and contractors (and any others entering onto the Property for or at the request of Purchaser) shall: (a) be subject to and shall not violate the rights of any hotel guest; (b) not damage any part of the Property or any other property; (c) not injure or otherwise cause bodily harm to Seller or its agents, contractors and employees or any hotel guest (or any others entering onto the Property); (d) promptly pay when due the costs of all tests, investigations and examinations with regard to the Property conducted by or at the instruction of Purchaser and all of Purchaser’s agents, employees and contractors (and any others entering onto the Property for or at the request of Purchaser); (e) not permit any liens to attach to the Property by reason of the exercise of its rights under this Section 2.6; (f) keep confidential pursuant to Section 7.2 below the results of any such study or investigation except as may be required by applicable law; (g) not contact any governmental official or representative regarding the Property without first obtaining prior written consent of Seller, which consent shall not be unreasonably withheld, conditioned or delayed and may be conditioned on Seller’s presence and/or participation in connection with any such contact, provided, however, that the foregoing shall not prohibit Purchaser from obtaining Phase I environmental review preparations, requesting and reviewing public records, or merely requesting customary compliance or ‘no violations’ letters, certificates or reports from applicable governmental entities nor from requesting a copy of applicable zoning code materials, life safety code materials and similar materials or taking action reasonably necessary to transfer the Permits and Innholder Liquor License to Purchaser or its designee from and after Closing. Seller shall reasonably cooperate with Purchaser in its due diligence but shall not be obligated to incur any liability or expense in connection therewith. Purchaser shall, and does hereby agree to, indemnify, defend and hold Seller, its parent corporation, their respective affiliates, Seller’s property manager and asset manager, the direct and indirect members, managers, partners, trustees, shareholders, beneficiaries, directors, officers, employees, attorneys and agents of each of them, and their respective heirs, successors, personal representatives and assigns (collectively, the “Seller Related Parties”), harmless for, from and against any and all claims, demands, suits, obligations, payments, damages, losses, penalties, liabilities, costs and expenses (including, but not limited to, reasonable attorneys’ fees) caused, directly or indirectly, by the actions of Purchaser and any and all of Purchaser’s agents, employees and contractors (and any others entering onto the Property for or at the request of Purchaser) taken or occurring in, on or about the Property in the exercise of the inspection right granted pursuant to this Section 2.6, including, without limitation, (i) claims made by any hotel guest against Seller for Purchaser’s entry onto the Property or into any of the facilities located thereon or any interference with any use or damage to the premises or property of any hotel guest or other person in connection with Purchaser’s review of the Property, and (ii) Purchaser’s obligations pursuant to this Section 2.6.2; provided, however, such indemnity shall not extend to protect Seller from (x) any pre-existing liabilities for matters merely discovered by Purchaser (e.g., latent environmental contamination), except to the extent Purchaser’s actions aggravate any pre-existing condition or disturb any such latent environmental contamination (and then only to the extent of such aggravation or disturbance), or (y) any such claims that directly result from the actions or omissions of Seller, including any intentional misconduct or gross negligence of Seller. The provisions of this Section 2.6.2 shall survive the Closing or termination of this Agreement.

2.6.3    Deliveries. Seller has made available for Purchaser’s inspection and copying all tests, studies, documents, and other information related to the Property, and the operation of the businesses located thereon in Seller’s possession or control (excluding any confidential materials).
2.7    Termination Option. Purchaser shall have the right to terminate this Agreement if it has determined in its sole discretion not to proceed with this transaction by giving written notice of such election to terminate to Seller by no later than 5:00 p.m. Arizona time on the Effective Date, in which event except as expressly provided for in this Agreement, neither Seller nor Purchaser shall have any further liability or obligation to the other under this Agreement. In the absence of such timely notice, the termination option provided for in this Section 2.7 shall automatically expire and be of no further force or effect, and this Agreement shall continue in full force and effect.
2.8    Purchaser’s Reports. At no cost to Seller and upon Seller’s request, Purchaser shall deliver to Seller copies of all third party reports and other information prepared by third parties for Purchaser relating to the Property, including, without limitation, the Title Commitment and Survey (as these terms are defined below), environmental and engineering reports. The provisions of this Section 2.8 shall survive the Closing or termination of the Agreement.
2.9    Title. Prior to the Effective Date Purchaser has delivered to Seller a title commitment(s) (collectively, the “Title Commitment”) for a title policy (or policies) from First American Title Insurance Company (“Title Company”).
2.9.1    Title and Survey Objections. Purchaser shall have the right to object to any exceptions to the Title Commitment or matters shown on any ALTA survey of the Real Property (the “Survey”) that Purchaser may elect to obtain, at Purchaser’s sole cost and expense, by giving written notice to Seller no later than the expiration of the Inspection Period, stating the matters to which Purchaser objects and the reasons therefor. Seller shall provide to the Title Company at Closing an affidavit(s) (the “Seller’s Affidavits”) in the form attached hereto as Exhibit I. In addition, Purchaser agrees that it shall not object to any of the following matters:
(A)    liens for unpaid real estate or personal property taxes or assessments and water rates, water meter charges, sewer taxes, rents and charges, if any, provided that such items are paid in full by Seller and released of record on or before Closing to the satisfaction of the Title Company, or apportioned as provided in this Agreement;
(B)    zoning laws and regulations and ordinances, proffers and similar conditions of municipal and other governmental authorities affecting the Property (but not violations thereof); and
(C)    any liens, encumbrances or other defects or exceptions to title insurance coverage caused by Purchaser, by any of its affiliates, by any of their respective agents, employees, contractors or other representatives or by Seller, by its affiliates, or by any of their agents, employees or other representatives at Purchaser’s request or with Purchaser’s consent.

Seller shall be obligated to Cure all Mandatory Cure Items (hereinafter defined) at or prior to Closing. If any matter materially affecting title or the Survey and not disclosed in the Title Commitment arises or is first disclosed to Purchaser after the expiration of the Inspection Period, then Purchaser shall have five (5) business days after obtaining knowledge thereof to object to such matter. Seller shall, within three (3) days after receipt of such written notice, notify Purchaser in writing of its election to Cure or not Cure such Purchaser’s objections, and if Seller elects to Cure any such other Purchaser’s objections, Seller shall use reasonable efforts to Cure such objections and shall provide Purchaser with a reasonably detailed description of the Cure to be undertaken, together with a description of the time frame in which such Cure is to be effected in accordance with Section 2.9.2 hereof. Seller’s failure to timely notify Purchaser as west forth above shall be deemed an election not to Cure. If Seller elects not to Cure any such objections, Purchaser’s sole recourse shall be to exercise its right to terminate this Agreement by providing written notice to Seller within five (5) business days of Seller’s election (or deemed election) not to cure the applicable objections, in which event (y) the Deposit shall be returned to Purchaser, and (z) except as expressly provided for in this Agreement, neither Seller nor Purchaser shall have any further liability or obligation to the other under this Agreement. In the event Purchaser does not terminate this Agreement as provided under this Section 2.9.1, such objections that Seller elected not to Cure shall become Permitted Exceptions hereunder. For purposes of this Section 2, the term “Cure” shall mean, at Seller’s election (i) the removal of such matter of record, (ii) the provision of information to the Title Company sufficient to remove such matter as a title exception in the Title Commitment, or (iii) the provision of a bond sufficient to cause the Title Company to remove such matter from the Title Commitment. The term “Permitted Exceptions” shall mean (i) the items set forth in subparagraphs (A) through (C) above, (ii) all matters of record and all matters disclosed on the Survey which are not timely objected to by Purchaser as provided above or which are timely objected to but such objection is thereafter waived by Purchaser, and (iii) any matters which become Permitted Exceptions pursuant to Section 2.9.2 below, but shall specifically exclude the Mandatory Cure Items. The term “Mandatory Cure Items” shall mean (i) any mortgage or deed of trust lien, (ii) any mechanics’ or materialmen’s lien, (iii) any lien securing a monetary amount and (iv) any non-monetary Encumbrance becoming of record from and after the effective date of the Title Commitment, in each case, affecting the Property or any portion thereof.
2.9.2    Seller’s Opportunity to Cure. If Seller elects to Cure any title or survey objection, Seller shall use commercially reasonable efforts to Cure such objection at or prior to Closing. Notwithstanding the foregoing, Seller shall have a reasonable period of time, not to exceed thirty (30) days, to do so and the Closing Date shall be extended, if necessary, to the date such items are Cured. Apart from Seller’s obligations under Section 2.9.1 with respect to the Mandatory Cure Items, if any other objections are not Cured within the foregoing time period, then Purchaser may either: (a) terminate this Agreement, in which event (i) the Deposit shall be returned to Purchaser, and (ii) except as expressly provided for in this Agreement, neither Seller nor Purchaser shall have any further liability or obligation to the other under this Agreement, or (b) proceed to Closing under this Agreement and take title to the Property subject to such uncured objections without any reduction in the Purchase Price, in which case such uncured objections shall become Permitted Exceptions.

2.10    Liquor License. Nothing in this Agreement shall be construed as an assignment of the liquor license or attempt to transfer the liquor license to the Purchaser. Upon Closing, the Purchaser shall execute and file with the applicable governmental authority applications for the issuance of new liquor licenses for the Property (the “Innholder Liquor License”). Simultaneously with the filing of the application for a new Innholder Liquor Licenses for the Property, the Purchaser shall file with the applicable governmental authority applications for interim Innholder Liquor Licenses allowing the Purchaser to continue the operation of the Property during the period the applications for new Innholder Liquor Licenses are pending. Purchaser shall use diligent, good faith efforts to obtain new Innholder Liquor Licenses pursuant to applicable law by no later than thirty (30) days after Closing. Purchaser agrees to pay all fees, charges, and related costs charged by governmental authorities in connection with the issuance of the Innholder Liquor License. Seller agrees to reasonably cooperate, and to cause Manager to reasonably cooperate with Purchaser, at no cost or expense to Seller, and execute all reasonable and necessary documents in connection with the liquor license applications, and further, Seller agrees to keep the existing liquor licenses in good standing for thirty (30) days following Closing or until the time that Purchaser has been issued the Innholder Liquor Licenses (including the interim Innholder Liquor Licenses). If this Agreement is terminated at any time, Purchaser shall immediately terminate any liquor license application process then in effect, if any, and Seller shall have the explicit authority to do so on Purchaser’s behalf. The parties agree and acknowledge that the issuance of a new liquor licenses is not a condition to the Closing but Seller shall reasonably cooperate with Purchaser prior to and after Closing (if necessary) to effect the issuance of the Innholder Liquor License (which obligation shall survive the Closing). In consideration of the foregoing, Purchaser shall indemnify and hold Seller and the Seller Related Parties harmless for, from and against any and all claims, damages, demands, causes of action, liabilities, lawsuits, judgments, losses, costs and expenses (including, but not limited to, reasonable attorneys' fees) incurred by Seller by reason of or arising out of or related to the liquor license applications; such indemnification obligation shall survive Closing.
2.11    Hotel Management Agreement; Other Agreements.
2.11.1    Contemporaneously with the Closing, Purchaser and Manager will enter into a hotel management agreement pursuant to which Manager shall manage the Real Property (the “Management Agreement”) subject to the terms thereof, which Management Agreement shall be substantially in the form attached hereto as Exhibit H.
2.11.2    Contemporaneously with the Closing, Purchaser and Seller will enter into a license agreement transferring the License to Purchaser (the “License Agreement”), which License Agreement shall be substantially in the form attached hereto as Exhibit L.
2.11.3    Contemporaneously with the Closing, Purchaser, DiamondRock Hospitality Limited Partnership (“DRHLP”), and Parent (hereinafter defined) will enter into an agreement (the “Parent Agreement”), which Parent Agreement shall be substantially in the form attached hereto as Exhibit M.
3.    REPRESENTATIONS AND WARRANTIES OF SELLER.

3.1    Representations and Warranties. Seller represents and warrants to Purchaser that the following are true and correct in all material respects as of the Effective Date:
3.1.1    Authority. Each Seller is a limited liability company validly existing and in good standing under the laws of the State of Delaware and is registered to do business in Arizona, and Seller has all requisite limited liability company power and authority to enter into this Agreement and all documents now or hereafter to be executed and delivered by Seller pursuant to this Agreement and to perform its obligations under this Agreement and under such documents. Seller has obtained any consents necessary for it to enter into and perform its obligations under this Agreement.
3.1.2    No Violation. The execution, delivery and performance by Seller of this Agreement will not result in a violation by Seller of its obligations under any of the following that are binding on Seller: (a) any judgment or order entered by any court or governmental body, (b) any governmental statute, ordinance, code, rule or regulation, or (c) any contract or agreement or indenture.
3.1.3    Litigation. There are no judgments presently outstanding and unsatisfied against Seller or the Property. Except as provided on Schedule 3.1.3 attached to this Agreement, neither Seller nor the Property are involved in any litigation at law or in equity, or any other proceeding before any court, or by or before any governmental or administrative agency, and no such litigation or proceeding is, to Seller’s knowledge, threatened against Seller or the Property, nor relating to the transactions contemplated by this Agreement. The litigation matters and proceedings listed on Schedule 3.1.3 attached hereto are referred to collectively in this Agreement as the “Existing Litigation”.
3.1.4    FIRPTA. Seller is not a “foreign person” as defined in Section 1445(f)(3) of the Internal Revenue Code.
3.1.5    Bankruptcy. Seller has not (a) commenced a voluntary case with respect to it or its assets, or to Seller’s knowledge had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (b) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator, or similar official in any federal, state, or foreign judicial or non-judicial proceeding, to hold, administer and/or liquidate all or substantially all of its assets, or (c) made a general assignment for the benefit of creditors.
3.1.6    Environmental. Except as may be disclosed in any environmental report delivered to Purchaser or prepared at Purchaser’s request and received by Purchaser during the Inspection Period, to Seller’s knowledge, no “Hazardous Substances” (as hereinafter defined) have been disposed of, or identified on, under or at the Property in violation of applicable “Environmental Laws” (as hereinafter defined). Except as may be disclosed to Purchaser in writing during the Inspection Period, Seller has not received written notice from any governmental authorities, or any political or quasi-political, subdivision, agency, authority, department, court, commission, board, bureau or instrumentality of any of the foregoing asserting jurisdiction over any of the parties hereto or over the Property, that the Property is or may be in violation of any applicable federal, state or municipal law, ordinance or regulation regarding Hazardous Substances. To Seller’s knowledge, except as may be disclosed in any environmental report delivered to Purchaser or prepared at Purchaser’s request and received by Purchaser during the Inspection Period, no Hazardous Substances were used in the construction of the improvements at the Property, no Release (as hereinafter defined) of Hazardous Substances has occurred at, from, in, adjacent to, or on the Property, nor are there any Hazardous Substances in, on, about or migrating to the Property, and the Property is not affected in any way by any Hazardous Substances. Except as disclosed by any environmental report delivered to Purchaser or prepared at Purchaser’s request and received by Purchaser during the Inspection Period, to Seller’s knowledge, there are no incinerators, septic tanks, underground storage tanks, PCB-containing equipment, asbestos-containing material, formaldehyde insulators or cesspools on the Property, all waste is discharged from the Property into a public sanitary sewer system in accordance with applicable legal requirements, and no Hazardous Substances are discharged from the Property, directly or indirectly, by Seller or any other party. As used herein, the term “Hazardous Substances” shall mean: (a) those substances included within the definitions of any one or more of the terms “hazardous materials,” “hazardous wastes,” “hazardous substances,” “industrial wastes,” and “toxic pollutants,” as such terms are defined under the Environmental Laws, or any of them; (b) petroleum and petroleum products, including, without limitation, crude oil and any fractions thereof; (c) natural gas, synthetic gas and any mixtures thereof; (d) asbestos and or any material which contains any hydrated mineral silicate, including, without limitation, chrysotile, amosite, crocidolite, tremolite, anthophylite and/or actinolite, whether friable or non-friable; (e) polychlorinated biphenyl (“PCBs”) or PCB-containing materials or fluids; (f) radon; (g) any other hazardous or radioactive substance, material, pollutant, contaminant or waste; and (h) any other substance with respect to which any Environmental Law or governmental authority requires environmental investigation, monitoring or remediation. As used herein, the term “Environmental Laws” shall mean all federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, in each case as amended or supplemented from time to time, including, without limitation, all applicable judicial or administrative orders, applicable consent decrees and binding judgments relating to the regulation and protection of human health, safety, the environment and natural resources (including, without limitation, ambient air, surface, water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation), including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. § 9601 et seq.), the Hazardous Material Transportation Act, as amended (49 U.S.C. §§ 5101 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. § 136 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. § 6901 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. § 2601 et seq.), the Clean Air Act, as amended (42 U.S.C. § 7401 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. § 1251 et seq), the Safe Drinking Water Act, as amended (42 U.S.C. § 300f et seq.), any state or local counterpart or equivalent of any of the foregoing, and any federal, state or local transfer of ownership notification or approval statutes. “Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any Hazardous Substances.

3.1.7    OFAC. To Seller’s knowledge, Seller (a) is not in violation of any Anti-Terrorism Law (as defined below), (b) is not a Prohibited Person (as defined below), or (c) is not and will not knowingly (i) conduct any business or engage in any transaction or dealing with any Prohibited Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 (as defined below); or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose or intent of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law. As used herein: (1) “Anti-Terrorism Law” is defined as any Law relating to terrorism or money-laundering, including Executive Order No. 13224 and the USA Patriot Act (as defined below); (2) “Executive Order No. 13224” is defined as the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism.”; (3) “Prohibited Person” is defined as (A) person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (B) an entity that is listed in the Annex to, or is otherwise subject to the provisions of, a person or entity owned or controlled by, or acting for or on behalf of, any person or Executive Order No. 13224; (C) a person or entity with whom any lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; person or entity who commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224; (D) a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/offices/eotffc/sdn/tllsdn.pdf or at any replacement website or other official publication of such list; or (E) a person or entity who is affiliated with a person or entity described in clauses (1)-(4) of this definition; and (4) “USA Patriot Act” is defined as the “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Public Law 107-56). After the Closing Date, Seller agrees to cooperate with Purchaser in providing such additional information and documentation on Seller’s legal or beneficial ownership, policies, procedures and sources of funds as the Purchaser reasonably deems necessary or prudent to enable it to comply with anti-money laundering laws now in existence or hereafter amended.
3.1.8    Notice of Violations. The list of Permits and the Innholder Liquor License set forth on Schedule 3.1.8 is true and correct, and true, correct and complete copies of all of the foregoing have been delivered to Purchaser. Except as set forth on Schedule 3.1.8 attached to this Agreement, Seller has received no written notice from any applicable governmental authority of any violation (a “Violation”) of any zoning, building, health, environmental or other laws, codes, ordinances, regulations, orders or requirements of any city, county, state or other governmental authority having jurisdiction thereof and affecting the Real Property, which Violations are pending and remain uncured, and to Seller’s knowledge, no such Violations exist.
3.1.9    Contracts; Equipment Leases. The list of Contracts and Equipment Leases set forth on Exhibit J attached hereto is true and correct with respect to any Contract and/

or Equipment Lease that either (a) requires annual payments in the aggregate in excess of Twenty Five Thousand and 00/100 Dollars ($25,000) and/or (b) is not terminable without penalty or fee on thirty (30) days’ notice or less (collectively, “Material Contracts and Equipment Leases”) and, to Seller’s knowledge, the list of all other Contracts and Equipment Leases set forth on Exhibit J attached hereto is true and correct, and true, correct and complete copies of all of the foregoing Contracts and Equipment Leases have been delivered to Purchaser. To Seller’s knowledge, there are no uncured defaults by Seller or any third party under any of the Contracts or Equipment Leases.
3.1.10    Property Leases. Except for the Property Leases and the site lease agreement described in Section C of Exhibit A-3, there are no space leases, licenses or other similar occupancy agreements affecting the Real Property (collectively, “Space Leases”). The list of the Property Leases and Space Leases set forth on Exhibit A-3 attached hereto is true and correct, and true, correct and complete copies of all of the foregoing have been delivered to Purchaser. To Seller’s knowledge, except as provided in Schedule 3.1.10, there are no uncured defaults by Seller or any other party under any of the Property Leases or Space Leases.
3.1.11    Employees; Union. All employees employed in connection with the Hotel are employees of the Seller. There is no collective bargaining agreement or other union agreement currently in existence or that has been proposed or is being negotiated with respect to the employees and no effort currently exists to organize any of the employees into a bargaining unit.
3.1.12    Financial Statements. All of the financial statements provided by Seller to Purchaser with respect to the Property are correct and complete copies thereof and are the same financial statements that Seller uses for its own purposes with respect to the Property.
3.1.13    Management; Franchise. There are no contracts or other agreements for the management, leasing, franchising or branding of the Property or any portion thereof except for those which shall be terminated at or prior to Closing (and excluding the Management Agreement).
3.1.14    Taxes. (a) Seller has paid all hotel occupancy, sales, use and other taxes and assessments with respect to the Property that are due and payable as of the date hereof (other than the amounts shown on Schedule 3.1.14, which shall be paid by Seller at or prior to Closing); (b) to Seller’s knowledge, Seller has not received any written notice for an audit of any taxes which has not been resolved or completed; and (c) Seller is not currently contesting, protesting or appealing any taxes assessed on or against the Property.
3.1.15    Ownership. Seller has good title to the Personalty, which shall be free and clear of all liens and encumbrances as of the Closing Date other than any applicable Permitted Exceptions and Equipment Leases disclosed to Purchaser prior to the expiration of the Inspection Period.
3.2    Survival. Seller’s representations and warranties set forth in this Agreement shall survive the Closing for a period (the “Survival Period”) of nine (9) months and Purchaser shall provide Seller with notice of any claims on Seller’s representations and warranties within said Survival Period or the same shall be forever barred and waived.
3.3    Seller’s Indemnity. Seller shall indemnify and hold Purchaser harmless for, from and against any and all claims, damages, demands, causes of action, liabilities, lawsuits, judgments, losses, costs and expenses (including, but not limited to, attorneys' fees) (collectively, the “Claims”) incurred by Purchaser by reason of or arising out of or related to the failure of Seller’s representations and warranties set forth in Section 3.1 to be true and correct in all material respects as of the Effective Date and, subject to Section 3.4 hereof, as of the Closing Date except to the extent such Claims arise as a result of Purchaser’s negligence or misconduct. Any action brought by Purchaser in connection with such indemnity shall be commenced during the Survival Period or shall be forever barred and waived. Further, Seller shall indemnify and hold Purchaser harmless for, from and against any and all Claims incurred by Purchaser by reason of or arising out of or related to (i) liabilities for damages to third parties that are based upon matters relating to the use, operation, ownership, maintenance or construction of the Property prior to the Closing Date (excluding (A) matters related to the physical condition of the Property not causing death or injury to third parties and for which Seller is expressly released under this Agreement and (B) liabilities for which Purchaser receives a credit at the Closing), (ii) the Existing Litigation and (iii) liabilities under the Property Leases for common area maintenance charges accruing on or before May 31, 2023, which indemnity shall be without limitation as to time and which indemnity shall not be subject to the limitations on Seller’s liability (i.e., floor, cap, etc.) set forth in Section 12.3 hereof. All indemnification obligations of Seller hereunder shall survive the Closing.
3.4    Matters Pertaining to Representations and Warranties. As used throughout this Agreement, the phrase “to Seller’s knowledge” or phrases of similar import shall mean the actual, not constructive or imputed, knowledge of Lawrence D. Bain and/or Greg Hanss (collectively, the “Knowledge Parties”) without any obligation on their part to make any independent investigation of the matters being represented and warranted, or to make any inquiry of any other persons, or to search or examine any files, records, books or correspondence (except that Seller agrees that the Knowledge Parties shall review the representations and warranties with Matthew Hart prior to the Effective Date). The Knowledge Parties shall have no personal liability for a breach of a representation or warranty set forth in this Agreement. To the extent any inaccuracy in a representation and warranty of Seller in this Agreement is revealed in any of the documents or information provided or made available to Purchaser or otherwise obtained by Purchaser no later than two (2) business days prior to the end of the Inspection Period, such representation and warranty shall be deemed modified to reflect such inaccuracy. Further, to the extent Purchaser discovers prior to the end of the Inspection Period any inaccuracy in a representation and warranty of Seller in this Agreement and Purchaser does not terminate this Agreement as provided in Section 2.7 of this Agreement, such representation and warranty shall be deemed modified to reflect such inaccuracy and Purchaser shall so notify Seller. In addition, to the extent Purchaser discovers prior to the Closing any inaccuracy in a representation and warranty of Seller in this Agreement and the Closing occurs, such representation and warranty shall be deemed modified to reflect such inaccuracy and Purchaser shall so notify Seller. The amendment, expiration, termination, renewal or replacement of any Contract or Booking, or the entering into of any new such agreement in compliance with the terms of this Agreement, shall not be deemed to render any representation or warranty of Seller untrue.
If Seller becomes aware of any act or circumstance which would materially and adversely change or render materially and adversely incorrect any representation or warranty made by Seller in Section 3.1, whether as of the date given or at any time thereafter through the Closing Date, Seller will give prompt written notice of such material change to Purchaser. Upon receipt by Purchaser of Seller’s notice of such material change or upon Purchaser’s discovery of a material change in any such representation or warranty prior to the Closing, Purchaser may, as Purchaser’s sole and exclusive remedy, either (i) terminate this Agreement within five (5) days of receipt of Seller’s notice and receive a return of the Deposit and, if such change arises from a Seller default under this Agreement, reimbursement of Purchaser’s actual third-party costs incurred in connection with the transaction contemplated by this Agreement but in any event not to exceed One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) (“Purchaser’s Costs”), or (ii) waive the breached representation or warranty and proceed to the Closing, and Seller shall have no further obligation or liability to Purchaser with respect thereto. In the event Purchaser notifies Seller of its election to terminate this Agreement, Seller shall have the right, within five (5) days of receipt of Purchaser’s election, to remedy the change, and if Seller remedies such change prior to or at the Closing to Purchaser’s satisfaction, in its reasonable discretion, Purchaser’s election to terminate will be of no force or effect. Seller’s failure to respond within said five (5) day period shall be conclusively deemed to constitute Seller’s election not to remedy such change, in which event Purchaser’s election to terminate this Agreement shall stand. Notwithstanding anything to the contrary herein, in no event shall Seller be liable to Purchaser for, or be deemed to be in default hereunder by reason of any breach of any representation or warranty which results from any change that both (i) occurs between the Effective Date and the Closing Date and (ii) is expressly permitted under the terms of this Agreement or is beyond the reasonable control of Seller to prevent; provided, however, that Purchaser shall have the termination rights described above. If, despite the changes described in any such Seller notice, Purchaser elects to waive the breached representation or warranty and proceed with the Closing, Seller’s representations and warranties set forth in this Agreement shall be deemed to have been modified by all statements made in such notice(s). In addition, if Purchaser is aware of any breach of Seller’s representations and warranties herein but nonetheless consummates the purchase of the Property, such representations and warranties shall be deemed to have been modified herein to reflect Purchaser’s awareness, and Purchaser shall have no claim or right against Seller in connection therewith.
4.    COVENANTS.
4.1    Seller’s Covenants.
4.1.1    Maintenance of Property. From and after the Effective Date through the Closing, Seller shall use commercially reasonable efforts to operate and manage the Real Property in the ordinary course of business and in a manner substantially consistent with the way the Real Property is being operated and managed as of the Effective Date, including maintaining in good standing and/or renewing the Permits, provided, however, that Seller shall not have any obligation by reason of this Section 4.1 to make any capital improvements to the Real Property. Seller shall maintain Supplies, F&B, Retail Merchandise, and other Personalty reasonably sufficient for the operation of the Property in accordance with its current standard of operation, and resupply, substitute or replace any of such items as may be depleted in the ordinary course of business.
4.1.2    Booking of Business. Seller shall continue to market the rooms and other facilities within the Property and make and accept commercially reasonable Bookings for the Real Property in the ordinary course, subject to the terms of Section 4.2.4 below.
4.1.3    Agreements. From and after the Effective Date, Seller, and/or Seller’s agent, as the case may be, shall not be permitted to enter into new Material Contracts and Equipment Leases or any Space Leases, and to terminate or modify existing Material Contracts and Equipment Leases and/or any Space Leases, without first obtaining Purchaser’s prior consent (not to be unreasonably withheld, conditioned or delayed). Between the expiration of the Inspection Period and the Closing Date, Seller, and/or Seller’s agent, as the case may be, shall not be permitted to enter into any new Contracts, Equipment Leases or Space Leases, and to terminate or modify any existing Contracts, Equipment Leases and/or Space Leases, without first obtaining Purchaser’s prior consent (not to be unreasonably withheld, conditioned or delayed). Promptly following the execution of any Contract, Equipment Lease and/or Space Lease from and after the Effective Date, Seller shall provide Purchaser with a correct and complete copy thereof. Seller will terminate as of the Closing Date any property management agreement in effect with respect to the Real Property.
4.1.4    Negative Covenants. From the Effective Date until the Closing Date, Seller shall not take any of the following actions without the prior express written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed: (a) make or permit to be made any material alterations to or upon the Real Property or any part of the Real Property except as provided for in any of the Permitted Exceptions; (b) grant any liens or encumbrances upon the Property that will not be discharged upon the Closing; (c) remove or permit the removal from the Real Property of any fixtures, mechanical equipment, or any other item included in the Real Property except in the ordinary course of business (provided the same are replaced with items of substantially similar value), as necessary for repairs or replacements of worn out or obsolete items or as otherwise provided for in any of the Permitted Exceptions; or (d) offer for sale, market, transfer, or otherwise sell any portion of the Property except as permitted pursuant to Section 4.1.1 above.
4.1.5    Insurance. Seller shall maintain through the Closing Date, insurance policies equivalent in all material respects to those maintained as of the Effective Date with respect to the Property.
4.1.6    Performance of Obligations. Seller shall continue to perform and comply with its obligations under the Contracts, Equipment Leases and Property Leases pursuant to the terms thereof. Seller shall not amend or otherwise modify the Property Leases, or waive any material obligations of the applicable landlord and/or sublandlord thereunder. From and after the Effective Date Seller shall use commercially reasonable efforts to obtain (i) signed estoppels from the counterparties to the Property Leases (including the counterparties to any prime leases related thereto) in substantially the forms attached hereto as Exhibit K, revealing no default thereunder and otherwise consistent in all material respects with the applicable terms of this Agreement (the “Estoppels”) and (ii) any consents required by the terms of the Property Leases (and any prime leases related thereto).
4.1.7    SNDA. Seller shall use commercially reasonable efforts to obtain a subordination, non-disturbance and attornment agreement in substantially the form attached hereto as Exhibit N (each an “SNDA”) from (i) the lender (the “Orchards Sublease Lender”) secured by Orchards Leasehold Property (such SNDA, the “Orchards Sublease SNDA”) and (ii) the lender (the “L’Auberge Parking Lease Lender”) secured by the L’Auberge Leasehold Property (such SNDA, the “L’Auberge Parking Lease SNDA”). In the event that the Orchards Sublease Lender has not executed, acknowledged and delivered the Orchards Sublease SNDA to Seller or Purchaser on or before 5:00 p.m. Arizona time on March 1, 2017, then the Deposit shall be returned to Purchaser, this Agreement shall thereupon automatically terminate and except as expressly provided for in this Agreement, neither Seller nor Purchaser shall have any further liability or obligation to the other under this Agreement.
4.2    Purchaser’s Covenants.
4.2.1    Employees. Purchaser acknowledges that all employees at the facilities operating upon the Real Property are employed by Seller. Except to the extent Seller may decide to terminate an employee prior to the Closing Date, Seller shall maintain the employment of all of its employees up through the Closing Date. No later than three (3) days prior to Closing, Manager shall offer employment (subject to the Closing, and to commence immediately thereupon) to any such employees necessary so as not to trigger the application of the Worker Adjustment and Retraining Notification Act or similar state or local laws or regulations (collectively, the “WARN Act”) as a result of the Closing or within 120 days following the Closing. Manager’s employment terms for all employees shall comply with all governmental regulations relating to such employees and shall be sufficient to prevent Seller from incurring any loss or liability under the WARN Act. If, following the Closing, Manager desires to terminate the employment of or lay off any employee, then Manager shall be solely responsible for complying with all applicable provisions of federal, state and municipal laws and regulations relating to such action, including without limitation any applicable provisions of the WARN Act. The provisions of this Section 4.2.1 shall survive the Closing.
4.2.2    Intentionally Deleted.
4.2.3    Intentionally Deleted.
4.2.4    Pre-Closing Reservations and Other Revenue Producing Agreements. Purchaser agrees to the following:
(A)    Purchaser will honor, for its account, the terms and rates of all Bookings confirmed by Seller for dates after the Closing Date entered into in accordance with the terms of this Agreement, provided that at or prior to Closing Seller provides to Purchaser the terms and conditions of all such Bookings. Purchaser authorizes Seller to continue to accept reservations and enter into Bookings for periods after the Closing Date in the ordinary course of Seller’s business. Purchaser recognizes that such reservations may include discounts or other benefits, including, without limitation, special promotions or benefits, frequent traveler awards programs, vacation discount programs, corporate, government or group discounts, weekend discounts or requirements that ancillary food, beverage or other benefits be delivered by Purchaser to the guest(s) holding such reservations. Purchaser agrees to honor all such reservations in accordance with their terms, provided that at or prior to Closing Seller provides to Purchaser the terms and conditions of all such reservations. The aggregate amount of any deposits received by Seller with respect to Bookings for dates after the Closing Date (whether paid in cash or by credit card) as a down payment for any Bookings, including without limitation, all amounts on account of the period following from and after the Closing Date from advance payments (e.g. Living Social, Groupon, and similar programs) (“Advance Deposits”) will be retained by Seller, and Purchaser shall receive a credit at the Closing on the Closing Statement in an amount equal to the Advance Deposits.
(B)    Purchaser agrees that Seller cannot make and has not made any representation or warranty that any party holding a room reservation or agreement for any hotel facilities or services will utilize such reservation or honor such agreement. Purchaser, by the execution hereof, assumes the risk of non-utilization of reservations and non-performance of such agreements for the period following the Closing Date.
(C)    Purchaser agrees to indemnify, defend, and hold Seller harmless for, from and against any claim that may be asserted against Seller alleging that Purchaser has failed to honor any Bookings entered into in accordance with the terms of this Agreement for any period following the Closing Date, provided that at or prior to Closing Seller provides to Purchaser the terms and conditions of all such Bookings.
4.2.5    Post-Closing Indemnification. Purchaser shall indemnify and hold Seller harmless for, from and against any and all Claims incurred by Seller by reason of or arising out of or related to liabilities for damages to third parties that are based upon matters relating to the use, operation, ownership, maintenance or construction of the Property from and after the Closing Date (excluding (A) matters which Purchaser is expressly not required to indemnify Seller under this Agreement or under the Management Agreement, (B) matters arising due to a breach or default by Manager under the Management Agreement and (C) the Existing Litigation).
5.    REPRESENTATIONS AND WARRANTIES OF PURCHASER.
Representations and Warranties. Purchaser represents and warrants to Seller as follows as of the date hereof:
5.1    Authority. Purchaser is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and will be authorized as of Closing to do business in the State of Arizona, and Purchaser has all requisite limited liability company power and authority to enter into this Agreement and all documents now or hereafter to be executed and delivered by Purchaser pursuant to this Agreement and to perform its obligations under this Agreement and under such documents. Purchaser has obtained any consents necessary for it to enter into this Agreement.
5.2    No Violation. The execution, delivery and performance by Purchaser of this Agreement will not result in a violation by Purchaser of (a) any judgment or order entered by any court or governmental body, (b) any governmental statute, ordinance, code, rule or regulation, or (c) any contract or agreement or indenture.
5.3    Bankruptcy. Purchaser has not (a) commenced a voluntary case with respect to it or its assets, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (b) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator, or similar official in any federal, state, or foreign judicial or non-judicial proceeding, to hold, administer and/or liquidate all or substantially all of its assets, or (c) made a general assignment for the benefit of creditors.
5.4    OFAC. To Purchaser’s actual knowledge, Purchaser (a) is not in violation of any Anti-Terrorism Law, (b) is not a Prohibited Person, or (c) is not and will not knowingly (i) conduct any business or engage in any transaction or dealing with any Prohibited Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose or intent of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law. After the Closing Date, Purchaser agrees to cooperate with Seller in providing such additional information and documentation on Purchaser’s legal or beneficial ownership, policies, procedures and sources of funds as Seller reasonably deems necessary or prudent to enable it to comply with anti-money laundering laws as now in existence or hereafter amended.
5.5    Litigation. There are no pending or, to Purchaser’s knowledge, overtly threatened actions, suits or proceedings against or effecting Purchaser, or arising out of this Agreement or the transactions contemplated by this Agreement that could materially interfere with the consummation by Purchaser of the transaction contemplated by this Agreement.
6.    AS IS PURCHASE.
EXCEPT FOR SUCH SELLER REPRESENTATIONS AND WARRANTIES AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT OR ANY OTHER DOCUMENTS DELIVERED AT THE CLOSING HEREUNDER, PURCHASER IS ACQUIRING THE PROPERTY IN ITS “AS IS” CONDITION, WITH ALL FAULTS, AND WITHOUT ANY WARRANTY, EXPRESS, IMPLIED OR STATUTORY, ALL OF WHICH ARE HEREBY WAIVED AND DISCLAIMED BY PURCHASER. OTHER THAN AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY OTHER DOCUMENTS DELIVERED AT THE CLOSING HEREUNDER, NO SELLER RELATED PARTIES HAS MADE ANY REPRESENTATIONS OR WARRANTIES, DIRECT OR INDIRECT, ORAL OR WRITTEN,

EXPRESS OR IMPLIED, TO PURCHASER OR ANY AGENTS, REPRESENTATIVES, CONTRACTORS OR EMPLOYEES OF PURCHASER WITH RESPECT TO THE CONDITION OR CONSTRUCTION OF THE PROPERTY, ITS FITNESS FOR ANY PARTICULAR PURPOSE, ITS MERCHANTABILITY, ITS COMPLIANCE WITH ANY LAWS, ZONING REGULATIONS, OR OTHERWISE AND PURCHASER IS NOT AWARE OF AND DOES NOT RELY UPON ANY SUCH REPRESENTATION. PURCHASER ACKNOWLEDGES THAT THE INSPECTION PERIOD WILL HAVE AFFORDED PURCHASER THE OPPORTUNITY TO MAKE SUCH INSPECTIONS (OR HAVE SUCH INSPECTIONS MADE BY CONSULTANTS) AS IT DESIRES OF THE PROPERTY AND ALL FACTS RELEVANT TO ITS USE, INCLUDING, WITHOUT LIMITATION, THE INTERIOR, EXTERIOR, STRUCTURE, AND CONSTRUCTION OF ALL IMPROVEMENTS, IF ANY, AND THE CONDITION OF SOILS AND SUBSURFACES. EXCEPT FOR SUCH SELLER REPRESENTATIONS AND WARRANTIES AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT OR ANY OTHER DOCUMENTS DELIVERED AT THE CLOSING HEREUNDER, SELLER AND EACH PERSON ACTING OR PURPORTING TO ACT ON BEHALF OF SELLER HAS NOT, DOES NOT AND WILL NOT MAKE ANY REPRESENTATIONS OR WARRANTIES WITH REGARD TO (A) COMPLIANCE WITH ANY ENVIRONMENTAL LAWS OR LAND USE LAWS, RULES, REGULATIONS, ORDERS, OR REQUIREMENTS INCLUDING, BUT NOT LIMITED TO, THOSE PERTAINING TO THE HANDLING, GENERATING, TREATING, STORING OR DISPOSING OF ANY HAZARDOUS SUBSTANCES OR (B) ABSENCE OF ANY CLAIMS, WHETHER ASSERTED OR UNASSERTED, WITH RESPECT TO COMPLIANCE WITH ENVIRONMENTAL LAWS OR ENVIRONMENTAL CONDITIONS AT THE PROPERTY. EXCEPT WITH RESPECT TO A BREACH BY SELLER OF ANY REPRESENTATION OR WARRANTY EXPRESSLY CONTAINED IN THIS AGREEMENT AND MATTERS FOR WHICH SELLER INDEMNIFIES PURCHASER IN THIS AGREEMENT (AND SUBJECT TO THE TERMS OF THIS AGREEMENT), PURCHASER HEREBY WAIVES, RELEASES AND FOREVER DISCHARGES THE SELLER RELATED PARTIES OF AND FROM ANY AND ALL CLAIMS, ACTIONS, CAUSES OF ACTION, DEMANDS, RIGHTS, DAMAGES, LIABILITIES AND COSTS WHATSOEVER, DIRECT OR INDIRECT, KNOWN OR UNKNOWN, WHICH PURCHASER NOW HAS OR WHICH MAY ARISE IN THE FUTURE AGAINST ANY OF THE SELLER RELATED PARTIES OR ANY SUCH OTHER PARTIES RELATED IN ANY WAY TO THE PROPERTY, INCLUDING, WITHOUT LIMITATION, ITS CONSTRUCTION, VALUE, COMPLIANCE WITH LAWS, ZONING REGULATIONS, COMPLIANCE WITH ENVIRONMENTAL LAWS OR THE PRESENCE OF HAZARDOUS SUBSTANCES OR IN ANY WAY RELATING TO THE PHYSICAL CONDITION OF THE PROPERTY. IN FURTHERANCE OF THE FOREGOING SENTENCE AND NOT IN LIMITATION THEREOF, EXCEPT AS OTHERWISE PERMITTED BY THE TERMS OF THIS AGREEMENT, PURCHASER HEREBY AGREES NOT TO ASSERT ANY CLAIM FOR CONTRIBUTION, COST, RECOVERY OR OTHERWISE AGAINST THE SELLER RELATED PARTIES (WHETHER ARISING UNDER STATUTORY LAW, COMMON LAW, FEDERAL LAW, STATE LAW OR OTHERWISE) RELATING DIRECTLY OR INDIRECTLY TO THE PHYSICAL CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE EXISTENCE OF OIL, LEAD PAINT, ASBESTOS, OR HAZARDOUS MATERIALS OR SUBSTANCES ON, OR THE ENVIRONMENTAL CONDITION OF, THE

PROPERTY, WHETHER KNOWN OR UNKNOWN. NOTWITHSTANDING THE FOREGOING, PURCHASER’S RELEASE OF SELLER AND THE SELLER RELATED PARTIES IN THIS SECTION 6 DOES NOT APPLY TO ANY CONTRIBUTION CLAIMS WHICH MAY ARISE FROM A THIRD PARTY CLAIM ASSERTED AGAINST PURCHASER AFTER CLOSING DUE TO AN ACT OF SELLER OCCURRING PRIOR TO CLOSING. THE PROVISIONS OF THIS SECTION 6 SHALL SURVIVE THE CLOSING OR TERMINATION OF THIS AGREEMENT.
7.    PURCHASER’S INDUCEMENTS TO SELLER.
7.1    Purchaser’s Acknowledgements. Purchaser acknowledges and agrees that, except as expressly provided in this Agreement, having been given the opportunity to inspect the Property, Purchaser is relying solely on its own investigation of the Property and not, except as otherwise expressly provided in this Agreement, on any information provided or to be provided by Seller. Purchaser acknowledges, represents and warrants that Purchaser is an experienced and sophisticated hotel and resort owner and investor and is not in a disparate bargaining position with respect to Seller in connection with the transaction contemplated by this Agreement, that Purchaser freely and fairly agreed to this acknowledgment as part of the negotiations for the transaction contemplated by this Agreement, that Purchaser is represented by legal counsel in connection with this transaction and that Purchaser has conferred with such legal counsel concerning this waiver. The provisions of this Section 7.1 shall survive Closing or termination of this Agreement.
7.2    Confidentiality.
7.2.1    Purchaser’s Confidentiality. Purchaser expressly acknowledges and agrees to hold in confidence the transactions contemplated by this Agreement, the terms, conditions and negotiations concerning the same, and any and all information regarding the Seller, the Property or the operation thereof provided by Seller or obtained by Purchaser that are not otherwise known by or readily available to the public and not to disclose such non-public information except to its legal counsel, surveyor, broker, accountants, consultants, officers, directors, shareholders, partners, members, prospective partners and members and their counsel, lenders and prospective lenders and their respective counsel, and the Title Company (collectively, the “Purchaser Authorized Representatives”), and except and only to the extent that such disclosure may be necessary in Purchaser’s sole discretion for Purchaser’s performance under this Agreement, or otherwise as may be required by law or court order, and further except in connection with any litigation between Purchaser and Seller. Purchaser shall inform its Purchaser Authorized Representatives of the confidentiality provisions of this Agreement and instruct same to comply herewith. Purchaser further acknowledges and agrees that, unless and until the Closing occurs, Purchaser shall not disclose any information and materials obtained by Purchaser in connection with the Property that are not otherwise known by or readily available to the public to any third persons (other than to its Purchaser Authorized Representatives) without the prior written consent of Seller, which consent shall not be unreasonably withheld, delayed or conditioned. If the transaction contemplated by this Agreement does not occur for any reason whatsoever, Purchaser shall, promptly upon receipt of written request from Seller, return to Seller, and shall instruct its Purchaser Authorized Representatives to return to Seller, all copies and originals of all documents and information provided to Purchaser by Seller. Without limiting the foregoing, Purchaser expressly acknowledges the confidential nature of the proposed transaction described in this Agreement and the potential adverse consequences to Seller and the operational performance of the resort and the motel operated by Seller on the Real Property if this Agreement is not held in the strictest confidence, and Purchaser shall not expressly and intentionally disclose the Agreement to any employee at the Real Property except in connection with offers of employment from and after Closing. Prior to the Closing, Purchaser shall not, without Seller’s prior, written consent, which consent may be granted or withheld in Seller’s sole and absolute discretion, solicit, contact, recruit, hire, discuss potential employment with or otherwise communicate with any past or present employees or consultants at the resort or the motel operated by Seller at the Real Property; provided, however, that during the Inspection Period Purchaser may communicate with the General Manager (Managing Director), Director of Sales, Revenue Manager, Director of Engineering, and Food and Beverage Director for the purpose of conducting Purchaser’s due diligence inspections. With respect to the employees set forth in the preceding sentence for which Purchaser shall have the right to contact from and after the Effective Date without Seller’s prior written consent, Purchaser shall notify Seller of any intended communications with the foregoing employees and Seller (or its representative) shall be provided an opportunity to participate in any such meetings or communications. In the event this Agreement is terminated for any reason, Purchaser agrees not to knowingly and directly solicit or recruit any current employee of the resort or the motel operated by Seller at the Real Property for a period of one (1) year following the termination of this Agreement. Except as to information regarding the Property, the provisions of this Section 7.2.1 shall survive Closing or termination of this Agreement.
7.2.2    Seller’s Confidentiality. Seller expressly acknowledges and agrees to hold in confidence the transactions contemplated by this Agreement, the terms, conditions and negotiations concerning the same, and any and all information regarding the Purchaser that is not otherwise known by or readily available to the public and not to disclose such non-public information except to its legal counsel, surveyor, broker, accountants, consultants, officers, directors, shareholders, lenders, investors, partners, members, prospective partners and members and their counsel, lenders and prospective lenders and their respective counsel, and the Title Company (collectively, the “Seller Authorized Representatives”), and except and only to the extent that such disclosure may be necessary in Seller’s sole discretion for Seller’s performance under this Agreement, or otherwise as may be required by law or court order, and further except in connection with any litigation between Purchaser and Seller. Seller shall inform its Seller Authorized Representatives of the confidentiality provisions of this Agreement and instruct same to comply herewith. Seller further acknowledges and agrees that, unless and until the Closing occurs, Seller shall not disclose any information and materials obtained by Seller in connection with the Property that are not otherwise known by or readily available to the public to any third persons (other than to its Seller Authorized Representatives) without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, delayed or conditioned.
7.2.3    Disclosure. Nothing contained in this Section 7.2 shall preclude or limit either party from disclosing or accessing any information otherwise deemed confidential under this Section 7.2 in connection with such party’s enforcement of its rights following a disagreement or dispute under this Agreement or in response to lawful process or subpoena or other valid or enforceable order of a court of competent jurisdiction or with respect to any filings with governmental authorities, including without limitation, any and all filings required by applicable State or Federal securities laws required by reason of the transactions provided for in this Agreement. The provisions of this Section 7.2 shall survive any termination of this Agreement.
8.    CONDITIONS TO CLOSING.
8.1    Purchaser’s Conditions. Purchaser’s obligation to consummate Closing pursuant to this Agreement is conditioned upon the satisfaction (or waiver by Purchaser) of the following conditions on and as of the Closing Date:
8.1.1    Seller shall have performed and satisfied its obligations under this Agreement in all material respects, including Seller’s obligations under Section 9.1 hereof.
8.1.2    The representations and warranties of Seller set forth in Section 3.1 shall be true and correct in all material respects as of the Closing as if made on the Closing Date, except as otherwise set forth in the second paragraph of Section 3.4.
8.1.3    The Escrow Agent shall be committed, subject only to the payment by Purchaser of the costs and fees related thereto and satisfaction of Purchaser’s other obligations, to issue an owner’s and, in the case of the Leasehold Property, a leasehold title insurance policy consistent with the provisions of Section 2.9.
8.1.4    Receipt of the Estoppels and, if required under the applicable Property Lease, the consent of the landlord and/or sublandlord under each of the Property Leases constituting the Leasehold Property and the prime lease related thereto shall have been obtained.
8.1.5    The Orchards Sublease Lender and the sublandlord under each of the Property Leases constituting the Orchards Leasehold Property, shall have executed, acknowledged and delivered the Orchards Sublease SNDA.
8.2    Seller’s Conditions. Seller’s obligation to consummate Closing pursuant to this Agreement is conditioned upon the satisfaction (or waiver by Seller) of the following conditions on and as of the Closing Date:
8.2.1    Purchaser shall have performed and satisfied its obligations under this Agreement in all material respects, including Purchaser’s obligations under Section 9.2 hereof.
8.2.2    The representations and warranties of Purchaser shall be true and correct in all material respects as of the Closing.
8.2.3    The consent of the landlord under each of the Property Leases constituting the Leasehold Property shall have been obtained, if such consent is required under the applicable Property Lease.

8.2.4    The Orchards Sublease Lender and the sublandlord under each of the Property Leases constituting the Orchards Leasehold Property, shall have executed, acknowledged and delivered the Orchards Sublease SNDA.
8.3    Failure of Condition. In the event that any condition set forth in Sections 8.1 or 8.2 is not satisfied, or waived by Purchaser (in the case of the conditions set forth in Section 8.1) or by Seller (in the case of the conditions set forth in Section 8.2), on or as of the Closing Date, and the other party is not otherwise in default hereunder, the sole right of Purchaser (in the case of the conditions set forth in Section 8.1) and Seller (in the case of the conditions set forth in Section 8.2) shall be (a) to terminate this Agreement by delivering written notice of such termination to the other party on or prior to the Closing Date, in which event the Deposit shall be returned to Purchaser and the parties shall have no further obligations or liabilities to the other hereunder, except as expressly provided for in this Agreement or (b) waive the satisfaction of such condition or conditions and proceed to Closing in accordance with and subject to the terms of this Agreement; provided, however, that the foregoing shall not relieve either party of any liability to the other for the breach of any representation or warranty set forth in this Agreement if such party has no knowledge of such breach and elects to proceed to Closing.
9.    CLOSING DELIVERIES.
9.1    Seller’s Closing Deliveries. At Closing, Seller shall deliver, or cause to be delivered, to Purchaser the following with respect to the Property:
9.1.1    A Special Warranty Deed in substantially the form attached hereto as Exhibit D, conveying the L’Auberge Newco Property to Purchaser (the “L’Auberge Newco Deed”), executed and acknowledged by L’Auberge Newco;
9.1.2    A Special Warranty Deed in substantially the form attached hereto as Exhibit D, conveying the Orchards Newco Property to Purchaser (the “Orchards Newco Deed” and, together with the L’Auberge Newco Deed, the “Deeds”), executed and acknowledged by Orchards Newco;
9.1.3    An original Assignment and Assumption of Lease for each Property Lease constituting the Leasehold Property (collectively, the “Assignments of Lease”), each in substantially the form attached hereto as Exhibit E, each executed and acknowledged by Seller and assigning to Purchaser all of Seller’s right, title and interest in the Leasehold Property;
9.1.4    A Blanket Conveyance, Bill of Sale and General Assignment from each Seller for the Space Leases, FF&E, Supplies, F&B, Retail Merchandise, Books and Records, Plans and Specifications, Contracts (except as to any such agreements that are terminated or should be terminated pursuant to the terms of this Agreement or that expire prior to the Closing Date), Intangibles, and other Personalty, substantially in the form attached hereto as Exhibit F (the “Bills of Sale”).
9.1.5    Certifications and affidavits as required by the Foreign Investors Real Property Tax Act, substantially in the form attached hereto as Exhibit G.

9.1.6    The Management Agreement, executed by Manager.
9.1.7    To the extent available for delivery by Seller, a set of all guest registration cards, guest transcripts, guest histories, sales files, and all other available guest information.
9.1.8    To the extent available for delivery by Seller, a list of all Bookings.
9.1.9    All books, records, operating reports, files and other materials (including but not limited to keys, security cards, access codes, security deposit boxes, etc.) in the possession or control of Seller which are necessary in Seller’s reasonable discretion to maintain continuity of operation of the Property, provided Purchaser shall fully cooperate with Seller’s requests to obtain copies of same following the Closing at no cost to Seller, if required for purposes of any proceeding, action or federal, state or local tax investigation or audit.
9.1.10    Written notice executed by Seller notifying all interested parties as reasonably agreed upon by Purchaser and Seller, in a form to be reasonably approved by Purchaser and Seller, that the Property has been conveyed to Purchaser and directing that all payments (for periods occurring subsequent to the Closing Date), inquiries and the like be forwarded to Purchaser at the address to be provided by Purchaser.
9.1.11    A closing and proration statement agreed to by the parties which reflects all adjustments to the Purchase Price contemplated by this Agreement (the “Closing Statement”).
9.1.12    Any transfer documents or certificates required by any applicable governing body or law to complete this transaction, including, without limitation, an IRS 1099S form and Arizona Department of Revenue Affidavit of Property Value.
9.1.13    The Seller’s Affidavits, together with any additional affidavits and/or escrow of funds required by the Title Company to issue the owner’s and, in the case of the Leasehold Property, leasehold title insurance policies free and clear of the Mandatory Cure Items.
9.1.14    All other documents reasonably required to effectuate this Agreement and the transaction contemplated by this Agreement, including but not limited to any documents required to transfer to Purchaser and recognize Purchaser’s right, title and interest in and to (i) any water right claims (including related Statements of Claimant) held by or on behalf of Seller with respect to the Real Property and (ii) the Intangibles.
9.1.15    A certificate executed by Seller, dated as of the Closing Date, stating that the representations and warranties of Seller contained in this Agreement are true and correct in all material respects as of the Closing Date (with appropriate modifications as are permitted under Section 3.4) or noting any exceptions thereto.

9.1.16    A certificate or registration of title for any owned vehicle, duly executed by Seller, conveying such vehicle to Purchaser.
9.1.17    The License Agreement, executed by Seller and any affiliate of Seller having an interest in the logo and marks attached as Schedule 1.3(i).
9.1.18    The Parent Agreement, executed by Parent.
9.1.19    The Orchards Sublease SNDA, executed and acknowledged by the Orchards Sublease Lender and the applicable sublandlord under the Property Leases comprising the Orchards Leasehold Property; and
9.1.20    If obtained by Seller prior to the Closing, the L’Auberge Parking Lease SNDA, executed and acknowledged by the L’Auberge Parking Lease Lender and the applicable landlord under the Property Lease comprising the L’Auberge Leasehold Property; provided, however, that Seller’s delivery of the L’Auberge Parking Lease SNDA shall not serve to condition Purchaser’s obligation to consummate Closing pursuant to this Agreement.
9.2    Purchaser’s Closing Deliveries. At Closing, Purchaser shall deliver, or cause to be delivered, to Seller the following:
9.2.1    The Purchase Price, adjusted in accordance with the provisions of Sections 2 and 10 hereof.
9.2.2    Counterpart originals of the Assignments of Lease.
9.2.3    A counterpart original of the Bills of Sale.
9.2.4    The Closing Statement.
9.2.5    Any transfer documents or certificates required by any applicable governing body or law to complete this transaction, including, without limitation, an IRS 1099S form and Arizona Department of Revenue Affidavit of Property Value.
9.2.6    A counterpart of the Management Agreement.
9.2.7    All other documents reasonably required to effectuate this Agreement and the transaction contemplated by this Agreement.
9.2.8    A certificate executed by Purchaser, dated as of the Closing Date, stating that the representations and warranties of Purchaser contained in this Agreement are true and correct in all material respects as of the Closing Date or noting any exceptions thereto.
9.2.9    A counterpart original of the License Agreement.
9.2.10    A counterpart of the Parent Agreement, executed by Purchaser and DRHLP.

10.    APPORTIONMENTS; EXPENSES.
10.1    Apportionments. Except as otherwise expressly provided in this Agreement, all income and expenses of the facilities operating on the Real Property with respect to the period prior to the Closing Date shall be for the account of Seller, and all income and expenses of the facilities operating on the Real Property with respect to the period from and after the Closing Date shall be for the account of Purchaser. The following specific apportionments shall be made between the parties at the Closing as of 11:59 p.m. Arizona time on the day immediately prior to the Closing Date (the “Apportionment Time”):
10.1.1    real estate taxes, personal property taxes, special assessments and vault charges, if any, on the basis of the fiscal period for which assessed; provided that if a tax bill for the current period has not yet been issued, the apportionment shall be based on Seller’s estimate of such taxes based on the assessed value of the Property for the fiscal year which is being assessed, or the prior year’s tax bill, in either case with a re-proration subsequent to Closing promptly after a current tax bill has been issued. Any tax refunds or abatements in respect of periods prior to the Closing Date will belong to Seller, and any tax refunds or abatements in respect of periods subsequent to the Closing Date will belong to Purchaser. Purchaser shall have the right to commence, continue and settle any proceeding to contest real estate taxes and other assessments which include any period of time from and after the Closing Date; provided, however, that (a) to the extent that any proceeding includes any period of time before the Closing Date and the commencement, continuation or settlement of such proceeding could reasonably be expected to result in an increase in real estate taxes (including interest and penalties) and other assessments for which Seller would be liable, Purchaser shall not commence, continue or settle such proceeding without the prior express, written consent of Seller, which consent may be withheld in Seller’s sole and absolute discretion; and (b) Seller shall be entitled to that portion of any refund or tax benefit relating to the period occurring before the Closing after payment to Purchaser of all costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, actually incurred by Purchaser in obtaining such refund or in obtaining any tax benefits including benefits based on decreases in assessed valuation;
10.1.2    water and sewer service charges and charges for gas, electricity, telephone and all other public utilities. If there are meters measuring the consumption of water, gas or electric current, Seller, not more than one day prior to the Apportionment Time, if possible, shall endeavor to cause such meters to be read, and shall pay all utility bills for which Seller is liable upon receipt of statements therefor. Purchaser shall be responsible for causing such utilities and services to be changed to its name effective as of the Closing Date and shall be liable for and shall pay all utility bills for services rendered from and after the Closing Date and Seller shall receive a credit at Closing for all utility deposits held by any utilities on the Closing Date that are transferred to Purchaser and provided such deposit remains on deposit for the benefit of Purchaser;
10.1.3    amounts which have been paid or are payable under the Contracts assigned to and assumed by Purchaser at Closing, except as otherwise set forth in Section 10.1.7 below, amounts which have been paid or are payable under the Property Leases, and amounts which have been received under the Space Leases;
10.1.4    prepaid operating and advertising expenses (excluding expenses for advertising that is aired, mailed or published on or after the Closing Date, which shall be Purchaser’s sole expense) to the extent the item for which such expense was incurred is transferred to Purchaser;
10.1.5    commissions of credit and referral organizations related to Bookings;
10.1.6    all other charges and fees customarily prorated and adjusted in similar transactions. Purchaser shall receive a credit at Closing for the face amount of any gift certificates or vouchers for free or reduced rate rooms (or if no face amount is given an amount equal to $150 per room per night), and 50% of the face amount of any gift certificates or vouchers for free or reduced food and beverage or other services which have been issued but not redeemed prior to Closing; and
10.1.7    from and after the Apportionment Time Purchaser shall pay for all work performed under any Construction Contracts assigned to and assumed by Purchaser at Closing, and at Closing, Seller provide to Purchaser a credit equal to the amount of any retainage then held by or on behalf of Seller with respect to the work to be performed under any such Construction Contract.
10.2    Deposits. All Advance Deposits and any other deposits (including any interest thereon due the party making such deposit) from guests or others made as security or in connection with services to be rendered from or after Closing shall be retained by Seller and Purchaser shall receive a credit therefor at the Closing.
10.3    Room Revenue. All revenues received or to be received from transient guests on account of room rents for the period ending on the Apportionment Time shall belong to Seller, and for the period beginning on the day immediately following the Apportionment Time such revenues shall belong to Purchaser; provided, however, that revenues received or “posted” in the normal course after the time Seller normally closes its front desk activity for the “night” audit for the Apportionment Time (the “Front Desk Closing Hour”) shall belong to Purchaser. The accounts receivable of registered guests at the Property who have not checked out and were occupying rooms as of 11:59 p.m. on the Apportionment Time are collectively called the “Current Ledger”. The portion of the Current Ledger that relates to the night preceding the Closing Date (the “Pre-Closing Ledger”) shall be split 50/50 between Seller and Purchaser net of sales and occupancy taxes (which shall be paid to Seller, who shall pay to the appropriate taxing authority the sales and occupancy taxes assessed on the entire Pre-Closing Ledger), and net of all credit card company charges, travel company charges and other similar charges and commissions (which shall be paid by Seller to the appropriate party). Following Closing (if and to the extent such amounts are actually received by Purchaser), Purchaser shall pay over to Seller the Seller’s share of the proceeds of the Current Ledger attributable to each guest’s account for the period ending on the Apportionment Time.

10.4    Accounts Receivable; Accounts Payable.
10.4.1    All accounts receivable (other than the Current Ledger) as of the Apportionment Time shall belong to Seller. Seller shall have the right to receive, collect, discharge and compromise all such accounts receivable. Following the Closing, Purchaser shall promptly forward to Seller any amounts received by Purchaser on account of such accounts receivable, subject to the terms of this paragraph. Other than the foregoing, Purchaser shall have no obligation with respect to any such account, and Purchaser shall not be required to take any legal proceeding or action to effect collection on behalf of Seller. With regard to any payment made within the 24 month period following Closing from any person or entity who is indebted to the facilities operating on the Real Property both with respect to accounts receivable accruing on or before the Apportionment Time and with respect to accounts receivable accruing subsequent to the Apportionment Time, if the periods to which such payments relate are not specifically identified by the payor, such payment shall be applied first to the payment in full of any amounts due to Purchaser on accounts accruing subsequent to the Apportionment Time and then to amounts due to Seller on accounts accruing on or before the Apportionment Time.
10.4.2    Any indebtedness, accounts payable, liabilities or obligations of any kind or nature related to Seller or the Property for the periods prior to and including the Apportionment Time shall be retained and paid by Seller, and Purchaser shall not be or become liable therefor, except to the extent Purchaser receives a credit therefor at Closing or otherwise assumes such liabilities pursuant to this Agreement.
10.5    Other Revenue; Vending Machine Revenue. Any and all revenues earned or derived by Seller from the operation of the facilities operating on the Real Property or the sale of goods or services to guests, patrons, or occupants thereof on or before the Apportionment Time, other than revenues described in Section 10.3, but including, without limitation, revenues received by Seller from the sale of food and beverages, if any, rental of meeting and banquet rooms, telephone sales, pay television sales, valet and parking services, automated teller machines, and other similar revenues, together with any sales tax or other taxes thereon, shall belong to Seller. Vending and automated teller machine proceeds shall be counted as close to the Front Desk Closing Hour as is possible and the net amount thereof shall be credited to Seller at Closing.
10.6    Guests’ Property. All baggage or other property of patrons of the Property checked or left in care of Seller shall be listed in an inventory to be prepared in duplicate and signed by Seller’s and Purchaser’s representatives on the Closing Date. Purchaser shall be responsible from and after the Closing Date and will indemnify and hold Seller harmless for, from and against all claims for all baggage and property listed in such inventory. Seller shall indemnify and hold harmless Purchaser for, from and against claims for baggage and property not listed in such inventory but shown to have been left in custody at the Property prior to the Closing Date. All baggage or other property of guests retained by Seller as security for unpaid accounts receivable may be left on the Property without any responsibility or liability therefor on the part of Purchaser, for a period not to exceed one month from Closing Date, within which time such baggage or other property shall be removed or otherwise disposed of by Seller.

10.7    Accounting. Except as otherwise expressly provided herein, all apportionments and adjustments shall be made on an accrual basis in accordance with generally accepted accounting principles. A final accounting of the apportionments and adjustments shall be prepared by Seller’s and Purchaser’s representatives no later than one (1) business day prior to the Apportionment Time and the Closing Date (in either case, subject to adjustment as provided below). The results of the accounting shall be incorporated into the Closing Statement and, upon the request of either Purchaser or Seller, shall be reviewed by a reputable accounting firm that is reasonably acceptable to the parties (the “Accountants”), provided that such review does not hinder or delay the Closing. The determinations made by the Accountants shall be binding on both Seller and Purchaser subject to Section 10.12 hereof. The fees and expenses of the Accountants shall be borne exclusively by the party requesting the use of such Accountants.
10.8    Employee Compensation. Seller shall provide Purchaser with a credit at Closing for all accrued and earned (but unpaid or unused) employees’ wages, vacation pay, paid time off, vacation time, sick pay, sick time, bonuses (based on the budgeted amount of such bonuses, and subject to adjustment after Closing based on the actual bonuses paid to such employees), pension benefits, and other benefits earned by and due to or accrued to employees at the Property through the Apportionment Time, together with F.I.C.A., unemployment and other taxes and benefits due from any employer of such employees (collectively, “Wages and Benefits”) accrued through the Apportionment Time. From and after Closing, Purchaser shall be solely liable for all such Wages and Benefits for which Purchaser receives a credit at Closing and those first arising from and after the Apportionment Time, and Seller shall remain liable for all other Wages and Benefits that accrued prior to the Apportionment Time.
10.9    Inventory. Except as otherwise described in Section 1.2(d), Seller shall not receive a credit for any F&B, Liquor Inventory, Supplies or Retail Merchandise.
10.10    House Funds. At Closing, Seller shall receive a credit for all the cash on hand at the facilities operating on the Real Property as of the Apportionment Time, and such cash on hand shall become the property of Purchaser as of the Closing.
10.11    Other Items.
10.11.1    At Closing, Seller shall receive a credit for any and all items described in Section 1.3(b) or 1.3(c) that are specifically assigned and received by Purchaser at Closing.
10.11.2    At Closing, in addition to the Purchase Price, Purchaser shall reimburse Seller for amounts paid by Seller in respect of the capex projects described on Schedule 10.11.2, provided that such reimbursement shall not exceed the sum of $200,000.00 in the aggregate. Seller shall provide reasonable documentation substantiating such payment.
10.11.3    At Closing, in addition to the Purchase Price, Purchaser shall pay to Seller the sum of $300,000.00 for amounts paid by Seller in connection with obtaining the Estoppels and the SNDA.

10.11.4    Attached as Schedule 10.11.4 is a list of repair work currently in process by Seller. To the extent that such work has not been completed or paid for by Seller at Closing, Purchaser shall receive a credit in the amount of the cost (as reasonably estimated by Seller and Purchaser, subject to true-up pursuant to Section 10.12) of completing and paying for such work.
10.12    Post-Closing Adjustments.
10.12.1    For purposes of this Section 10, all items described in this Section 10 and reflected on the Closing Statement are deemed the estimates of the prorations, credits and other adjustments subject to adjustment hereunder. No later than one hundred twenty (120) days after Closing (except for the reproration of any taxes set forth in Section 10.1.1 for which final tax bills are not yet available), Purchaser shall prepare and deliver to Seller a final Closing statement (the “Final Statement”), which shall correct the estimates and (if necessary) other amounts used in the Closing Statement, as adjusted in accordance with both parties’ post-Closing examination of the books and records of the Property and on facts discovered by either party after Closing and the actual amounts collected from the guests for whom Seller was given a credit under the prorations of the Current Ledger. For purposes of the Current Ledger, such adjustment shall be based upon the actual amounts collected from the guests, which amounts are attributable to the credit previously given to Seller under the prorations. If the Final Statement indicates that the credit given to Seller at Closing exceeds the actual amounts collected from the guests, Seller shall be deemed to have purchased all such uncollected Current Ledger amounts previously credited to Seller (together with the rights and claims arising therefrom) from Purchaser by a corresponding credit to Purchaser on such Final Statement.
10.12.2    Within ten (10) business days after the Final Statement has been agreed upon by Seller and Purchaser, Purchaser or Seller (as the case may be) shall pay to the other the net amount owing on the final settlement of the Closing prorations, credits and other adjustments as shown by the agreed Final Statement.
10.12.3    If Seller and Purchaser, each acting reasonably and in good faith, cannot resolve any issue with respect to the adjustments describe in this Section 10.12, they shall submit such issue for binding resolution by the Accountants. The parties shall bear equally all fees and expenses of the Accountants in connection with the resolution of such issue, and each party shall bear its own legal, accounting and other fees and expenses incurred in connection with the resolution of the issue by the Accountants. Such resolution shall be final and binding on the parties and judgment may be entered upon such resolution in any court having jurisdiction thereof.
10.13    Expenses.
10.13.1    Seller’s Expenses. Seller shall pay (a) the base cost of an ALTA standard coverage title policy (or policies) covering the Real Property in the insured amount of the Purchase Price, (b) one-half of any escrow or settlement fee charged by the Title Company, (c) the portion of any title premium for any endorsements for which Seller causes to be issued to cure title matters which Seller has expressly committed to cure hereunder, (d) all costs and expenses associated with removing Mandatory Cure Items from the title policy, including any recording charges, reconveyance charges and prepayment fees and penalties, and (e) expenses incurred by Seller in connection with the transaction contemplated by this Agreement.
10.13.2    Purchaser’s Expenses. Purchaser shall pay: (a) the incremental cost of an ALTA extended coverage title policy (or policies) covering the Real Property and any endorsements requested by Purchaser, (b) all recording fees payable in connection with the recording of the Deed, (c) all state and local transfer taxes, if any, (d) the cost of any ALTA surveys or survey updates obtained by Purchaser, (e) any costs and expenses associated with the Liquor License Application (including any fees imposed by the Arizona Department of Liquor Licenses and Control in connection therewith), (f) one-half of any escrow or settlement fee charged by the Title Company, and (g) Purchaser’s expenses incurred in connection with the transaction contemplated by this Agreement.
10.13.3    Other Expenses. Except as specifically provided for in this Agreement, Seller and Purchaser shall allocate all closing costs between them in accordance with customary practice in the County of Coconino, State of Arizona.
10.14    Survival. The provisions of this Section 10 shall survive the Closing.
11.    EMINENT DOMAIN; CASUALTY.
11.1    Eminent Domain. If prior to the Closing Date condemnation proceedings are commenced against all or any part of the Real Property, then Seller shall promptly notify Purchaser of the same (the “Taking Notice”) and the following provisions shall apply:
11.1.1    Total Taking. If in the event such condemnation is commenced against all or substantially all of the Real Property, this Agreement shall terminate in which event (a) the Deposit shall be returned to Purchaser and (b) except as expressly provided for in this Agreement, neither Seller nor Purchaser shall have any further liability or obligation under this Agreement.
11.1.2    Material Taking. In the event such condemnation is Material (as defined below) but not a total taking as set forth in Section 11.1.1 above, Purchaser shall have the right to terminate this Agreement by notice to Seller given on or before the date that is the earlier to occur of (a) ten (10) days after the date of the Taking Notice and (b) the Closing. In the event that Purchaser does not terminate this Agreement, Purchaser shall accept such title to the Real Property as Seller can deliver, in which case Seller shall pay over or assign to Purchaser all rights and proceeds arising by reason of such taking (less any collection costs incurred by Seller in connection therewith and any costs and expenses incurred by Seller to restore the Property, provided that Purchaser has approved the same, such approval not to be unreasonably withheld, conditioned or delayed) and Purchaser shall pay the Purchase Price without reduction. If the Agreement is terminated pursuant to this Section 11.1.2, (i) the Deposit shall be returned to Purchaser, and (ii) except as expressly provided for in this Agreement, neither Seller nor Purchaser shall have any further liability or obligation under this Agreement.

11.1.3    Immaterial Taking. In the event such condemnation is not Material, then Purchaser shall accept such title to the Real Property as Seller can deliver, in which case Seller shall pay over or assign to Purchaser all rights and proceeds arising by reason of such taking (less any collection costs incurred by Seller in connection therewith and any costs and expenses incurred by Seller to restore the Property, provided that Purchaser has approved the same, such approval not to be unreasonably withheld, conditioned or delayed) and Purchaser shall pay the Purchase Price at the Closing without reduction.
11.1.4    “Material”. For purposes of this Section 11.1, the term “Material” shall mean a condemnation involving (i) any portion of the land or improvements included in the Real Property that materially impairs the present use and operation of the Real Property, (ii) 10% or more of the Real Property or (iii) all or a material portion of access to the Real Property.
11.2    Casualty. If any time prior to the Closing any portion of the improvements included in the Real Property is destroyed or damaged as a result of fire or any casualty, Seller shall promptly notify Purchaser of the same. The rights and obligations of the parties by reason of such destruction or damage shall be as follows:
11.2.1    If the Cost of Repair and Restoration (as hereinafter defined) of such destruction or damage shall be One Million and No/100 Dollars $1,000,000.00 (the “Repair Threshold”) or less and the destruction or damage does not materially impair the use and operation of the public space (including restaurants) within the Real Property, the obligations of the parties under this Agreement shall not be affected by such destruction or damage, and Purchaser shall accept title to the Property in its destroyed or damaged condition. Purchaser shall pay the Purchase Price without reduction, and Seller shall pay over or assign to Purchaser without recourse all rights to any proceeds of insurance payable with respect to such destruction or damage (less any collection costs incurred by Seller in connection therewith and any costs and expenses incurred by Seller to restore the Property, provided that Purchaser has approved of any such settlement of the casualty claim and/or restoration, such approval not to be unreasonably withheld, conditioned or delayed) including the proceeds of any rent loss insurance applicable to the period after Closing, and Purchaser shall receive a credit against the Purchase Price in the amount of any deductible.
11.2.2    If the Cost of Repair and Restoration of such destruction or damage shall exceed the Repair Threshold or the destruction or damage materially impairs the use and operation of the public space (including restaurants) within the Real Property, then Purchaser shall have the right to terminate this Agreement by notice to Seller given on or before the date that is the earlier to occur of (a) ten (10) days after the date of the Cost Notice (as hereinafter defined) or (b) the Closing. In the event that Purchaser does not elect to terminate this Agreement as permitted by this Section 11.2.2, Purchaser shall accept title to the Property in its destroyed or damaged condition in accordance with and subject to the provisions of Section 11.2.1. In the event that the Agreement is terminated pursuant to this Section 11.2.2, (i) the Deposit shall be returned to Purchaser, and (ii) except as expressly provided for in this Agreement, neither Seller nor Purchaser shall have any further liability or obligation to the other under this Agreement.

11.2.3    The term “Cost of Repair and Restoration” shall mean the amount of Seller’s good faith estimate of the actual cost of repair and restoration. Seller shall send Purchaser notice of the Cost of Repair and Restoration (the “Cost Notice”) promptly after making the aforesaid estimate.
12.    DEFAULT AND REMEDIES.
12.1    Seller’s Remedies. At Closing under this Agreement, if Purchaser defaults in its obligation to deliver (i) the Purchase Price or (ii) any of its other closing deliveries and such default under this clause (ii) continues for three (3) business days following the Closing Date, Seller shall be entitled to receive the sum of: (a) the entire Deposit; and (b) Seller’s per diem interest expense incurred under the existing first position loan encumbering the Property for each day following the Closing Date during which such default under clause (ii) continues (not to exceed three (3) business days) (“Seller’s Carry Costs”), as agreed liquidated damages (and not as a penalty) and as Seller’s sole remedy, in lieu of, and as full compensation for, all other rights or claims of Seller against Purchaser by reason of such default. Upon such payment to Seller of the Deposit and, if applicable, Seller’s Carry Costs, this Agreement shall terminate and, except as expressly provided for in this Agreement, neither Seller nor Purchaser shall have any further liability or obligation under this Agreement. Purchaser and Seller acknowledge that the damages to Seller resulting from Purchaser’s breach would be difficult, if not impossible, to ascertain with any accuracy, and that the liquidated damage amount set forth in this Section 12.1 represents both parties’ reasonable efforts to approximate such potential damages. Additionally, in the event the Closing occurs within three (3) business days following the Closing Date as a result of a default under clause (ii) above, then Purchaser, in addition to the Purchase Price, shall pay Seller’s Carry Costs to Seller at the Closing.
12.2    Purchaser’s Remedies. If Seller fails to satisfy any condition to Closing set forth in Sections 8.1.1 or 8.1.2 (provided that with respect to any failure to satisfy the condition to Closing set forth in Section 8.1.2, such failure is the result of an act or omission reasonably within Seller’s control or a breach of this Agreement by Seller), and such failure is not waived by Purchaser, or Seller otherwise defaults in its obligation to close under this Agreement, and any such failure or default continues for five (5) business days following Seller’s receipt of written notice of such default from Purchaser, Purchaser’s sole remedy therefor shall be to either (a) bring an action for specific performance of Seller’s obligation under this Agreement to deliver the documents required under Section 9.1 above, provided that any action for specific performance must be initiated no later than sixty (60) days after the date that Closing is otherwise required to occur under this Agreement; or (b) terminate this Agreement by written notice to Seller (which notice shall indicate that a Seller default is alleged by Purchaser) and receive the entire Deposit and reimbursement from Seller of Purchaser’s Costs, in which event neither Seller nor Purchaser shall have any further liability or obligation under this Agreement except as expressly provided for in this Agreement. Notwithstanding anything to the contrary in this Agreement, to the full extent permitted by law, Purchaser waives, and Seller shall not be liable to Purchaser for, any claim against Seller for loss of business opportunity, loss of profits, loss of income, economic loss or other special or consequential losses or damages or punitive damages. In the event that Purchaser elects to seek specific performance under this Section 12.2,

Seller shall not be obligated to expend any money to change the condition of the Property or the state of title of the Property except as otherwise required by this Agreement. Notwithstanding the foregoing provisions of this Section 12.2, Seller shall not be entitled to any notice from Purchaser nor any cure period with respect to the closing condition set forth in Section 8.1.5 or the required Seller closing delivery set forth in Section 9.1.19, and this Agreement shall automatically terminate upon the failure of such condition and/or closing delivery, Escrow Agent shall promptly refund the Deposit to Purchaser, and neither Seller nor Purchaser shall have any further liability or obligation under this Agreement except as expressly provided for in this Agreement.
12.3    Seller’s Liability. Except as otherwise expressly set forth in this Agreement, if Closing shall occur under this Agreement (a) Seller’s maximum liability under this Agreement and any of the documents delivered by Seller under this Agreement (including, without limitation, all of the documents delivered at Closing and any documents of further assurance required thereafter) for liabilities that survive Closing shall not exceed One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) in the aggregate (the “Seller’s Cap”), and (b) Purchaser hereby waives any claim it may otherwise have against Seller under this Agreement or any such documents for the first Fifty Thousand Dollars ($50,000.00) for all claims in the aggregate under this Agreement or such documents; provided further that the foregoing limitations on Seller’s liability shall not apply to Seller’s obligations under Sections 10, 15 and 16.17 hereof and the penultimate sentence of Section 3.3 hereof. Purchaser agrees to use commercially reasonable efforts to first seek recovery of insured losses under any insurance policies and other losses under the applicable Contracts prior to seeking recovery from Seller and Seller shall not be liable to Purchaser to the extent Purchaser’s claim is satisfied from such insurance policies or Contracts.
12.4    Remedies Exclusive. By the express agreement of Purchaser and Seller, the remedies set forth in this Section 12 constitute the sole remedies at law or in equity available to Purchaser and Seller, as the case may be, on account of the other party’s breach of its obligations to close under this Agreement, provided, however, to the extent any terms or provisions of this Agreement are specifically intended to survive the Closing and delivery of the Deed or the termination of this Agreement, Purchaser shall have all remedies with respect thereto as may be available at law or in equity, subject to and pursuant to Section 12.3, and Seller shall have all remedies with respect thereto as may be available at law or in equity. In no event, however, shall either party to this Agreement be liable for any consequential, special, indirect or punitive damages (except to the extent payable to a third party).
12.5    Parent Guaranty. Subject to all of the limitations of Seller’s liability set forth in this Agreement, including, but not limited to, those limitations set forth in Sections 3.2, 3.4, 6, 7, 12.2, 12.3 and 12.4 of this Agreement, IMH Financial Corporation, a Delaware corporation (“Parent”), the sole member of each Seller, hereby agrees to indemnify and hold harmless Buyer for, from and against any breach of any representation or warranty made by Seller under Section 3 of this Agreement and/or breach of any indemnification obligation or other post-Closing obligation of Seller under this Agreement. Notwithstanding anything to the contrary in this Agreement or in any document, instrument or agreement to be delivered hereunder, in no event shall the liability of Parent with respect to any breach of any representation or warranty made by Seller under Section 3 of this Agreement exceed the lesser of (1) the actual liability of Seller under this Agreement or (2) the Seller’s Cap. This Section 12.5 shall survive the Closing but with respect to the representations and warranties made by Seller under Section 3 of this Agreement shall expire upon the expiration of the applicable Survival Period (other than with respect to indemnity claims related to such representations and warranties that Purchaser has given Seller notice of prior to the expiration of the Survival Period in accordance with Section 3.2, and other than with respect to Seller’s obligations under Section 16.17).
13.    FURTHER ASSURANCES.
After the Closing, Seller and Purchaser agree to perform such other acts, and to execute, acknowledge and deliver, such other instruments, documents and other materials as the other may reasonably request (at no cost or liability to the performing party) and as shall be necessary in order to effect the consummation of the transactions contemplated by this Agreement or to provide further assurances of any transfer, conveyance or assignment made pursuant to this Agreement. The provision of this Section 13 shall survive the Closing.
14.    NOTICES.
Except as may be otherwise provided in this Agreement, all notices, demands, requests or other communications required or permitted to be given under this Agreement must be delivered to the following addresses (a) personally, by hand delivery, whereby delivery is deemed to have occurred at the time of delivery; (b) by Federal Express or a similar internationally recognized overnight courier service, whereby delivery is deemed to have occurred the business day following deposit with the courier during courier’s business hours; or (c) by email, provided that the transmission is completed no later than 5:00 p.m. Arizona time on a business day and a confirmation copy is delivered within one (1) business day thereafter by the method set forth in clause (a) or (b) of this Section 14, whereby delivery is deemed to have occurred on the business day on which electronic transmission is completed.
If to Seller or Parent:    c/o IMH Financial Corporation
7001 North Scottsdale Road, Suite 2050
Scottsdale, Arizona 85253
Attn: Lawrence D. Bain
Email: ldb@imhfc.com

with a copy to:        IMH Financial Corporation
7001 North Scottsdale Road, Suite 2050
Scottsdale, Arizona 85253
Attn: Legal Department
Email: legal@imhfc.com

If to Purchaser:    c/o DiamondRock Hospitality Company
3 Bethesda Metro Center, Suite 1500

Bethesda, MD 20814
Attn: Chief Investment Officer
Email: troy.furbay@drhc.com

with a copy to:        c/o DiamondRock Hospitality Company
3 Bethesda Metro Center, Suite 1500
Bethesda, MD 20814
Attn: General Counsel
Email: bill.tennis@drhc.com
and with a copy to:    Arnold & Porter Kaye Scholer LLP
601 Massachusetts Avenue, NW
Washington, DC 20001
Attn: Michael D. Goodwin, Esq.
Email: michael.goodwin@apks.com

Notice given by counsel to a party to this Agreement shall be considered notice given by such party. Any party to this Agreement or its counsel may designate a different address for itself by notice given in the manner set forth above.
15.    BROKERS.
Purchaser represents to Seller that it has not engaged any broker or agent in connection with this transaction other than Snyder Nationwide Real Estate (“Broker”). Purchaser has agreed to pay Broker pursuant to a separate agreement between Purchaser and Broker. Except as expressly set forth in this Section 15, Purchaser agrees to pay Broker any and all commissions and/or fees associated with this Agreement pursuant to separate agreements if, as and when the Closing shall occur and as provided in such separate agreements. Seller represents to Purchaser that it has not engaged any broker or agent or advisor in connection with this transaction. Each of Purchaser and Seller hereby indemnifies and holds harmless the other from all loss, cost and expenses (including reasonable attorneys’ fees and expenses) arising out of a breach of its representation or undertaking set forth in this Section 15. The provisions of this Section 15 shall survive Closing or the termination of this Agreement.
16.    MISCELLANEOUS.
16.1    Assignability. Purchaser may not assign or transfer all or any portion of its rights or obligations under this Agreement to any other individual, entity or person without the prior written consent thereto by Seller, except that Seller’s prior written consent shall not be required for any assignment by Purchaser to an entity (or entities) which is wholly owned or controlled, directly or indirectly, by Purchaser, or an entity (or entities) which controls or is under common control with Purchaser (each, a “Purchaser Affiliate”). For clarity, Purchaser may assign its right to take title to the Property related to the L’Auberge de Sedona and the Property related to the Orchards Inn to separate Purchaser Affiliates. No assignment or transfer by Purchaser will release Purchaser of its obligations under this Agreement.

16.2    Governing Law; Parties in Interest. This Agreement shall be governed by the law of the State of Arizona without giving effect to its conflicts of law principles and shall bind and inure to the benefit of the parties to this Agreement and their respective heirs, executors, administrators, successors, and permitted assigns.
16.3    Recording. No notice or memorandum of this Agreement shall be recorded in any public record. A violation of this prohibition shall constitute a material breach of this Agreement.
16.4    Time of the Essence. Subject to the provisions of Section 16.13, time is of the essence of each and every provision of this Agreement.
16.5    Headings. The headings preceding the text of the sections and subsections hereof are inserted solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.
16.6    Counterparts; Signatures. This Agreement, and any amendments hereto, may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures and signatures delivered electronically (e.g. via pdf file) shall be deemed to be the equivalent of original signatures for purposes of this Agreement and any amendments hereto.
16.7    Exhibits. All Exhibits and Schedules which are referred to in this Agreement and which are attached to this Agreement are expressly made and constitute a part of this Agreement.
16.8    Merger. Except as otherwise specifically provided in this Agreement with respect to obligations that survive the Closing, the acceptance of the Deed by the recordation thereof shall be deemed to be a full and complete performance and discharge of every agreement and obligation of Seller and Purchaser contained in this Agreement.
16.9    Entire Agreement; Amendments. This Agreement and the Exhibits and Schedules to this Agreement set forth all of the covenants, representations, warranties, agreements, conditions and undertakings between the parties to this Agreement with respect to the subject matter of this Agreement, and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written. This Agreement may not be changed orally but only by an agreement in writing, duly executed by or on behalf of the party or parties against whom enforcement of any waiver, change, modification, consent or discharge is sought.
16.10    JURY TRIAL WAIVER. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER PARTY IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT AND THE RELATIONSHIP OF PURCHASER AND SELLER UNDER THIS AGREEMENT. EACH PARTY HEREBY CONSENTS TO ANY SERVICE OF PROCESS IN ANY SUCH ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM AT THE ADDRESS SET FORTH FOR SUCH PARTY IN THIS

AGREEMENT; PROVIDED, HOWEVER, THAT NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS REQUIRING SUCH SERVICE AT SUCH ADDRESS. THIS JURY TRIAL WAIVER PROVISION SHALL SURVIVE THE CLOSING OR THE TERMINATION OF THIS AGREEMENT.
16.11    Exclusive Jurisdiction. Any claim, counterclaim or other action arising under this Agreement shall be brought only in the state or cognizant federal courts in the State of Arizona. This provision shall survive the Closing or the termination of this Agreement.
16.12    No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties to this Agreement (and their respective successors and permitted assigns), and no other person or entity shall be deemed to be a third-party beneficiary of this Agreement.
16.13    Business Day. For purposes of this Agreement, “business day” means a day other than Saturday, Sunday or other day when commercial banks in Arizona are authorized or required by applicable laws and regulations to close. If a date or the expiration date of any period that is set out in any paragraph of this Agreement falls upon a day that is not a business day, then, in such event, the date or expiration date of such period shall be extended to the next business day.
16.14    Severability. If any one or more of the provisions hereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.
16.15    Access to Records After Closing. Seller may retain and remove from the Real Property prior to Closing tax records (including accounts payable records, posting journals, closing income journals, miscellaneous income and adjustment vouchers, tax exempt documentation and tax filing records), personnel records of employees and such other records as it deems reasonably necessary to retain and which will not interfere with the normal operations of the business; provided that Seller shall give Purchaser an opportunity to make copies of any or all of such records (other than the Excluded Personnel Files and other records constituting Excluded Property) prior to the records being removed. For a period of three (3) years from the Closing, Purchaser shall provide Seller and its counsel and other advisors, reasonable access to the books and records remaining after Closing, upon reasonable notice and during normal business hours as requested in advance by Seller.
16.16    Seller; Joint & Several. The obligations of each of L’Auberge Newco and Orchards Newco hereunder shall be joint and several.
16.17    Post-Closing Work. After Closing, Seller, at its cost, shall cause to be performed the Work described on Schedule 16.17 (the “Work”). Seller shall cause the Work to be performed in a good and workmanlike manner, and in performing the Work shall not utilize any personnel whose compensation is paid or reimbursed by Purchaser under the Management Agreement. Seller shall complete the Work on or before the one (1) year anniversary of Closing, and Seller and Purchaser shall mutually agree upon a schedule for the Work to minimize disruption to the operation of the Property. Seller’s obligations under this Section 16.17 shall survive Closing.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the Effective Date.

SELLER:	L’AUBERGE NEWCO, LLC, a Delaware limited liability company:

By:	IMH Financial Corporation, a Delaware corporation, its sole member
By: /s/ Lawrence D. Bain
Name: Lawrence D. Bain
Title: Chairman and CEO
By:    /s/ Len Padula
    Name:    Len Padula
    Its:    Independent Manager

ORCHARDS NEWCO, LLC,
a Delaware limited liability company:
By: IMH Financial Corporation, a Delaware
corporation, its sole member
By: /s/ Lawrence D. Bain
Name: Lawrence D. Bain
Title: Chairman and CEO
By:    /s/ Len Padula
    Name:    Len Padula
    Its:    Independent Manager

[Signatures continue on the following page]

[Signature Page to Purchase and Sale Agreement]

PURCHASER:	DIAMONDROCK ACQUISITION, LLC, a Delaware limited liability company

By: __/s/ Troy Furbay_____________
Name: __Troy Furbay_____________
Title: Director

[Signature page to Purchase and Sale Agreement]

[Signature Page to Purchase and Sale Agreement]

PARENT:
Accepted and agreed to solely with respect to the provisions of Section 12.5 of this Agreement, but subject to the limitations of liability set forth in this Agreement, including, without limitation, those limitations set forth in Sections Sections 3.2, 3.4, 6, 7, 12.2, 12.3 and 12.4 of this Agreement. In no event shall Parent be obligated to indemnify or hold harmless Buyer or any affiliate of Buyer for any amount in excess of Seller’s liability under this Agreement as limited by this Agreement.
IMH Financial Corporation,
                        a Delaware corporation
By:    /s/ Lawrence D. Bain

                        Name:    Lawrence D. Bain

                        Its:    Chairman and CEO

[Signature Page to Purchase and Sale Agreement]

EXHIBIT A-1
L’AUBERGE NEWCO PROPERTY
THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF COCONINO, STATE OF ARIZONA, AND IS DESCRIBED AS FOLLOWS:
PARCEL NO. 1:
A parcel of land situated in the West half of Section 8, Township 17 North, Range 6 East, of the Gila and Salt River Base and Meridian, Coconino County, Arizona, being more particularly described as follows:
COMMENCING at the West quarter corner of said Section 8, as marked by a B.L.M brass capped pipe under drain cover in sidewalk and from which the Southwest corner of said Section 8, as marked by a B.L.M brass capped pipe in cairn, lies South 01 degrees 42 minutes 03 seconds East (basis of bearings for this description), a distance of 2621.04 feet;
THENCE from said West quarter corner, North 12 degrees 54 minutes 17 seconds East (North 12 degrees 27 minutes 33 seconds East, record), a distance of 76.90 feet (76.90 feet record), to a point on the Southeasterly right of way line of Arizona State Highway 89-A;
THENCE Northeasterly along said Southeasterly right of way line being a non-tangent curve, concave to the Southeast, having a radius of 2150.00 feet (2,150.00 feet, record), a chord bearing of North 23 degrees 04 minutes 02 seconds East and a central angle of 05 degrees 24 minutes 36 seconds (05 degrees 24 minutes 18 seconds, record), an arc distance of 203.00 feet (203.00 feet, record), to a concrete nail with brass tag stamped “LS14184” set at the position of a previously set cotton picker spindle with tag stamped “LS14184”;
THENCE continuing Northeasterly along said Southeasterly right of way line, being a curve, concave to the Southeast, having a radius of 2150.00 feet (2,150.00 feet record), a chord bearing of North 26 degrees 36 minutes 58 seconds East, a central angle of 01 degrees 41 minutes 17 seconds (01 degrees 41 minutes 39 seconds, record), an arc distance of 63.35 feet (63.57 feet, record), to a concrete nail with brass tag stamped “LS14184” set at the position of a previously set chiseled “+” in concrete;
THENCE departing said Southeasterly right of way line of Arizona State Highway 89-A, South 89 degrees 51 minutes 31 seconds East (North 89 degrees 42 minutes 07 seconds East, record), a distance of 3.74 feet to a point on the Northeasterly line of that certain tract of land acquired by the City of Sedona in December 2005 and described in Document No. 2005-3361777 of the Coconino County Recorder’s office in Coconino county, Arizona;
THENCE along the North line of the Orchards/L’Auberge parcel, South 89 degrees 51 minutes 31 seconds East (North 89 degrees 42 minutes 07 seconds East, record), a distance of 212.10 feet to a ½” rebar with cap stamped “LS14184” (previously set);

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THENCE along the Northerly line of the Orchards/L’Auberge parcel, South 40 degrees 28 minutes 17 seconds East (South 41 degrees 45 minutes 00 seconds East, record), a distance of 62.25 feet to the POINT OF BEGINNING;
THENCE South 40 degrees 28 minutes 17 seconds East (South 41 degrees 45 minutes 00 seconds East, record), a distance of 47.00 feet to a ½” rebar with tag stamped “LS14184” (previously set);
THENCE North 38 degrees 57 minutes 49 seconds East, (North 38 degrees 15 minutes 00 seconds East record), a distance of 150.75 feet (152.00 feet record) to a ½” rebar with tag stamped “LS14184” (previously set).
THENCE South 50 degrees 57 minutes 03 seconds East, (South 51 degrees 45 minutes 00 seconds East record), a distance of 82.00 feet (82.00 feet record) to a ½” rebar with tag stamped “LS14184” (previously set);
THENCE North 57 degrees 27 minutes 57 seconds East (North 56 degrees 40 minutes 00 seconds East record), a distance of 26.55 feet (26.5 feet record) to a ½” rebar with tag stamped “LS14184” (previously set);
THENCE South 32 degrees 32 minutes 03 seconds East (South 33 degrees 20 minutes 00 seconds East record), a distance of 523.60 feet (542.50 feet record) to a point in Oak Creek that lies on the Northwesterly boundary of the “Brewer Tract”, described in Docket 510, page 496, of the Coconino County Recorder’s Office and from which a ½” rebar with tag stamped “LS14184” previously set as a witness corner lies, North 32 degrees 32 minutes 03 seconds West, a distance of 100.00 feet;
THENCE South 51 degrees 44 minutes 33 seconds West (no record) a distance of 6.59 feet (no record) to the Westerly corner of said “Brewer Tract” being a portion in Oak Creek;
THENCE South 54 degrees 01 minutes 27 seconds East (no record), a distance of 19.52 feet (no record) along the Southwesterly boundary of said “Brewer Tract” to a point in Oak Creek;
THENCE South 52 degrees 31 minutes 27 seconds West (South 51 degrees 43 minutes 30 seconds West, record), a distance of 11.99 feet (11.40 feet record) to a point in Oak Creek;
THENCE South 69 degrees 02 minutes 57 seconds West (South 68 degrees 15 minutes 00 seconds West record), a distance of 166.54 feet (166.54 feet) to a point in Oak Creek;
THENCE South 48 degrees 22 minutes 03 seconds East (South 49 degrees 10 minutes 00 seconds East, record), a distance of 60.39 feet (60.40 feet record), to a ½” rebar with tag stamped “PE2924” (previously set);
THENCE South 63 degrees 20 minutes 02 seconds West, (South 62 degrees 02 minutes 45 seconds West, record), a distance of 835.28 feet (832.38 feet record) to a point in Oak Creek that is on the West line of said Section 8 and lies South 01 degrees 42 minutes 03 seconds East, a distance of 624.60 feet from said West quarter corner of Section 8;

A-1-2

THENCE North 01 degrees 42 minutes 03 seconds West (North 02 degrees 30 minutes 00 seconds West, record), a distance of 447.60 feet (447.60 feet record) along said West line of Section 8 to a ½” rebar with tag stamped “LS14184” (previously set);
THENCE North 38 degrees 37 minutes 57 seconds East (North 37 degrees 50 minutes 00 seconds East, record), a distance of 207.55 feet to a ½” rebar with tag stamped “LS14184” (previously set);
THENCE North 38 degrees 09 minutes 30 seconds East (North 37 degrees 50 minutes 00 seconds East, record), a distance of 109.23 feet to a ½” rebar with no identification (previously found):
THENCE North 49 degrees 44 minutes 02 seconds East, a distance of 94.50 feet;
THENCE North 37 degrees 42 minutes 35 seconds East, a distance of 174.72 feet to the POINT OF BEGINNING.
EXCEPTING THEREFROM the following described property:
A parcel of land being a portion of “Parcel 1B” as said “Parcel 1B” is shown and described on that certain ALTA/ACSM Land Title Survey map recorded as instrument number 3490268 in the Official Records of Coconino County, said parcel being situated in the West half of Section 8, Township 17 North, Range 6 East of the Gila and Salt River Base and Meridian in Coconino County, Arizona, and being more particularly described as follows:
COMMENCING at the West quarter corner of said Section 8, as marked by a G.L.O. brass capped pipe under drain cover in sidewalk and from which the Southwest corner of said Section 8, as marked by a B.L.M brass capped pipe in cairn, lies South 01º42’03” East (basis of bearings for this description), a distance of 2621.04 feet;
Thence from said West quarter corner, along the West line of the Southwest quarter of said Section 8, South 01º42’03” East, a distance of 624.60 feet to the Southwest corner of said “Parcel 1B”;
Thence along the Southerly boundary of said “Parcel 1B”, North 63º20’02” East a distance of 579.51 feet to the POINT OF BEGINNING;
Thence continuing along said Southerly boundary of “Parcel 1B”, North 63º20’02” East a distance of 255.77 feet;
Thence continuing along said Southerly boundary of “Parcel 1B”, North 48º22’03” West a distance of 60.39 feet;
Thence continuing along said Southerly boundary of “Parcel 1B”, North 69º02’57” East a distance of 32.29 feet to the most Northerly corner of the Weckerly parcel as described in Docket 1525, pages 007-009 of the Coconino County Recorder’s Office;
Thence along a prolongation of the Northeasterly boundary of said Weckerly parcel, North 54º01’29” West a distance of 23.88 feet, more or less, to the centerline of Oak Creek as it may exist from time to time in the future;

A-1-3

Thence along said centerline of Oak Creek, as it may exist from time to time in the future, an approximate bearing of South 65º34’01” West a distance of 111.83 feet, more or less;
Thence continuing along said centerline of Oak Creek, as it may exist from time to time in the future, an approximate bearing of South 69º31’14” West a distance of 163.52 feet, more or less, to the intersection of said centerline of Oak Creek with the Northwesterly prolongation of the Southwesterly boundary of the Miller parcel as described in Docket 1478, pages 378 & 378A of the Coconino County Recorder’s Office;
Thence in a reversed direction of said Northwesterly prolongation of the Southwesterly boundary of the Miller parcel, South 38°15’58” East a distance of 98.08 feet, more or less, to the POINT OF BEGINNING.
PARCEL NO. 2:
An easement for ingress, egress and public utilities created by instrument recorded December 22, 1982, in Docket 911, page 206, records of Coconino County, Arizona, more particularly described as follows:
A strip of land 33.00 feet wide situated in the Southeast quarter of Section 7, Township 17 North, Range 6 East, of the Gila and Salt River Base and Meridian, Coconino County, Arizona, being more particularly defined as lying 16.50 feet on each side of the following described centerline:
COMMENCING at the East quarter corner of said Section 7, as marked by a GLO brass capped pipe under drain cover in sidewalk and from which the Southeast corner of said Section 7, as marked by a B.L.M. brass capped pipe, lies South 01 degrees 42 minutes 03 seconds East (basis of bearings for this description), a distance of 2621.04 feet;
THENCE South 01 degrees 42 minutes 03 seconds East (South 02 degrees 30 minutes 00 seconds East, recorded), a distance of 261.40 feet (261.4 feet record) along the East line of said Southeast quarter of Section 7 to the POINT OF BEGINNING of this center line (side lines of strip of land begin on said East line);
THENCE South 28 degrees 37 minutes 57 seconds West (South 27 degrees 50 minutes 00 seconds West record), a distance of 500.20 feet (500.2 feet record);
THENCE South 37 degrees 53 minutes 57 seconds West (South 37 degrees 06 minutes 00 seconds West, record), a distance of 330.00 feet (330.00 feet record) to the terminus of center line:
EXCEPT therefrom all that portion thereof lying within the right of way of Arizona Highway 89-A;
PARCEL NO. 3:
A perpetual, non-exclusive easement for ingress and egress as set forth in that certain easement agreement recorded April 25, 2002 in instrument number 2002-3138455 and re-recorded July 18, 2005 in instrument number 2005-3332653 of Official Records, Coconino County, Arizona.

A-1-4

PARCEL NO. 4:
A parcel of land being a portion of the “Pacini Tract” described in Parcel II in Docket 1711, page 863 and 864 of the Coconino County Recorder’s Office and situated in the West half of Section 8, Township 17 North, Range 6 East, of the Gila and Salt River Base and Meridian, Coconino County, Arizona, said parcel being more particularly described as follows:
COMMENCING at the West quarter corner of said Section 8, as marked by a B.L.M brass capped pipe under drain cover in sidewalk and from which the Southwest corner of said Section 8, as marked by a B.L.M brass capped pipe in cairn, lies South 01 degrees 42 minutes 03 seconds East (basis of bearings for this description), a distance of 2621.04 feet;
THENCE from said West quarter corner, North 21 degrees 27 minutes 04 seconds East, a distance of 342.00 feet (North 20 degrees 32 minutes East, a distance of 342 feet, record) to a ½” rebar with tag stamped “LS14184” set at the position of a previously set chiseled “+” in concrete (previously set) on the Southeasterly right of way line of Arizona Highway 89-A;
THENCE departing said Southeasterly right of way line of Arizona Highway 89-A South 89 degrees 51 minutes 31 seconds East, a distance of 215.83 feet (North 89 degrees 10 minutes East, a distance of 217.50 feet record), to a ½” rebar with plastic cap stamped “LS14184” (found);
THENCE South 40 degrees 28 minutes 17 seconds East, a distance of 109.25 feet (South 41 degrees 45 minutes East, a distance of 110.77 feet record) to a ½” rebar with plastic cap stamped “LS14184” (previously set);
THENCE North 38 degrees 57 minutes 49 seconds East, a distance of 150.75 feet (North 38 degrees 15 minutes East, a distance of 152.0 feet record), to a ½” rebar with tag stamped “LS14184” (previously set) at a corner of said “Pacini Tract”;
THENCE along the boundary of said “Pacini Tract” South 50 degrees 57 minutes 03 seconds East, a distance of 82.00 feet (same as record) to a ½” rebar with tag stamped “LS14184” (found) at a corner thereof;
THENCE continuing along the boundary of said “Pacini Tract” North 57 degrees 27 minutes 57 seconds East, a distance of 26.55 feet (same as record) to a ½” rebar with tag stamped “LS14184” (found) at a corner thereof;
THENCE continuing along the boundary of said “Pacini Tract”, South 32 degrees 32 minutes 03 seconds East, a distance of 5.00 feet to the POINT OF BEGINNING;
THENCE North 57 degrees 27 minutes 57 seconds East, a distance of 58.00 feet to a ½” rebar with tag stamped “LS14184”;
THENCE North 89 degrees 27 minutes 57 seconds East, a distance of 35.39 feet to a ½” rebar with tag stamped “LS14184”;

A-1-5

THENCE South 00 degrees 32 minutes 03 seconds East, a distance of 163.25 feet to a ½” rebar with tag stamped “LS14184”;
THENCE South 32 degrees 32 minutes 03 seconds East, a distance of 215.13 feet to a ½” rebar with tag stamped “LS14184”;
THENCE South 31 degrees 56 minutes 49 seconds East, a distance of 146.28 feet to a point on the Northwesterly boundary of the “Brewer Tract” as described in Docket 510, page 496 of the Coconino County Recorder’s Office and the Southwest corner of the said “Pacini Tract” and from which a ½” rebar with brass tag stamped “LS14184” (previously set as a witness corner) bears North 32 degrees 32 minutes 03 seconds West, a distance of 100.00 feet;
THENCE along the Westerly boundary of the said “Pacini Tract”, North 32 degrees 32 minutes 03 seconds West, a distance of 518.60 feet to the POINT OF BEGINNING.

A-1-6

EXHIBIT A-2
ORCHARDS NEWCO PROPERTY
THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF COCONINO, STATE OF ARIZONA, AND IS DESCRIBED AS FOLLOWS:
PARCEL NO. 1:
A parcel of land situated in the West half of Section 8, Township 17 North, Range 6 East, of the Gila and Salt River Base and Meridian, Coconino County, Arizona, being more particularly described as follows:
COMMENCING at the West quarter corner of said Section 8, as marked by a B.L.M brass capped pipe under drain cover in sidewalk and from which the Southwest corner of said Section 8, as marked by a B.L.M brass capped pipe in cairn, lies South 01 degrees 42 minutes 03 seconds East (basis of bearings for this description), a distance of 2621.04 feet;
THENCE from said West quarter corner, North 12 degrees 54 minutes 17 seconds East (North 12 degrees 27 minutes 33 seconds East, record), a distance of 76.90 feet (76.90 feet, record) to a point on the Southeasterly right-of-way line of Arizona State Highway 89-A;
THENCE Northeasterly along said Southeasterly right of way line being a non-tangent curve, concave to the Southeast, having a radius of 2150.00 feet (2150.00 feet record)., a chord being of North 23 degrees 04 minutes 02 seconds East and a central angle of 05 degrees 24 minutes 36 seconds (05 degrees 24 minutes 18 seconds, record), an arc distance of 203.00 feet (203.00 feet record), to a concrete nail with brass tag stamped “LS14184” set at the position of a previously set cotton picker spindle with tag stamped “LS14184”;
THENCE departing said Southeasterly right of way line of Arizona State Highway 89A, South 65 degrees 25 minutes 03 seconds East, a distance of 11.73 feet to the POINT OF BEGINNING, which lies on the Southeasterly line of that certain tract of land acquired by the City of Sedona in December 2005 and described in Document NO. 2005-3361777 of the Coconino County Recorder’s Office, Coconino County, Arizona;
THENCE along said Southeasterly line, North 24 degrees 46 minutes 32 seconds East, a distance of 23.47 feet;
THENCE continuing along said Southeasterly line, North 21 degrees 21 minutes 48 seconds East, a distance of 3.63 feet;
THENCE continuing along said Southeasterly line, North 20 degrees 52 minutes 26 seconds West, a distance of 8.33 feet;
THENCE continuing along said Southeasterly line, North 69 degrees 07 minutes 34 seconds East, a distance of 1.00 feet;

A-2-1

THENCE continuing along said Southeasterly line, North 19 degrees 27 minutes 50 seconds West, a distance of 6.81 feet;
THENCE continuing along said Southeasterly line, North 26 degrees 18 minutes 08 seconds East, a distance of 19.54 feet;
THENCE continuing along said Southeasterly line, South 62 degrees 51 minutes 12 seconds East, a distance of 4.07 feet;
THENCE continuing along said Southeasterly line, North 23 degrees 53 minutes 25 seconds East, a distance of 6.93 feet;
THENCE continuing along said Southeasterly line of that tract of land acquired by the City of Sedona in December 2005, North 62 degrees 35 minutes 35 seconds West, a distance of 0.55 feet to the North line of the Orchards/L’Auberge parcel;
THENCE along said North line of the Orchards/L’Auberge parcel, South 89 degrees 51 minutes 31 seconds East (North 89 degrees 42 minutes 07 seconds East, record), a distance of 212.10 feet to a ½” rebar with cap stamped “LS14184” (previously set);
THENCE South 40 degrees 28 minutes 17 seconds East, (South 41 degrees 45 minutes 00 seconds East, record), a distance of 62.25 feet;
THENCE South 37 degrees 42 minutes 35 seconds West, a distance of 174.72 feet;
THENCE South 49 degrees 44 minutes 02 seconds West, a distance of 94.50 feet to a ½” rebar with no identification (previously found);
THENCE North 31 degrees 49 minutes 11 seconds West (North 32 degrees 21 minutes 20 seconds West, record), a distance of 114.47 feet (113.94 feet record) to a ½” rebar with cap stamped “LS 14184” (previously set);
THENCE North 22 degrees 35 minutes 10 seconds East (North 24 degrees 24 minutes 07 seconds East, record), a distance of 66.04 feet (65.00 feet, record) to a concrete nail with brass tag stamped “LS14184”, previously set at the position of a previously set chiseled “+” in concrete;
THENCE North 65 degrees 25 minutes 03 seconds West, (North 65 degrees 34 minutes 02 seconds West, record), a distance of 65.96 feet to the POINT OF BEGINNING.
PARCEL NO. 2:
An easement for overhead canopies and other purposes by or pursuant to that certain Special Warranty Deed (In Lieu of Condemnation) recorded December 27, 2005 in Document No. 3361777, Official Records of Coconino County, Arizona.

A-2-2

EXHIBIT A-3
LEASEHOLD PROPERTY AND OTHER SPACE LEASES

A.	ORCHARDS NEWCO LEASES*

1.
Lease dated as of March 13, 2009, by and between Canyon Portal II, L.L.C., an Arizona limited liability company (“Canyon Portal”), as landlord, and Orchards Annex, LLC, an Arizona limited liability company (“Original Orchards Annex Lessee”), as tenant, as amended by that certain Amendment to Lease dated as of July 1, 2011, by and between Canyon Portal and Original Orchards Annex Lessee, as further amended by that certain Second Amendment to Lease dated as of May 14, 2013 by and between Canyon Portal and Original Orchards Annex Lessee, as assigned to Orchards Newco pursuant to that certain Assignment and Assumption of Lease and Consent to Assignment and Assumption of Lease dated as of May 14, 2013 by and between Original Orchards Annex Lessee, as assignor, and Orchards Newco, as assignee, and consented to by Canyon Portal, as further amended by that certain Third Amendment to Lease dated as of _______________, 2017 by and between Canyon Portal and Orchards Newco, and as affected by that certain Settlement Agreement and Release by and between Canyon Portal and Orchards Newco dated as of ______________, 2017 (collectively, the “Orchards Annex Lease”), pursuant to which Canyon Portal leases to Orchards Newco 28 hotel rooms in the Orchards Inn annex.

2.
Lease for Parking Spaces dated as of January 1, 2012 by and between Canyon Portal and Orchards Inn & Restaurant, LLC, an Arizona limited liability company (“Original Orchards Parking Lessee”), as amended by that certain Amendment to Lease dated as of May 1, 2012, by and between Canyon Portal and Original Orchards Parking Lessee, as further amended by that certain Second Amendment to Lease dated as of May 14, 2013, by and between Canyon Portal and Original Orchards Parking Lessee, as assigned to Orchards Newco pursuant to that certain Assignment and Assumption of Lease and Consent to Assignment and Assumption of Lease dated as of May 14, 2013 by and between Original Orchards Annex Lessee and Orchards Newco and consented to by Canyon Portal, as further amended by that certain Third Amendment to Lease dated as of ________________, 2017, by and between Canyon Portal and Orchards Newco, and as affected by that certain Settlement Agreement and Release by and between Canyon Portal and Orchards Newco dated as of ______________, 2017 (collectively, the “Orchards Parking Lease”), pursuant to which Canyon Portal leases to Orchards Newco 10 parking spaces.

3.
Lease dated as of April 1, 2012, by and between Canyon Portal and L’Auberge Orchards LLC, an Arizona limited liability company (“Original L’Auberge Lessee”), as amended by that certain Amendment to Lease dated as of May 14, 2013 by and between Canyon Portal and Original L’Auberge Lessee, as assigned to Orchards Newco pursuant to that certain Assignment and Assumption of Lease and

A-3-1

Consent to Assignment and Assumption of Lease dated as of May 14, 2013, by and between Original L’Auberge Lessee and Orchards Newco and consented to by Canyon Portal, as further amended by that certain Second Amendment to Lease dated as of _________________, 2017, by and between Canyon Portal and Orchards Newco, and as affected by that certain Settlement Agreement and Release by and between Canyon Portal and Orchards Newco dated as of ______________, 2017 (collectively, the “Temporary Housing Lease”), pursuant to which Canyon Portal leases to Orchards Newco five temporary housing units.

4.
Lease dated as of April 1, 2010, by and between Canyon Portal and Original L’Auberge Lessee, as amended by that certain First Amendment to Lease dated as of February 1, 2011, by and between Canyon Portal and Original L’Auberge Lessee, as further amended by that certain Second Amendment to Lease dated as of May 14, 2013, by and between Canyon Portal and Original L’Auberge Lessee as assigned to Orchards Newco pursuant to that certain Assignment and Assumption of Lease and Consent to Assignment and Assumption of Lease dated as of May 14, 2013, by and between Original L’Auberge Lessee and Orchards Newco and consented to by Canyon Portal, as further amended by that certain Third Amendment to Lease dated as of ____________________, 2017, by and between Canyon Portal and Orchards Newco, and as affected by that certain Settlement Agreement and Release by and between Canyon Portal and Orchards Newco dated as of ______________, 2017 (collectively, the “Telephone Room Lease”), pursuant to which Canyon Portal leases to Orchards Newco approximately 174 square feet for a telephone room.

B.	L’AUBERGE NEWCO LEASE*

1.
Lease For Parking Spaces dated as of January 1, 2012, by and between Sinagua Plaza II, L.L.C., an Arizona limited liability company (“Sinagua”), as landlord, and L’Auberge Orchards LLC, an Arizona limited liability company (“Original L’Auberge Lessee”), as tenant, as amended by that certain Amendment to Lease dated as of May 1, 2012, by and between Sinagua and Original L’Auberge Lessee, as further amended by that certain Second Amendment to Lease dated as of May 14, 2013, by and between Sinagua and Original L’Auberge Lessee, as assigned to L’Auberge pursuant to that certain Assignment and Assumption of Lease and Consent to Assignment and Assumption of Lease dated as of May 14, 2013, by and between Original L’Auberge Lessee, as assignor, and L’Auberge Newco, as assignee, and consented to by Sinagua, as further amended by that certain Third Amendment to Lease dated as of ________________, 2017, by and between Sinagua and L’Auberge Newco, and as affected by that certain Settlement Agreement and Release by and between Sinagua and L’Auberge Newco dated as of ______________, 2017 (collectively, the “Sinagua Plaza Parking Lease”), pursuant to which Sinagua leases to L’Auberge Newco 17 parking spaces on the property located at 320 N. Highway 89A, Sedona, Arizona.

A-3-2

C. SPACE LEASES

1.
Site Lease Agreement dated as of February 16, 2016, by and between Orchards Newco and T-Mobile West LLC, a Delaware limited liability company (“T-Mobile”), pursuant to which Orchards Newco leases to T-Mobile space on the rooftop of the Orchards Inn to install communications equipment.

* SELLER ACKNOWLEDGES AND AGREES THAT ALL AMENDMENTS AND/OR OTHER MODIFICATIONS TO THE ORCHARDS NEWCO LEASES OR THE L’AUBERGE NEWCO LEASE FROM AND AFTER THE EFFECTIVE DATE SHALL BE IN THE FORM APPROVED BY PURCHASER PRIOR TO THE EFFECTIVE DATE.

A-3-3

EXHIBIT B
FORM OF ESCROW AGREEMENT
__________________________, a Delaware limited liability company (“Seller”), ___________________, a ___________________ (“Purchaser”), and ____________________________(“Escrow Agent”), hereby enter into this ESCROW AGREEMENT (this “Agreement”) as of ______________, 2017. Reference is made to that certain Purchase and Sale Agreement dated as of _________, 2017 (the “Purchase Agreement”) between Seller and Purchaser. The defined terms used in this Agreement but not defined in this Agreement shall have the meanings set forth in the Purchase Agreement.

(1)
Purchaser and Seller have agreed to select Escrow Agent to serve as escrow agent with respect to the Deposit to be made by Purchaser pursuant to the Purchase Agreement. The purpose of this Agreement is to prescribe instructions governing the services of Escrow Agent with respect to the Deposit and the Closing.

(2)
Seller and Purchaser hereby engage Escrow Agent to serve as escrow agent with respect to the Deposit made by Purchaser pursuant to the terms of the Purchase Agreement. A copy of the Purchase Agreement has been delivered to Escrow Agent. Escrow Agent hereby accepts such engagement.

(3)
Upon receipt of the Deposit, Escrow Agent agrees to place the Deposit into multiple interest-bearing accounts (such that each account is fully FDIC insured) and to notify Purchaser and Seller of the location and number of such accounts or otherwise invest the Deposit in a manner approved by the parties. Purchaser’s Federal Taxpayer Identification Number is __________.

(4)	Escrow Agent shall disburse the Deposit in accordance with the terms and conditions of the Purchase Agreement.

(5)
Except in the case of a disbursement of the Deposit pursuant to Section 4.1.7 of the Agreement (in which case no notice from Escrow Agent shall be required), prior to disbursing the Deposit, Escrow Agent shall provide to Purchaser and Seller not less than five (5) business days’ prior written notice of Escrow Agent’s intent to disburse the Deposit. If there is a dispute regarding the disbursement or disposition of the Deposit, or if Escrow Agent shall receive conflicting written demands or instructions with respect to the Deposit, then Escrow Agent shall withhold such disbursement or disposition until notified by Purchaser and Seller that such dispute is resolved or Escrow Agent may file a suit of interpleader, and the cost and expense of filing such interpleader action shall be divided equally between Seller and Purchaser.

(6)	Escrow Agent shall not be liable for any damage, liability or loss arising out of or in connection with the services rendered by Escrow Agent pursuant to this Agreement unless the same results from the negligence, gross negligence, or willful misconduct of Escrow Agent.

(7)
Copies of all notices given by any party under this Agreement shall be delivered in accordance with the provisions of Section 14 of the Purchase Agreement to all other parties to this Agreement, to the following addresses:

If to Seller:
with a copy to:
If to Purchaser:    _________________________
_________________________
_________________________
_________________________
Attn:
Phone:
Email:

with a copy to:        _________________________
_________________________
_________________________
_________________________
Attn:
Phone:
Email:

If to Escrow Agent:    _________________________
_________________________
_________________________
_________________________
Attn:
Phone:
Email:

Notice given by counsel to a party to this Agreement shall be considered notice given by such party. Any party to this Agreement, its counsel or the Escrow Agent may designate a different address for itself by notice given in the manner set forth above. Any notice or demand shall be deemed to have been given upon actual delivery (or refusal of delivery).

(8)	The instructions contained in this Agreement may not be modified, amended or altered in any way except by a writing (which may be in counterpart copies) signed by Seller, Purchaser and Escrow Agent.

(9)	Purchaser and Seller reserve the right, at any time and from time to time, to substitute a new escrow agent in place of Escrow Agent.

(10)
This Agreement is intended solely to supplement and implement the provisions of the Purchase Agreement and is not intended to modify, amend or vary any of the rights or obligations of Purchaser or Seller under the Purchase Agreement.

(11)
This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument; provided, however, in no event shall this Agreement be effective unless and until signed by all parties to this Agreement. Facsimile signatures shall be deemed to be the equivalent of original signatures for purposes of this Agreement.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first written above.
SELLER:

By:
Name:
Title:
[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

PURCHASER:
[INSERT SIGNATURE BLOCK]
[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

ESCROW AGENT:
[INSERT SIGNATURE BLOCK]

EXHIBIT C
[intentionally omitted]

C-1

EXHIBIT D
SPECIAL WARRANTY DEED

When recorded mail to:

SPECIAL WARRANTY DEED
For Ten Dollars and other valuable consideration, _______________________, an __________________ company, the Grantor, does hereby convey to ______________________, a _______________ company, the Grantee, Grantor’s interest in the real property and improvements situated in __________ County, Arizona, described on attached Exhibit A, together with all rights, benefits, privileges, easements, tenements, hereditaments, water rights, and appurtenances upon or in any way appertaining thereto (including but not limited to development rights, water rights, etc.);
SUBJECT TO: Existing taxes, and the covenants, conditions, restrictions, rights of way, easements, and other matters of record shown on the attached Exhibit B.
Grantor warrants title against the acts of Grantor only, subject to the matters above set forth.
DATE: ______________, 2017
GRANTOR:

________________________________, a _______________

By:
Name:
Title:

STATE OF ARIZONA    )
) ss.
County of Maricopa    )

Acknowledged before me this ____ day of _________________, 2017, by __________, the ______________ of ____________________, a _______________, for and on behalf thereof.

Notary Public
My commission expires:

Exhibit A
[attach legal description]

Exhibit B
[attach permitted exceptions]

EXHIBIT E
FORM OF ASSIGNMENT AND ASSUMPTION OF LEASE
When recorded mail to:

ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (“Assignment”) is made and
entered into as of this          day of             , 20     (the “Effective Date”), by and between [Orchards / L’Auberge] Newco, LLC, a Delaware limited liability company (“Assignor”), and                      (“Assignee”).

RECITALS

A.[Describe Lease] (the “Lease”).

B.Assignor desires to assign its rights and delegate its obligations as Tenant under the Lease to Assignee and Assignee desires to accept and assume such rights and obligations.

C.The parties have agreed to execute this Assignment in order to effect such assignment, delegation and assumption on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereby agree as follows:

1.REPRESENTATION AND WARRANTY OF ASSIGNOR

Assignor hereby represents and warrants to Assignee that (a) attached hereto as Exhibit A is true and complete copy of the Lease, (b) neither Landlord nor Assignor are in default of their obligations under the Lease, and (c) no event has occurred which would constitute default under the Lease.

2.ASSIGNMENT OF LEASE

For good and valuable consideration receipt of which is hereby acknowledged, Assignor hereby (a) transfers and assigns to Assignee the entire right, title and interest of Assignor in and to the Lease, and (b) delegates and transfers to Assignee all of Assignors obligations under the Lease.

3.ACCEPTANCE AND ASSUMPTION

Assignee hereby (a) accepts the assignment of all such rights and assumes all such duties and obligations as the “Tenant” under the Lease arising with respect to the period from and after the Effective Date, and (b) agrees to perform the duties and obligations of the Assignor arising under the Lease with respect to the period from and after the Effective Date of this Assignment to the same extent as if Assignee were the original “Tenant” named in such Lease. Assignee shall indemnify, defend and hold Assignor harmless from and against all liabilities and obligations of Assignee relating to the Lease to the extent that such obligations are applicable to the period, and required to be performed, from and after the effective date of this Assignment. Assignor shall indemnify, defend and hold Assignee harmless from and against all liabilities and obligations of Assignor relating to the Lease to the extent that such obligations are applicable to the period, and were required to be performed, prior to the effective date of this Assignment.

4.    MISCELLANEOUS

4.1    Further Assurances. Each party agrees to take such additional steps and to execute such additional documents as may be necessary to effectuate the purposes of this Assignment.
4.2    Attorneys’ Fees. If any action is commenced to construe or enforce the terms and conditions of this Assignment or the rights created hereunder, the party prevailing in that action shall be entitled to recover its reasonable attorneys’ fees as well as the costs and expenses of enforcing or appealing any judgment entered therein.

4.3    Governing Law, Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona without regard to the application of its conflict-of-law principles. Each party hereby consents to the jurisdiction of the courts of Maricopa County Arizona for the purposes of all actions commenced under or in connection with this Agreement.

4.4    Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto as well as their respective heirs successors and assigns.

4.5    Authority. The signature of the person executing this Assignment evidences the full power and authority of such person to enter into this Assignment on behalf of the party he or she represents, and the terms applicable to such party hereunder shall be valid and binding upon the party he or she represents.

4.6    Entire Agreement. This Assignment constitutes the entire and final agreement between the parties with respect to the subject matter hereof and may not be changed, terminated or otherwise varied except by writing duly executed by the parties.

4.7    Captions. All captions in this Assignment are included herein for convenience of reference only and shall not constitute part of this Assignment for any other purpose.

4.8    Counterparts. This Assignment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF the parties hereto have executed this Assignment effective as of the Effective Date.
[SIGNATURES ON FOLLOWING PAGE]

ASSIGNOR:
________________________________, a _______________
,
a(n)

By:
Name:
Title:

ACKNOWLEDGMENT

STATE OF ARIZONA	)
)
COUNTY OF MARICOPA	)

On _______________, 2017, before me, ______________________, a Notary Public in and for the State of Arizona, personally appeared ________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which ______________________ acted, executed the instrument.

______________________________________ Signature
(Space above for official notarial seal)

Assignment and Assumption of Lease
Dated: ____________________, 2017
Pages: 5
Other signers: ___________________

ASSIGNEE:

,
a(n)

By:
Name:
Title:

STATE OF ___________    )
) ss.
County of _____________    )

Acknowledged before me this ____ day of _________________, 2017, by __________, the ______________ of ____________________, a _______________, for and on behalf thereof.

Notary Public
My commission expires:

EXHIBIT F
FORM OF BLANKET CONVEYANCE,
BILL OF SALE AND GENERAL ASSIGNMENT
_____________________________, a Delaware limited liability company (“Assignor”), and _________________, a ______________________ (“Assignee”), hereby enter into this BLANKET CONVEYANCE, BILL OF SALE AND GENERAL ASSIGNMENT (this “Assignment”) as of ___________, 2017.
W I T N E S S E T H:
WHEREAS, of even date herewith, Assignor conveyed to Assignee its interest in the property (the “Land”) described on Exhibit A attached hereto and made a part hereof for all purposes, together with the hotel and all improvements located thereon (collectively, the “Hotel” and together with the Land, the “Property”); and
WHEREAS, it is the desire of Assignor hereby to assign, transfer and convey to Assignee certain personal property and other rights of Assignor associated with the Property, as hereinafter set forth.
NOW, THEREFORE, in consideration of the receipt of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, in hand paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged and confessed by Assignor:

(1)
Assignment. Assignor does hereby sell, transfer, assign and convey to Assignee and its successors and assigns, and Assignee does hereby assume and accept, all of Assignor’s right, title, and interest, if any, in and to the following (collectively, the “Assigned Property”):

(a) [FINAL PROVISIONS FROM SECTION 1.2 TO BE INSERTED]
TO HAVE AND TO HOLD the Assigned Property unto Assignee and Assignee’s successors, legal representatives and assigns, forever.
(2)    Assumption. Assignee hereby agrees to assume, fulfill, perform and discharge, the various liabilities, duties, covenants, obligations and agreements of the Assignor under or with respect to the Assigned Property arising from and after the date hereof. Assignor retains all obligations of Assignor accruing prior to the date hereof under or with respect to the Assigned Property except to the extent any such obligation is prorated and adjusted pursuant to Section 10 of that certain Purchase and Sale Agreement by and between Assignor, [other Seller] and Assignee and dated _____________ __, 2017.
(3)    Indemnity. Assignee shall indemnify, defend and hold Assignor harmless from and against all liabilities and obligations of Assignee relating to the Assigned Property to the extent that such obligations are applicable to the period, and required to be performed, from and after the effective date of this Assignment. Assignor shall indemnify, defend and hold Assignee harmless from and against all liabilities and obligations of Assignor relating to the Assigned Property to the extent that such obligations are applicable to the period, and were required to be performed, prior to the effective date of this Assignment.
(4)    Governing Law. This Assignment shall be governed by, and construed under, the laws of the State of Arizona.
(5)    Counterparts. This Assignment may be executed in multiple counterparts, which shall together constitute a single document. Facsimile signatures shall be deemed to be the equivalent of original signatures for purposes of this Agreement.
[NO FURTHER TEXT ON THIS PAGE; SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date first above written.
ASSIGNOR:

By:
Name:
Title:
ASSIGNEE:
[INSERT SIGNATURE BLOCK]

EXHIBIT G
FORM OF FIRPTA CERTIFICATE
Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person or entity. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by _________________, a __________________ (the “Seller”), the undersigned hereby certifies the following on behalf of the Company:

(13)
The Seller is not a foreign person, foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);

(14)	The Seller’s U.S. Employer identification number is ________________; and

(15)	The Seller’s office address is: c/o _________________________.
The undersigned understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained in this Agreement could be punished by fine, imprisonment or both.
Under penalties of perjury, the undersigned declares that the undersigned has examined this certification and that, to the best of the undersigned’s knowledge and belief, it is true, correct and complete, and the undersigned further declares that the undersigned has authority to sign this document.
[NO FURTHER TEXT ON THIS PAGE; SIGNATURE PAGE FOLLOWS]

G-1

SELLER:

By:
Name:
Title:

EXHIBIT H

MANAGEMENT AGREEMENT

[the form transmitted by John Jacobsen to Jonathan Brohard and others by email on February 21, 2017]

H-1

EXHIBIT I

FORM OF SELLER’S AFFIDAVITS

[see attached]

First American Title Insurance Company

OWNER’S AFFIDAVIT AND GAP INDEMNITY

First American Title Insurance Company Commitment Nos. NCS-830777-DC72 (L’Auberge Newco) and NCS-830776-DC72 (Orchards Newco) (collectively, the “Title Commitment”).

BEFORE ME, the undersigned authority, personally appeared ___________________ (the “Affiant”), the ______________________ of IMH Financial Corporation, a Delaware corporation, the sole member of L’Auberge Newco, LLC, a Delaware limited liability company, and Orchards Newco, LLC, a Delaware limited liability company (collectively, the “Owner”), who first being duly sworn, deposes and states as follows:

1.	Affiant is duly authorized to make this affidavit on behalf of the Owner.

2.    To Affiant’s knowledge, the Owner is the titleholder of that certain real property described in the above-referenced Title Commitment, and on “Exhibit A” attached hereto, (the “Property”).

3.    To Affiant’s knowledge, the Owner is entitled to possession of the Property and except for the leases/tenants listed on Exhibit “B” attached hereto and except for matters set forth or referred to in the above-referenced Title Commitment, there is no other person or entity in possession which has any right in the Property.

4. To Affiant’s knowledge, the Owner has not entered into any written agreement with any real estate broker.

5.    To Affiant’s knowledge, based solely on a Zoning Analysis Report dated January 24, 2017, and amended January 25, 2017, prepared by AEI Consultants as Project No. 367589, the Property is currently zoned PD: Planned Development Zoning District & State Route 89A Character District (sign regulation district). To Affiant’s knowledge, there is no proposed change in zoning for the Property.

6.    To Affiant’s knowledge, except for any matters set forth or referred to in the above-referenced Title Commitment, all real estate taxes, special assessments, water and sewer charges and management fees, if any, are fully paid.

7.    To Affiant’s knowledge, except as disclosed or referred to in the above-referenced Title Commitment, there are no unrecorded labor, mechanics’, or materialmen’s liens against the Property.

Also, during the period of six months immediately preceding the date of this affidavit, except as disclosed or referred to in the above-referenced Title Commitment, no work has been done and no materials have been furnished in connection with the erection, equipment, repair, protection or removal of any building or other structure on the Property or in connection with the improvement of the Property for which such work or materials have not been paid in full. Owner, by the undersigned, agrees to indemnify and hold harmless First American Title Insurance Company against any and all claims arising therefrom.

Owner’s Affidavit and Gap Indemnity    Page 3

First American Title Insurance Company

8.    To Affiant’s knowledge, except as may be disclosed or referred to in the above-referenced Title Commitment, there are no unrecorded options or contracts to purchase, contracts for deed or mortgage commitments, sales agreements, participation agreements, mortgages, or unrecorded deeds, easements or rights-of-way for users or adverse interest with respect to the Property.

9.    To Affiant’s knowledge, except for the leases/tenants listed on Exhibit “B” attached hereto and except for other matters that may be disclosed or referred to in the above-referenced Title Commitment, there are no unrecorded existing tenancies, leases or other occupancies affecting the Property. To Affiant’s knowledge, any such unrecorded tenancies, leases or other occupancies, if any, contain no options to purchase the Property or rights of first refusal.

10.    To Affiant’s knowledge, there is no action or proceeding, including but not limited to bankruptcy, which is now pending against Owner in any State or Federal Court, nor to Affiant’s knowledge is there any attachment, judgment or other encumbrance which may now constitute a lien upon the Property except as may be disclosed or referred to in the above-referenced Title Commitment, nor to Affiant’s knowledge are there any claims or pending claims against Owner which may be satisfied through a lien or attachment against the Property except as may be disclosed or referred to in the above-referenced Title Commitment.

Owner’s Affidavit and Gap Indemnity    Page 4

11. To Affiant’s knowledge, the Owner has received no written notice (except as may have been disclosed in the public records of the applicable jurisdiction) of an officially proposed or pending special assessment or a pending taking of any portion of the Property by any governmental body; and to the Affiant’s knowledge, there has been no work done on the Property, nor notice received that work is to be done on the Property by the municipality (county, city, borough or township), or at its direction, including but not limited to the installation of water or sewer lines or of other utilities, or for improvements such as paving or repaving of streets or alleys, or the installation of curbs and sidewalks.

12.    To Affiant’s knowledge, the Owner has received no written notice of past or present violations of any covenants, conditions, restrictions and/or agreements set forth in the above-referenced Title Commitment for the Property which remains uncured, and to Affiant’s knowledge any charge or assessment provided for in the covenants, conditions and restriction that have become due and payable have been duly paid as of the date hereof.

13.    To Affiant’s knowledge, the Owner has received (or will receive prior to the closing) any and all partnership and/or membership consents and/or corporate resolutions necessary in order to authorize the conveyance of the Property.
14.    To Affiant’s knowledge, the Owner is not and has not been in the business of and the Property has not been and will not be used for the business of (a) purchasing on credit any of the following: perishable fruits, vegetables or other perishable agricultural commodities, poultry, meat or poultry or meat products on credit, (b) distributing, processing, wholesaling, canning, storing or serving perishable fruits, vegetables or other perishable agricultural commodities, poultry, meat or poultry or meat products and there are no matters pending against the Owner that could give rise to a trust or lien that would attach to the property under The Perishable Agricultural Commodities Act, 1930 (7 U.S.C. §§499a, et seq.) or the Packers and Stockyards Act (7 U.S.C. §§181 et seq.) or under similar state laws.

15.    To Affiant’s knowledge, the Owner is not a foreign Person, but rather is a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”), and that Owner’s true and correct United States taxpayer identification number (or Social Security number) is set forth below opposite the signature of Owner. Owner is making the statements set forth herein for the purpose of releasing the Purchaser and/or Settlement Agent from any withholding obligation, which might otherwise be imposed under Section 1445(a) of the Code.

THIS AFFIDAVIT is made for the purpose of inducing FIRST AMERICAN TITLE INSURANCE COMPANY to issue a title insurance policy(s) or other title evidence, and if acting as escrowee or closing agent, then to disburse any funds held as escrowee or closing agent. Owner hereby indemnifies and agrees to save harmless FIRST AMERICAN TITLE INSURANCE COMPANY against any damages or expense, including attorney fees, sustained as a result of any of the foregoing matters not being true and accurate and further indemnifies FIRST AMERICAN TITLE INSURANCE COMPANY as to defects, liens, encumbrances, adverse claims or other matters, if any, created by Owner, and first appearing on the public records or attaching subsequent to the most recent Effective Date of the above-referenced Commitment but prior to the date the instruments to be insured in said policy(s) are recorded.

H-1

First American Title Insurance Company

Nothing in this Affidavit shall affect in any way title insurance coverage heretofore provided to Owner by FIRST AMERICAN TITLE INSURANCE COMPANY or its affiliates, or their respective predecessors-in-interest, with respect to the Property.

As used herein, the term “Affiant’s knowledge” means the current actual knowledge of Affiant as of the date hereof, without duty of independent investigation. Affiant represents that Affiant is the person most likely to have knowledge of the matters set forth herein with respect to the Property. Affiant makes this Affidavit in his above-described corporate capacity on behalf of Owner. Notwithstanding anything to the contrary in this Affidavit or otherwise, in no event shall Affiant be personally liable for any indemnifications or undertakings of Owner set forth herein or any inaccuracy of the statements or representations made herein.

[signature on following page]

Owner’s Affidavit and Gap Indemnity    Page 2

First American Title Insurance Company

Dated as of this _____ day of                , 2017.

EIN:______________________
___________________________acting in his capacity as
______________________ of IMH Financial Corporation, a
Delaware corporation, the sole member of Owner

STATE OF ARIZONA
COUNTY OF MARICOPA, to-wit:

Sworn to and subscribed before me this ______ day of _____________, 2017.

    __________________________________________
NOTARY PUBLIC

[NOTARY SEAL]

Owner’s Affidavit and Gap Indemnity    Page 3

First American Title Insurance Company

“EXHIBIT A”

L’Auberge Newco, LLC

PARCEL NO. 1:
A PARCEL OF LAND SITUATED IN THE WEST HALF OF SECTION 8, TOWNSHIP 17 NORTH, RANGE 6 EAST, OF THE GILA AND SALT RIVER BASE AND MERIDIAN, COCONINO COUNTY, ARIZONA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE WEST QUARTER CORNER OF SAID SECTION 8, AS MARKED BY A B.L.M BRASS CAPPED PIPE UNDER DRAIN COVER IN SIDEWALK AND FROM WHICH THE SOUTHWEST CORNER OF SAID SECTION 8, AS MARKED BY A B.L.M BRASS CAPPED PIPE IN CAIRN, LIES SOUTH 01 DEGREES 42 MINUTES 03 SECONDS EAST (BASIS OF BEARINGS FOR THIS DESCRIPTION), A DISTANCE OF 2621.04 FEET;

THENCE FROM SAID WEST QUARTER CORNER, NORTH 12 DEGREES 54 MINUTES 17 SECONDS EAST (NORTH 12 DEGREES 27 MINUTES 33 SECONDS EAST, RECORD), A DISTANCE OF 76.90 FEET (76.90 FEET RECORD), TO A POINT ON THE SOUTHEASTERLY RIGHT OF WAY LINE OF ARIZONA STATE HIGHWAY 89-A;

THENCE NORTHEASTERLY ALONG SAID SOUTHEASTERLY RIGHT OF WAY LINE BEING A NON-TANGENT CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 2150.00 FEET (2,150.00 FEET, RECORD), A CHORD BEARING OF NORTH 23 DEGREES 04 MINUTES 02 SECONDS EAST AND A CENTRAL ANGLE OF 05 DEGREES 24 MINUTES 36 SECONDS (05 DEGREES 24 MINUTES 18 SECONDS, RECORD), AN ARC DISTANCE OF 203.00 FEET (203.00 FEET, RECORD), TO A CONCRETE NAIL WITH BRASS TAG STAMPED “LS14184” SET AT THE POSITION OF A PREVIOUSLY SET COTTON PICKER SPINDLE WITH TAG STAMPED “LS14184”;

THENCE CONTINUING NORTHEASTERLY ALONG SAID SOUTHEASTERLY RIGHT OF WAY LINE, BEING A CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 2150.00 FEET (2,150.00 FEET RECORD), A CHORD BEARING OF NORTH 26 DEGREES 36 MINUTES 58 SECONDS EAST, A CENTRAL ANGLE OF 01 DEGREES 41 MINUTES 17 SECONDS (01 DEGREES 41 MINUTES 39 SECONDS, RECORD), AN ARC DISTANCE OF 63.35 FEET (63.57 FEET, RECORD), TO A CONCRETE NAIL WITH BRASS TAG STAMPED “LS14184” SET AT THE POSITION OF A PREVIOUSLY SET CHISELED “+” IN CONCRETE;

THENCE DEPARTING SAID SOUTHEASTERLY RIGHT OF WAY LINE OF ARIZONA STATE HIGHWAY 89-A, SOUTH 89 DEGREES 51 MINUTES 31 SECONDS EAST (NORTH 89 DEGREES 42 MINUTES 07 SECONDS EAST, RECORD), A DISTANCE OF 3.74 FEET TO A POINT ON THE NORTHEASTERLY LINE OF THAT CERTAIN TRACT OF LAND ACQUIRED BY THE CITY OF SEDONA IN DECEMBER 2005 AND DESCRIBED IN DOCUMENT NO. OF THE COCONINO COUNTY RECORDER’S OFFICE IN COCONINO COUNTY, ARIZONA;

THENCE ALONG THE NORTH LINE OF THE ORCHARDS/L’AUBERGE PARCEL, SOUTH 89 DEGREES 51 MINUTES 31 SECONDS EAST (NORTH 89 DEGREES 42 MINUTES 07 SECONDS EAST, RECORD), A DISTANCE OF 212.10 FEET TO A ½” REBAR WITH CAP STAMPED “LS14184” (PREVIOUSLY SET);

THENCE ALONG THE NORTHERLY LINE OF THE ORCHARDS/L’AUBERGE PARCEL, SOUTH 40 DEGREES 28 MINUTES 17 SECONDS EAST (SOUTH 41 DEGREES 45 MINUTES 00 SECONDS EAST, RECORD), A DISTANCE OF 62.25 FEET TO THE POINT OF BEGINNING;

Owner’s Affidavit and Gap Indemnity    Page 4

First American Title Insurance Company

THENCE SOUTH 40 DEGREES 28 MINUTES 17 SECONDS EAST (SOUTH 41 DEGREES 45 MINUTES 00 SECONDS EAST, RECORD), A DISTANCE OF 47.00 FEET TO A ½” REBAR WITH TAG STAMPED “LS14184” (PREVIOUSLY SET);
THENCE NORTH 38 DEGREES 57 MINUTES 49 SECONDS EAST, (NORTH 38 DEGREES 15 MINUTES 00
SECONDS EAST RECORD), A DISTANCE OF 150.75 FEET (152.00 FEET RECORD) TO A ½” REBAR WITH
TAG STAMPED “LS14184” (PREVIOUSLY SET).

THENCE SOUTH 50 DEGREES 57 MINUTES 03 SECONDS EAST, (SOUTH 51 DEGREES 45 MINUTES 00 SECONDS EAST RECORD), A DISTANCE OF 82.00 FEET (82.00 FEET RECORD) TO A ½” REBAR WITH TAG STAMPED “LS14184” (PREVIOUSLY SET);

THENCE NORTH 57 DEGREES 27 MINUTES 57 SECONDS EAST (NORTH 56 DEGREES 40 MINUTES 00 SECONDS EAST RECORD), A DISTANCE OF 26.55 FEET (26.5 FEET RECORD) TO A ½” REBAR WITH TAG STAMPED “LS14184” (PREVIOUSLY SET);

THENCE SOUTH 32 DEGREES 32 MINUTES 03 SECONDS EAST (SOUTH 33 DEGREES 20 MINUTES 00 SECONDS EAST RECORD), A DISTANCE OF 523.60 FEET (542.50 FEET RECORD) TO A POINT IN OAK CREEK THAT LIES ON THE NORTHWESTERLY BOUNDARY OF THE “BREWER TRACT”, DESCRIBED IN , OF THE COCONINO COUNTY RECORDER’S OFFICE AND FROM WHICH A ½” REBAR WITH TAG STAMPED “LS14184” PREVIOUSLY SET AS A WITNESS CORNER LIES, NORTH 32 DEGREES 32 MINUTES 03 SECONDS WEST, A DISTANCE OF 100.00 FEET;

THENCE SOUTH 51 DEGREES 44 MINUTES 33 SECONDS WEST (NO RECORD) A DISTANCE OF 6.59 FEET (NO RECORD) TO THE WESTERLY CORNER OF SAID “BREWER TRACT” BEING A PORTION IN OAK CREEK;

THENCE SOUTH 54 DEGREES 01 MINUTES 27 SECONDS EAST (NO RECORD), A DISTANCE OF 19.52 FEET (NO RECORD) ALONG THE SOUTHWESTERLY BOUNDARY OF SAID “BREWER TRACT” TO A POINT IN OAK CREEK;

THENCE SOUTH 52 DEGREES 31 MINUTES 27 SECONDS WEST (SOUTH 51 DEGREES 43 MINUTES 30 SECONDS WEST, RECORD), A DISTANCE OF 11.99 FEET (11.40 FEET RECORD) TO A POINT IN OAK CREEK;

Owner’s Affidavit and Gap Indemnity    Page 5

First American Title Insurance Company

THENCE SOUTH 69 DEGREES 02 MINUTES 57 SECONDS WEST (SOUTH 68 DEGREES 15 MINUTES 00 SECONDS WEST RECORD), A DISTANCE OF 166.54 FEET (166.54 FEET) TO A POINT IN OAK CREEK;

THENCE SOUTH 48 DEGREES 22 MINUTES 03 SECONDS EAST (SOUTH 49 DEGREES 10 MINUTES 00 SECONDS EAST, RECORD), A DISTANCE OF 60.39 FEET (60.40 FEET RECORD), TO A ½” REBAR WITH TAG STAMPED “PE2924” (PREVIOUSLY SET);

THENCE SOUTH 63 DEGREES 20 MINUTES 02 SECONDS WEST, (SOUTH 62 DEGREES 02 MINUTES 45 SECONDS WEST, RECORD), A DISTANCE OF 835.28 FEET (832.38 FEET RECORD) TO A POINT IN OAK CREEK THAT IS ON THE WEST LINE OF SAID SECTION 8 AND LIES SOUTH 01 DEGREES 42 MINUTES 03 SECONDS EAST, A DISTANCE OF 624.60 FEET FROM SAID WEST QUARTER CORNER OF SECTION 8;

THENCE NORTH 01 DEGREES 42 MINUTES 03 SECONDS WEST (NORTH 02 DEGREES 30 MINUTES 00 SECONDS WEST, RECORD), A DISTANCE OF 447.60 FEET (447.60 FEET RECORD) ALONG SAID WEST LINE OF SECTION 8 TO A ½” REBAR WITH TAG STAMPED “LS14184” (PREVIOUSLY SET);

THENCE NORTH 38 DEGREES 37 MINUTES 57 SECONDS EAST (NORTH 37 DEGREES 50 MINUTES 00 SECONDS EAST, RECORD), A DISTANCE OF 207.55 FEET TO A ½” REBAR WITH TAG STAMPED “LS14184” (PREVIOUSLY SET);

THENCE NORTH 38 DEGREES 09 MINUTES 30 SECONDS EAST (NORTH 37 DEGREES 50 MINUTES 00 SECONDS EAST, RECORD), A DISTANCE OF 109.23 FEET TO A ½” REBAR WITH NO IDENTIFICATION (PREVIOUSLY FOUND);

THENCE NORTH 49 DEGREES 44 MINUTES 02 SECONDS EAST, A DISTANCE OF 94.50 FEET;
THENCE NORTH 37 DEGREES 42 MINUTES 35 SECONDS EAST, A DISTANCE OF 174.72 FEET TO THE
POINT OF BEGINNING.

Owner’s Affidavit and Gap Indemnity    Page 6

First American Title Insurance Company

EXCEPTING THEREFROM THE FOLLOWING DESCRIBED PROPERTY:

A PARCEL OF LAND BEING A PORTION OF “PARCEL 1B” AS SAID “PARCEL 1B” IS SHOWN AND DESCRIBED ON THAT CERTAIN ALTA/ACSM LAND TITLE SURVEY MAP RECORDED AS INSTRUMENT NUMBER IN THE OFFICIAL RECORDS OF COCONINO COUNTY, SAID PARCEL BEING SITUATED IN THE WEST HALF OF SECTION 8, TOWNSHIP 17 NORTH, RANGE 6 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN IN COCONINO COUNTY, ARIZONA, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE WEST QUARTER CORNER OF SAID SECTION 8, AS MARKED BY A G.L.O. BRASS CAPPED PIPE UNDER DRAIN COVER IN SIDEWALK AND FROM WHICH THE SOUTHWEST CORNER OF SAID SECTION 8, AS MARKED BY A B.L.M BRASS CAPPED PIPE IN CAIRN, LIES SOUTH 01°42’03” EAST (BASIS OF BEARINGS FOR THIS DESCRIPTION), A DISTANCE OF 2621.04 FEET;

THENCE FROM SAID WEST QUARTER CORNER, ALONG THE WEST LINE OF THE SOUTHWEST QUARTER OF SAID SECTION 8, SOUTH 01°42’03” EAST, A DISTANCE OF 624.60 FEET TO THE SOUTHWEST CORNER OF SAID “PARCEL 1B”;

THENCE ALONG THE SOUTHERLY BOUNDARY OF SAID “PARCEL 1B”, NORTH 63°20’02” EAST A DISTANCE OF 579.51 FEET TO THE POINT OF BEGINNING;

THENCE CONTINUING ALONG SAID SOUTHERLY BOUNDARY OF “PARCEL 1B”, NORTH 63°20’02” EAST A DISTANCE OF 255.77 FEET;

THENCE CONTINUING ALONG SAID SOUTHERLY BOUNDARY OF “PARCEL 1B”, NORTH 48°22’03” WEST A DISTANCE OF 60.39 FEET;

THENCE CONTINUING ALONG SAID SOUTHERLY BOUNDARY OF “PARCEL 1B”, NORTH 69°02’57” EAST A DISTANCE OF 32.29 FEET TO THE MOST NORTHERLY CORNER OF THE WECKERLY PARCEL AS DESCRIBED IN OF THE COCONINO COUNTY RECORDER’S OFFICE;

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First American Title Insurance Company

THENCE ALONG A PROLONGATION OF THE NORTHEASTERLY BOUNDARY OF SAID WECKERLY PARCEL, NORTH 54°01’29” WEST A DISTANCE OF 23.88 FEET, MORE OR LESS, TO THE CENTERLINE OF OAK CREEK AS IT MAY EXIST FROM TIME TO TIME IN THE FUTURE;

THENCE ALONG SAID CENTERLINE OF OAK CREEK, AS IT MAY EXIST FROM TIME TO TIME IN THE FUTURE, AN APPROXIMATE BEARING OF SOUTH 65°34’01” WEST A DISTANCE OF 111.83 FEET, MORE OR LESS;

THENCE CONTINUING ALONG SAID CENTERLINE OF OAK CREEK, AS IT MAY EXIST FROM TIME TO TIME IN THE FUTURE, AN APPROXIMATE BEARING OF SOUTH 69°31’14” WEST A DISTANCE OF 163.52 FEET, MORE OR LESS, TO THE INTERSECTION OF SAID CENTERLINE OF OAK CREEK WITH THE NORTHWESTERLY PROLONGATION OF THE SOUTHWESTERLY BOUNDARY OF THE MILLER PARCEL AS DESCRIBED IN OF THE COCONINO COUNTY RECORDER’S OFFICE;

THENCE IN A REVERSED DIRECTION OF SAID NORTHWESTERLY PROLONGATION OF THE SOUTHWESTERLY BOUNDARY OF THE MILLER PARCEL, SOUTH 38°15’58” EAST A DISTANCE OF 98.08 FEET, MORE OR LESS, TO THE POINT OF BEGINNING.
PARCEL NO. 2:
AN EASEMENT FOR INGRESS, EGRESS AND PUBLIC UTILITIES CREATED BY INSTRUMENT RECORDED DECEMBER 22, 1982, IN DOCKET 911, PAGE 206, RECORDS OF COCONINO COUNTY, ARIZONA, MORE
PARTICULARLY DESCRIBED AS FOLLOWS:
A STRIP OF LAND 33.00 FEET WIDE SITUATED IN THE SOUTHEAST QUARTER OF SECTION 7,
TOWNSHIP 17 NORTH, RANGE 6 EAST, OF THE GILA AND SALT RIVER BASE AND MERIDIAN, COCONINO COUNTY, ARIZONA, BEING MORE PARTICULARLY DEFINED AS LYING 16.50 FEET ON EACH SIDE OF THE FOLLOWING DESCRIBED CENTERLINE:

COMMENCING AT THE EAST QUARTER CORNER OF SAID SECTION 7, AS MARKED BY A GLO BRASS CAPPED PIPE UNDER DRAIN COVER IN SIDEWALK AND FROM WHICH THE SOUTHEAST CORNER OF SAID SECTION 7, AS MARKED BY A B.L.M.

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First American Title Insurance Company

BRASS CAPPED PIPE, LIES SOUTH 01 DEGREES 42 MINUTES 03 SECONDS EAST (BASIS OF BEARINGS FOR THIS DESCRIPTION), A DISTANCE OF 2621.04 FEET;

THENCE SOUTH 01 DEGREES 42 MINUTES 03 SECONDS EAST (SOUTH 02 DEGREES 30 MINUTES 00 SECONDS EAST, RECORDED), A DISTANCE OF 261.40 FEET (261.4 FEET RECORD) ALONG THE EAST LINE OF SAID SOUTHEAST QUARTER OF SECTION 7 TO THE POINT OF BEGINNING OF THIS CENTER LINE (SIDE LINES OF STRIP OF LAND BEGIN ON SAID EAST LINE);

THENCE SOUTH 28 DEGREES 37 MINUTES 57 SECONDS WEST (SOUTH 27 DEGREES 50 MINUTES 00 SECONDS WEST RECORD), A DISTANCE OF 500.20 FEET (500.2 FEET RECORD);

THENCE SOUTH 37 DEGREES 53 MINUTES 57 SECONDS WEST (SOUTH 37 DEGREES 06 MINUTES 00 SECONDS WEST, RECORD), A DISTANCE OF 330.00 FEET (330.00 FEET RECORD) TO THE TERMINUS OF CENTER LINE;

EXCEPT THEREFROM ALL THAT PORTION THEREOF LYING WITHIN THE RIGHT OF WAY OF ARIZONA HIGHWAY 89-A;
PARCEL NO. 3:
A PERPETUAL, NON-EXCLUSIVE EASEMENT FOR INGRESS AND EGRESS AS SET FORTH IN THAT CERTAIN EASEMENT AGREEMENT RECORDED APRIL 25, 2002 IN INSTRUMENT NUMBER 2002 3138455 AND RE-RECORDED JULY 18, 2005 IN INSTRUMENT NUMBER 2005 3332653 OF OFFICIAL RECORDS, COCONINO COUNTY, ARIZONA.
PARCEL NO. 4:
A PARCEL OF LAND BEING A PORTION OF THE “PACINI TRACT” DESCRIBED IN PARCEL II IN DOCKET 1711, PAGE 863 AND 864 OF THE COCONINO COUNTY RECORDERS OFFICE AND SITUATED IN THE WEST HALF OF SECTION 8, TOWNSHIP 17 NORTH, RANGE 6 EAST, OF THE GILA AND SALT RIVER BASE AND MERIDIAN, COCONINO COUNTY, ARIZONA, SAID PARCEL BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

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First American Title Insurance Company

COMMENCING AT THE WEST QUARTER CORNER OF SAID SECTION 8, AS MARKED BY A B.L.M BRASS CAPPED PIPE UNDER DRAIN COVER IN SIDEWALK AND FROM WHICH THE SOUTHWEST CORNER OF SAID SECTION 8, AS MARKED BY A B.L.M BRASS CAPPED PIPE IN CAIRN, LIES SOUTH 01 DEGREES 42 MINUTES 03 SECONDS EAST (BASIS OF BEARINGS FOR THIS DESCRIPTION), A DISTANCE OF 2621.04 FEET;

THENCE FROM SAID WEST QUARTER CORNER, NORTH 21 DEGREES 27 MINUTES 04 SECONDS EAST, A DISTANCE OF 342.00 FEET (NORTH 20 DEGREES 32 MINUTES EAST, A DISTANCE OF 342 FEET, RECORD) TO A ½” REBAR WITH TAG STAMPED “LS14184” SET AT THE POSITION OF A PREVIOUSLY SET CHISELED “+” IN CONCRETE (PREVIOUSLY SET) ON THE SOUTHEASTERLY RIGHT OF WAY LINE OF ARIZONA HIGHWAY 89-A;

THENCE DEPARTING SAID SOUTHEASTERLY RIGHT OF WAY LINE OF ARIZONA HIGHWAY 89-A SOUTH 89 DEGREES 51 MINUTES 31 SECONDS EAST, A DISTANCE OF 215.83 FEET (NORTH 89 DEGREES 10 MINUTES EAST, A DISTANCE OF 217.50 FEET RECORD), TO A ½” REBAR WITH PLASTIC CAP STAMPED
“LS14184” (FOUND);
THENCE SOUTH 40 DEGREES 28 MINUTES 17 SECONDS EAST, A DISTANCE OF 109.25 FEET (SOUTH 41
DEGREES 45 MINUTES EAST, A DISTANCE OF 110.77 FEET RECORD) TO A ½” REBAR WITH PLASTIC CAP STAMPED “LS14184” (PREVIOUSLY SET);

THENCE NORTH 38 DEGREES 57 MINUTES 49 SECONDS EAST, A DISTANCE OF 150.75 FEET (NORTH 38 DEGREES 15 MINUTES EAST, A DISTANCE OF 152.0 FEET RECORD), TO A ½” REBAR WITH TAG STAMPED “LS14184” (PREVIOUSLY SET) AT A CORNER OF SAID “PACINI TRACT”;

THENCE ALONG THE BOUNDARY OF SAID “PACINI TRACT” SOUTH 50 DEGREES 57 MINUTES 03 SECONDS EAST, A DISTANCE OF 82.00 FEET (SAME AS RECORD) TO A ½” REBAR WITH TAG STAMPED “LS14184” (FOUND) AT A CORNER THEREOF;

THENCE CONTINUING ALONG THE BOUNDARY OF SAID “PACINI TRACT” NORTH 57 DEGREES 27 MINUTES 57 SECONDS EAST, A DISTANCE OF 26.55 FEET (SAME AS

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RECORD) TO A ½” REBAR WITH TAG STAMPED “LS14184” (FOUND) AT A CORNER THEREOF;

THENCE CONTINUING ALONG THE BOUNDARY OF SAID “PACINI TRACT”, SOUTH 32 DEGREES 32 MINUTES 03 SECONDS EAST, A DISTANCE OF 5.00 FEET TO THE POINT OF BEGINNING;

THENCE NORTH 57 DEGREES 27 MINUTES 57 SECONDS EAST, A DISTANCE OF 58.00 FEET TO A ½” REBAR WITH TAG STAMPED “LS14184”;

THENCE NORTH 89 DEGREES 27 MINUTES 57 SECONDS EAST, A DISTANCE OF 35.39 FEET TO A ½” REBAR WITH TAG STAMPED “LS14184”;

THENCE SOUTH 00 DEGREES 32 MINUTES 03 SECONDS EAST, A DISTANCE OF 163.25 FEET TO A ½” REBAR WITH TAG STAMPED “LS14184”;

THENCE SOUTH 32 DEGREES 32 MINUTES 03 SECONDS EAST, A DISTANCE OF 215.13 FEET TO A ½” REBAR WITH TAG STAMPED “LS14184”;

THENCE SOUTH 31 DEGREES 56 MINUTES 49 SECONDS EAST, A DISTANCE OF 146.28 FEET TO A POINT ON THE NORTHWESTERLY BOUNDARY OF THE “BREWER TRACT” AS DESCRIBED IN DOCKET 510, PAGE 496 OF THE COCONINO COUNTY RECORDER’S OFFICE AND THE SOUTHWEST CORNER OF THE SAID “PACINI TRACT” AND FROM WHICH A ½” REBAR WITH BRASS TAG STAMPED “LS14184” (PREVIOUSLY SET AS A WITNESS CORNER) BEARS NORTH 32 DEGREES 32 MINUTES 03 SECONDS WEST, A DISTANCE OF 100.00 FEET;

THENCE ALONG THE WESTERLY BOUNDARY OF THE SAID “PACINI TRACT”, NORTH 32 DEGREES 32
MINUTES 03 SECONDS WEST, A DISTANCE OF 518.60 FEET TO THE POINT OF BEGINNING.

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First American Title Insurance Company

Orchards Newco, LLC

PARCEL NO. 1:
A PARCEL OF LAND SITUATED IN THE WEST HALF OF SECTION 8, TOWNSHIP 17 NORTH, RANGE 6 EAST, OF THE GILA AND SALT RIVER BASE AND MERIDIAN, COCONINO COUNTY, ARIZONA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE WEST QUARTER CORNER OF SAID SECTION 8, AS MARKED BY A B.L.M BRASS CAPPED PIPE UNDER DRAIN COVER IN SIDEWALK AND FROM WHICH THE SOUTHWEST CORNER OF SAID SECTION 8, AS MARKED BY A B.L.M BRASS CAPPED PIPE IN CAIRN, LIES SOUTH 01 DEGREES 42 MINUTES 03 SECONDS EAST (BASIS OF BEARINGS FOR THIS DESCRIPTION), A DISTANCE OF 2621.04 FEET;

THENCE FROM SAID WEST QUARTER CORNER, NORTH 12 DEGREES 54 MINUTES 17 SECONDS EAST (NORTH 12 DEGREES 27 MINUTES 33 SECONDS EAST, RECORD), A DISTANCE OF 76.90 FEET (76.90 FEET, RECORD) TO A POINT ON THE SOUTHEASTERLY RIGHT-OF-WAY LINE OF ARIZONA STATE HIGHWAY 89-A;

THENCE NORTHEASTERLY ALONG SAID SOUTHEASTERLY RIGHT OF WAY LINE BEING A NON-TANGENT CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 2150.00 FEET (2150.00 FEET RECORD)., A CHORD BEING OF NORTH 23 DEGREES 04 MINUTES 02 SECONDS EAST AND A CENTRAL ANGLE OF 05 DEGREES 24 MINUTES 36 SECONDS (05 DEGREES 24 MINUTES 18 SECONDS, RECORD), AN ARC DISTANCE OF 203.00 FEET (203.00 FEET RECORD), TO A CONCRETE NAIL WITH BRASS TAG STAMPED "LS14184" SET AT THE POSITION OF A PREVIOUSLY SET COTTON PICKER SPINDLE WITH TAG STAMPED "LS14184";

THENCE DEPARTING SAID SOUTHEASTERLY RIGHT OF WAY LINE OF ARIZONA STATE HIGHWAY 89A, SOUTH 65 DEGREES 25 MINUTES 03 SECONDS EAST, A DISTANCE OF 11.73 FEET TO THE POINT OF BEGINNING, WHICH LIES ON THE SOUTHEASTERLY LINE OF THAT CERTAIN TRACT OF LAND ACQUIRED BY THE CITY OF SEDONA IN DECEMBER 2005 AND DESCRIBED IN DOCUMENT NO. 2005-3361777 OF THE COCONINO COUNTY RECORDER'S OFFICE, COCONINO COUNTY, ARIZONA;

THENCE ALONG SAID SOUTHEASTERLY LINE, NORTH 24 DEGREES 46 MINUTES 32 SECONDS EAST, A DISTANCE OF 23.47 FEET;

THENCE CONTINUING ALONG SAID SOUTHEASTERLY LINE, NORTH 21 DEGREES 21 MINUTES 48 SECONDS EAST, A DISTANCE OF 3.63 FEET;

THENCE CONTINUING ALONG SAID SOUTHEASTERLY LINE, NORTH 20 DEGREES 52 MINUTES 26 SECONDS WEST, A DISTANCE OF 8.33 FEET;

THENCE CONTINUING ALONG SAID SOUTHEASTERLY LINE, NORTH 69 DEGREES 07 MINUTES 34 SECONDS EAST, A DISTANCE OF 1.00 FEET;

THENCE CONTINUING ALONG SAID SOUTHEASTERLY LINE, NORTH 19 DEGREES 27 MINUTES 50 SECONDS WEST, A DISTANCE OF 6.81 FEET;

THENCE CONTINUING ALONG SAID SOUTHEASTERLY LINE, NORTH 26 DEGREES 18 MINUTES 08 SECONDS EAST, A DISTANCE OF 19.54 FEET;

THENCE CONTINUING ALONG SAID SOUTHE STERLY LINE, SOUTH 62 DEGREES 51 MINUTES 12
SECONDS EAST, A DISTANCE OF 4.07 FEET;

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First American Title Insurance Company

THENCE CONTINUING ALONG SAID SOUTHEASTERLY LINE, NORTH 23 DEGREES 53 MINUTES 25
SECONDS EAST, A DISTANCE OF 6.93 FEET;

THENCE CONTINUING ALONG SAID SOUTHEASTERLY LINE OF THAT TRACT OF LAND ACQUIRED BY THE CITY OF SEDONA IN DECEMBER 2005, NORTH 62 DEGREES 35 MINUTES 35 SECONDS WEST, A DISTANCE OF 0.55 FEET TO THE NORTH LINE OF THE ORCHARDS/L'AUBERGE PARCEL;

THENCE ALONG SAID NORTH LINE OF THE ORCHARDS/L'AUBERGE PARCEL, SOUTH 89 DEGREES 51 MINUTES 31 SECONDS EAST (NORTH 89 DEGREES 42 MINUTES 07 SECONDS EAST, RECORD), A DISTANCE OF 212.10 FEET TO A ½" REBAR WITH CAP STAMPED "LS14184" (PREVIOUSLY SET);

THENCE SOUTH 40 DEGREES 28 MINUTES 17 SECONDS EAST, (SOUTH 41 DEGREES 45 MINUTES 00 SECONDS EAST, RECORD), A DISTANCE OF 62.25 FEET;

THENCE SOUTH 37 DEGREES 42 MINUTES 35 SECONDS WEST, A DISTANCE OF 174.72 FEET;

THENCE SOUTH 49 DEGREES 44 MINUTES 02 SECONDS WEST, A DISTANCE OF 94.50 FEET TO A ½" REBAR WITH NO IDENTIFICATION (PREVIOUSLY FOUND);

THENCE NORTH 31 DEGREES 49 MINUTES 11 SECONDS WEST (NORTH 32 DEGREES 21 MINUTES 20 SECONDS WEST, RECORD), A DISTANCE OF 114.47 FEET (113.94 FEET RECORD) TO A ½" REBAR WITH CAP STAMPED "LS 14184" (PREVIOUSLY SET);

THENCE NORTH 22 DEGREES 35 MINUTES 10 SECONDS EAST (NORTH 24 DEGREES 24 MINUTES 07 SECONDS EAST, RECORD), A DISTANCE OF 66.04 FEET (65.00 FEET, RECORD) TO A CONCRETE NAIL WITH BRASS TAG STAMPED "LS14184", PREVIOUSLY SET AT THE POSITION OF A PREVIOUSLY SET CHISELED "+" IN CONCRETE;

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First American Title Insurance Company

THENCE NORTH 65 DEGREES 25 MINUTES 03 SECONDS WEST, (NORTH 65 DEGREES 34 MINUTES 02 SECONDS WEST, RECORD), A DISTANCE OF 65.96 FEET TO THE POINT OF BEGINNING.
PARCEL NO. 2:
AN EASEMENT FOR OVERHEAD CANOPIES AND OTHER PURPOSES BY OR PURSUANT TO THAT CERTAIN SPECIAL WARRANTY DEED (IN LIEU OF CONDEMNATION) RECORDED DECEMBER 27, 2005 IN
DOCUMENT NO. 3361777, OFFICIAL RECORDS OF COCONINO COUNTY, ARIZONA.

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First American Title Insurance Company

“EXHIBIT B”

LEASES / TENANTS
(ATTACH RENT ROLL)

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EXHIBIT J

CONTRACTS AND EQUIPMENT LEASES

Vendor	Type	Description	Start Date

booking.com	Service Agreement	Accommodation Agreement for online booking channel
Cintas Fire Protection	Service Agreement	Fire Alarm Monitoring	4/28/2011
FivePals, Inc (Alice)	Service Agreement	Concierge Software	12/29/2016
J Public Relations	Service Agreement	Public Relations & Marketing	11/1/2013
J Public Relations (7th & Wit)	Service Agreement	Online Social Media Management	9/21/2016
Knowcross	Software Agreement	Customer Relations Software	9/28/2014
Marisol Marketing	Service Agreement	Website, search engine, PPC management	10/1/2016
Specialty Textile	Service Agreement	Linen Rental & Laundry	10/6/2010
Taures Technology (MerIT)	Staffing Agreement	Information Tehcnologies Support & Services	8/1/2015
Xerox Smart Document Solutions	Service Agreement	Cost per Print	10/20/2016

Equipment Leases:
Great America Financial (Xerox)	Equipment Lease	Xerox Color C70 Copier	10/20/2016
EcoLab Equipment	Equipment Lease	EDR Dishmachine

J-1

Vendor	Type	Description	Start Date

Marisol Marketing	Service Agreement	Website, search engine, PPC management (Orchards)	10/1/2016
Marisol Marketing	Service Agreement	Website, search engine, PPC management (89Agave)	10/1/2016
Specialty Textile	Service Agreement	Linen Rental & Laundry	10/6/2010
Suddenlink	Service Agreement	Cable TV	2/1/2012
Taures Technology (MerIT)	Staffing Agreement	Information Tehcnologies Support & Services	8/1/2015

Equipment Leases:
EcoLab Equipment	Equipment Lease	Dishmachine	10/1/2016
EcoLab Equipment	Equipment Lease	Booster Heater	10/1/2016

J-2

EXHIBIT K

FORM OF ESTOPPELS
LEASE ESTOPPEL CERTIFICATE
February __, 2017

DiamondRock Acquisition, LLC
c/o DiamondRock Hospitality Company
3 Bethesda Metro Center, Suite 1500
Bethesda, Maryland 20814
Attention: Troy Furbay

L’Auberge Newco, LLC
Orchards Newco, LLC
c/o IMH Financial Corporation
7001 N. Scottsdale Road, Suite 2050
Scottsdale, Arizona 85253
Attention: Lawrence D. Bain, CEO

Re:	Premises located at 270-300 N. Highway 89A in Sedona, Arizona (the “Property”)
Ladies and Gentlemen:

The undersigned, Canyon Portal II, L.L.C., an Arizona limited liability company (“Landlord”), as landlord under (a) that certain Canyon Portal Motel Lease dated as of March 13, 2009, by and between Landlord and Orchards Annex, LLC, an Arizona limited liability company (“Original Tenant”), as amended by that certain Amendment to Lease dated as of July 1, 2011, by and between Landlord and Original Tenant, as further amended by that certain Second Amendment to Lease dated as of May 14, 2013, by and between Landlord and Original Tenant, as assigned to Orchards Newco, LLC, a Delaware limited liability company (“Tenant”) pursuant to that certain Assignment and Assumption of Lease and Consent to Assignment and Assumption of Lease (Orchards Annex Property) dated as of May 14, 2013, by and among Original Tenant, Tenant and Landlord, and as further amended by that certain Third Amendment to Lease dated as of _______________, 2017, by and between Landlord and Tenant (collectively, the “Orchards Annex Lease”), pursuant to which Landlord leased to Tenant those certain 28 hotel units in three buildings located in Sedona, Arizona (“the “Orchards Annex Property”), (b) that certain Lease for Parking Spaces dated as of January 1, 2012, by and between Landlord and Orchards Inn & Restaurant LLC, an Arizona limited liability company (“Original Tenant II”), as amended by that certain Amendment to Lease dated as of May 1, 2012, by and between Landlord and Original Tenant II, as further amended by that certain Second Amendment to Lease dated as of May 14, 2013, by and between Landlord and Original Tenant II, and as assigned to Tenant pursuant to that certain Assignment and Assumption of Lease and Consent to Assignment and Assumption of Lease (Orchards Inn Parking Lease) dated as of May 14, 2013, by and among Original Tenant II, Tenant and Landlord, and as further amended by that certain Third Amendment to Lease dated as of _______________, 2017, by and between Landlord and Tenant (collectively, the “Orchards Inn Parking Lease”), pursuant to which Landlord leased to Tenant 10 parking spaces (the “Orchards Inn Parking Property”), (c) that certain Lease with a Commencement Date of April 1, 2010, by and between Landlord and L’Auberge Orchards, LLC, an Arizona limited liability company (“Original Tenant III”), as amended by that certain First Amendment to Lease dated as of February 1, 2011, by and between Landlord and Original Tenant III, as further amended by that certain Second Amendment to Tenant Lease dated as of May 14, 2013, by and between Landlord and Original Tenant III, and as assigned to Tenant pursuant to that certain Assignment and Assumption of Lease and Consent to Assignment and Assumption of Lease (Telephone Room Lease) dated as of May 14, 2013, by and among Original Tenant III, Tenant and Landlord, and as further amended by that certain Third Amendment to Lease dated as of _______________, 2017, by and between Landlord and Tenant (collectively, the “Telephone Room Lease”), pursuant to which Landlord leased to Tenant that certain space for housing of telecommunications equipment (“the “Telephone Room Property”), and (d) that certain Lease dated as of April 1, 2012, by and between Landlord and Original Tenant III, as amended by that certain Amendment to Lease (Temporary Housing Units) dated as of May 14, 2013, by and between Landlord and Original Tenant III, and as assigned to Tenant pursuant to that certain Assignment and Assumption of Lease and Consent to Assignment and Assumption of Lease (Temporary Housing Lease) dated as of May 14, 2013, by and among Original Tenant III, Tenant and Landlord, and as further amended by that certain Second Amendment to Lease dated as of _______________, 2017, by and between Landlord and Tenant (collectively, the “Temporary Housing Lease”), pursuant to which Landlord leased to Tenant Units 418, 419, 436,437 and 438 (“the “Temporary Housing Property”) (the Orchards Annex Lease, the Orchards Inn Parking Lease, the Telephone Room Lease, and the Temporary Housing Lease are referred to herein individually and collectively, as applicable, as the “Lease”), hereby warrants, represents and certifies, as of the date hereof, to Tenant, DiamondRock Acquisition, LLC, a Delaware limited liability company, together with its affiliates (collectively, “Purchaser”), and their respective lenders, title insurance companies, successors and assigns (collectively, the “Reliance Parties”) as follows:

1.Landlord, and the persons executing this certificate on behalf of Landlord, have the power and authority to execute this certificate. Landlord acknowledges and agrees that this Lease Estoppel Certificate is made expressly for the benefit of, and may be relied upon by Purchaser and the other Reliance Parties in connection with the Lease, the potential assignment thereof and the potential financing thereof.
2.Landlord filed a Chapter 11 Bankruptcy on December 31, 2015. The Bankruptcy Court approved Landlord’s Plan of Reorganization on July 27, 2016, which expressly included Landlord’s assumption of the Orchards Annex Lease, the Orchards Inn Parking Lease, the Telephone Room Lease and the Temporary Housing Lease.
Orchards Annex Lease
3.The term of the Orchards Annex Lease commenced on March 1, 2009, and expires on December 31, 2040, subject to any extension options set forth in the Orchards Annex Lease.

4.The current gross monthly rent under the Orchards Annex Lease is $9,815.00, and has been paid in full through February 28, 2017. No additional rent or charge (including without limitation, as applicable, late charges, interest, taxes, maintenance, operating expenses or otherwise) is overdue. There are no provisions for, and Landlord has no rights with respect to, termination of the Orchards Annex Lease or increasing the rent payable thereunder, except as expressly set forth in the Orchards Annex Lease. Tenant’s Proportionate Share of common area is 32.04%. The Orchards Annex Lease is in full force and effect and has not been modified, supplemented or amended in any way whatsoever (except as set forth in the introductory paragraph of this Lease Estoppel Certificate). All of the terms and conditions of Tenant’s rights to, and occupancy of, the Orchards Annex Property are as set forth in the Orchards Annex Lease, and there are no other agreements, whether oral or written, between Tenant and Landlord, concerning the Orchards Annex Property. Landlord consents to the assignment of the Orchards Annex Lease to Purchaser and agrees to recognize Purchaser as the “Tenant” under the Orchards Annex Lease from and after the consummation of any assignment thereof to Purchaser.
5.Landlord is the current “Landlord” as defined in the Orchards Annex Lease.
6.Landlord has not delivered or received any uncured notices of default under the Orchards Annex Lease. Landlord previously delivered notices of default under the Orchards Annex Lease; however, any and all defaults set forth in such notices have since been cured. To the best of Landlord’s knowledge, there is no default by Tenant or Landlord under the Orchards Annex Lease, nor has any event or omission occurred which, with the giving of notice or the lapse of time, or both, would constitute a default or event of default thereunder or give Tenant any right to terminate the Orchards Annex Lease as of the date of this Lease Estoppel Certificate.
Orchards Inn Parking Lease
7.The term of the Orchards Inn Parking Lease commenced on April 1, 2010, and expires on December 31, 2040, subject to any extension options set forth in the Orchards Inn Parking Lease.
8.The current minimum monthly rent under the Orchards Inn Parking Lease is $2,758.00, and has been paid in full through February 28, 2017. No additional rent or charge (including without limitation, as applicable, late charges, interest, taxes, maintenance, operating expenses or otherwise) is overdue. There are no provisions for, and Landlord has no rights with respect to, termination of the Orchards Inn Parking Lease or increasing the rent payable thereunder, except as expressly set forth in the Orchards Inn Parking Lease.
9.The Orchards Inn Parking Lease is in full force and effect and has not been modified, supplemented or amended in any way whatsoever (except as set forth in the introductory paragraph of this Lease Estoppel Certificate). All of the terms and conditions of Tenant’s rights to, and occupancy of, the Orchards Inn Parking Property are as set forth in the Orchards Inn Parking Lease, and there are no other agreements, whether oral or written, between Tenant and Landlord, concerning the Orchards Inn Parking Property.
10.Landlord is the current “Landlord” as defined in the Orchards Inn Parking Lease.

11.Landlord has not delivered or received any uncured notices of default under the Orchards Inn Parking Lease. Landlord previously delivered notices of default under the Orchards Inn Parking Lease; however, any and all defaults set forth in such notice have since been cured. To the best of Landlord’s knowledge, there is no default by Tenant or Landlord under the Orchards Inn Parking Lease, nor has any event or omission occurred which, with the giving of notice or the lapse of time, or both, would constitute a default or event of default thereunder or give Tenant any right to terminate the Orchards Inn Parking Lease as of the date of this Lease Estoppel Certificate.
Telephone Room Lease
12.The term of the Telephone Room Lease commenced on January 1, 2012, and expires on December 31, 2040, subject to any extension options set forth in the Telephone Room Lease.
13.The current minimum monthly rent under the Telephone Room Lease is $536.00, and has been paid in full through February 28, 2017. No additional rent or charge (including without limitation, as applicable, late charges, interest, taxes, maintenance, operating expenses or otherwise) is overdue. There are no provisions for, and Landlord has no rights with respect to, termination of the Telephone Room Lease or increasing the rent payable thereunder, except as expressly set forth in the Telephone Room Lease.
14.The Telephone Room Lease is in full force and effect and has not been modified, supplemented or amended in any way whatsoever (except as set forth in the introductory paragraph of this Lease Estoppel Certificate). All of the terms and conditions of Tenant’s rights to, and occupancy of, the Telephone Room Property are as set forth in the Telephone Room Lease, and there are no other agreements, whether oral or written, between Tenant and Landlord, concerning the Telephone Room Property.
15.Landlord is the current “Landlord” as defined in the Telephone Room Lease.
16.Landlord has not delivered or received any uncured notices of default under the Telephone Room Lease. Landlord previously delivered notices of default under the Telephone Room Lease; however, any and all defaults set forth in such notice have since been cured. To the best of Landlord’s knowledge, there is no default by Tenant or Landlord under the Telephone Room Lease, nor has any event or omission occurred which, with the giving of notice or the lapse of time, or both, would constitute a default or event of default thereunder or give Tenant any right to terminate the Telephone Room Lease as of the date of this Lease Estoppel Certificate.
Temporary Housing Lease
17.The term of the Temporary Housing Lease commenced on April 1, 2012, and expires on December 31, 2040, subject to any extension options set forth in the Temporary Housing Lease.
18.The current gross monthly rent under the Temporary Housing Lease is $3,100.00, and has been paid in full through February 28, 2017. No additional rent or charge (including without limitation, as applicable, late charges, interest, taxes, maintenance, operating expenses or otherwise) is overdue. There are no provisions for, and Landlord has no rights with respect to, termination of the Temporary Housing Lease or increasing the rent payable thereunder, except as expressly set forth in the Temporary Housing Lease.
19.The Temporary Housing Lease is in full force and effect and has not been modified, supplemented or amended in any way whatsoever (except as set forth in the introductory paragraph of this Lease Estoppel Certificate). All of the terms and conditions of Tenant’s rights to, and occupancy of, the Temporary Housing Property are as set forth in the Temporary Housing Lease, and there are no other agreements, whether oral or written, between Tenant and Landlord, concerning the Temporary Housing Property.
20.Landlord is the current “Landlord” as defined in the Temporary Housing Lease.Landlord has not delivered or received any uncured notices of default under the Temporary Housing Lease.
21.Landlord previously delivered notices of default under the Temporary Housing Lease; however, any and all defaults set forth in such notice have since been cured. To the best of Landlord’s knowledge, there is no default by Tenant or Landlord under the Temporary Housing Lease, nor has any event or omission occurred which, with the giving of notice or the lapse of time, or both, would constitute a default or event of default thereunder or give Tenant any right to terminate the Temporary Housing Lease as of the date of this Lease Estoppel Certificate.
[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Lease Estoppel Certificate as of the day and year first above written.
LANDLORD:
CANYON PORTAL II, L.L.C.,
an Arizona limited liability company

By: ________________________________
                             Al Spector
Its:     Manager

LEASE ESTOPPEL CERTIFICATE
February __, 2017

DiamondRock Acquisition, LLC
c/o DiamondRock Hospitality Company
3 Bethesda Metro Center, Suite 1500
Bethesda, Maryland 20814
Attention: Troy Furbay

L’Auberge Newco, LLC
Orchards Newco, LLC
c/o IMH Financial Corporation
7001 N. Scottsdale Road, Suite 2050
Scottsdale, Arizona 85253
Attention: Lawrence D. Bain, CEO

Re:	Premises located at 320 N. Highway 89A in Sedona, Arizona (the “Property”)
Ladies and Gentlemen:
The undersigned, Sinagua Plaza II, L.L.C., an Arizona limited liability company (“Landlord”), as landlord under that certain Lease for Parking Spaces dated as of January 1, 2012, by and between Landlord and L’Auberge Orchards LLC, an Arizona limited liability company (“Original Tenant”), as amended by that certain Amendment to Lease dated as of May 1, 2012, by and between Landlord and Original Tenant, as further amended by that certain Second Amendment to Lease dated as of May 14, 2013, by and between Landlord and Original Tenant, and as assigned to Orchards Newco, LLC, a Delaware limited liability company (“Tenant”) pursuant to that certain Assignment and Assumption of Lease and Consent to Assignment and Assumption of Lease (Sinagua Plaza Parking Lease) dated as of May 14, 2013, by and among Original Tenant, Tenant and Landlord, and as further amended by that certain Third Amendment to Lease dated as of ______________, 2017, by and between Landlord and Tenant (collectively, the “Parking Lease”), pursuant to which Landlord leased to Tenant seventeen (17) parking spaces on the property commonly known as 320 N. Highway 89A, Sedona, Arizona (“the “Parking Space Property”), hereby warrants, represents and certifies, as of the date hereof, to Tenant, DiamondRock Acquisition, LLC, a Delaware limited liability company, together with its affiliates (collectively, “Purchaser”), and their respective lenders, title insurance companies, successors and assigns (collectively, the “Reliance Parties”) as follows:
1.Landlord is the ”Landlord” as defined in the Parking Lease.
2.None of the following events have occurred with respect to Landlord: (a) the filing by or against Landlord of a petition in bankruptcy, insolvency, reorganization or an action for the appointment of a receiver of trustee; or (b) the making of an assignment by Landlord for the benefit of creditors.
3.Landlord, and the persons executing this certificate on behalf of Landlord, have the power and authority to execute this certificate. Landlord acknowledges and agrees that this Lease Estoppel Certificate is made expressly for the benefit of, and may be relied upon by Purchaser and the other Reliance Parties in connection with the Lease, the potential assignment thereof and the potential financing thereof.
4.The term of the Parking Lease commenced on January 1, 2012, and expires on May 14, 2023, subject to any extension options set forth in the Parking Lease.
5.The current minimum monthly rent under the Parking Lease is $2,347.85, and has been paid in full through February 28, 2017. No additional rent or charge (including without limitation, as applicable, late charges, interest, taxes, maintenance, operating expenses or otherwise) is overdue. There are no provisions for, and Landlord has no rights with respect to, termination of the Parking Lease or increasing the rent payable thereunder, except as expressly set forth in the Parking Lease.
6.The Parking Lease is in full force and effect and has not been modified, supplemented or amended in any way whatsoever (except as set forth in the introductory paragraph of this Lease Estoppel Certificate). All of the terms and conditions of Tenant’s rights to, and occupancy of, the Parking Space Property are as set forth in the Parking Lease, and there are no other agreements, whether oral or written, between Tenant and Landlord, concerning the Parking Space Property.
7.Landlord has not delivered or received any uncured notices of default under the Parking Lease. Landlord previously delivered notices of default under the Parking Lease; however, any and all defaults set forth in such notice have since been cured. To the best of Landlord’s knowledge, there is no default by Tenant or Landlord under the Parking Lease, nor has any event or omission occurred which, with the giving of notice or the lapse of time, or both, would constitute a default or event of default thereunder or give Tenant any right to terminate the Parking Lease as of the date of this Lease Estoppel Certificate.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Lease Estoppel Certificate as of the day and year first above written.
LANDLORD:
Sinagua Plaza II, L.L.C.,
an Arizona limited liability company

By:    JOHNAL CORPORATION
                                        an Arizona corporation
Its:    Manager

By: ________________________________
John Carleton
                                        Its:    President

By: ________________________________
                                 Al Spector
Its:    Vice President

EXHIBIT L

LICENSE AGREEMENT

[the form transmitted by Nickolas Jensen to Michael Goodwin and others by email on February 21, 2017]

L-1

EXHIBIT M

PARENT AGREEMENT

[the form transmitted by John Jacobsen to Nickolas Jensen and others by email on February 9, 2017]

M-1

M-2

EXHIBIT N

ORCHARDS SUBLEASE SNDA
[see attached]

N-1

N-2

SCHEDULE 1.3(i)
LICENSE

Schedule 1.3(i) – page 1

SCHEDULE 1.3(j)
TRADEMARKS CANCELLED BY SELLER
Upon the Closing, Seller will cause the following trademarks registered with the United States Patent and Trademark Office to be cancelled:

Mark	Serial No/ Filing Date	Registration No. / Reg. Date	Owner	Services
L’AUBERGE DE SEDONA (and design) ®	86/338,010 07/15/2014	4,808,662 9/08/2015 Class 43 4,806,689 9/08/2015 Class 44	L’Auberge Newco, LLC	Hotel and resort services; Restaurant and bar services; Catering services in Class 43 (first use 05/00/1984) Health spa services in Class 44 (first use 05/00/1984)
SPA AT L’AUBERGE (and design)	86/338,032 07/15/2014	4,930,109 4/5/2016	L’Auberge Newco, LLC	Health spa services in Class 44 (first use 07/00/2007)

Upon the Closing, Seller will cause the following trademarks registered with the Arizona Secretary of State to be cancelled:

Mark	File ID/ Filing Date	Registration No. / Reg. Date	Owner	Services
A GRAY COLORED OUTLINE OF A DUCK WHOSE BEAK FACES TO THE LEFT AND THEN BELOW THE DUCK THE WORDS "SPA AT L'AUBERGE" IN GRAY LETTERING	58511 10/15/2014	Class 43	L’Auberge Newco, LLC	(HEALTH SPA SERVICES). MARK IS USED ON MENUS, ROBES, RETAIL

Schedule 1.3(j) – page 1

SCHEDULE 1.2(h)
CAPITAL IMPROVEMENT CONTRACTS TO BE ASSUMED

1.	Capital Purchase Order dated November 1, 2016, for L’Auberge de Sedona Kitchen. Vendor: Sysco. Re: 20 quart planetary mixer.

2.	Capital Purchase Order dated November 1, 2016, for L’Auberge de Sedona Kitchen. Vendor: Sysco. Re: 30 quart planetary mixer.

3.	Capital Purchase Order dated January 12, 2017, for 89Agave. Vendor: Manfred Designs. Re: 89Agave Bar Top.

4.	Purchase Order dated July 11, 2016, for 89Agave Kitchen. Vendor: Wasserstrom. Re: Kitchen Equipment for 89Agave.

5.	Purchase Order dated October 19, 2016, for 89Agave Kitchen. Vendor: Sysco supplies on the fly. Re: Platters and bowls for 89Agave.

6.	Purchase Order dated October 19, 2016, for 89Agave Kitchen. Vendor: Sysco supplies on the fly. Re: Platter, coffee mugs and steel basket for 89Agave.

7.	Purchase Order dated October 19, 2016, for 89Agave Kitchen. Vendor: Sysco supplies on the fly. Re: Coffee mugs, salad bowl and taco tray for 89Agave.

8.	Capital Purchase Order dated September 30, 2016, for L’Auberge de Sedona Food & Beverage. Vendor: Wasserstrom. Re: Banquet hotbox.

9.	Capital Purchase Order dated September 30, 2016, for L’Auberge de Sedona Food & Beverage. Vendor: R.W.Smith. Re: Banquet plates and covers.

10.	Capital Purchase Order dated September 30, 2016, for L’Auberge de Sedona Food & Beverage. Vendor: Wasserstrom. Re: Plates and bowls for Cress.

11.	AIA Document A105-2007 Agreement between L’Auberge Newco, LLC, and Desert Scape LLC, dated January 30, 2017, Re: Landscaping/flagstone work at Etch at L’Auberge de Sedona.

12.	Capital Purchase Order dated February 3, 2017, for L’Auberge de Sedona. Vendor: Desert Scape LLC. Re: Etch flagstone change order #1.

13.	Capital Purchase Order dated February 3, 2017, for L’Auberge de Sedona. Vendor: Desert Scape LLC. Re: Etch flagstone change order #2.

14.	Capital Purchase Order dated July 18, 2016, for L’Auberge de Sedona. Vendor: Harbour Outdoor. Re: Etch patio furniture.

Schedule 1.2(h) – page 1

15.	Capital Purchase Order dated April 21, 2015, for L’Auberge de Sedona – Engineering. Vendor: Abreeze Fire Protection. Re: Garage sprinkler system.

16.	Capital Purchase Order dated December 6, 2016, for L’Auberge de Sedona. Vendor: Straightline Custom Painting LLC. Re: Lodge ballroom paint.

17.	Capital Purchase Order dated December 27, 2016, for L’Auberge de Sedona. Vendor: UTZ Metalcraft, LLC. Re: Lodge stair guardrail and handrail.

18.	Capital Purchase Order dated December 6, 2016, for L’Auberge de Sedona. Vendor: StarFloors. Re: New carpeting in the Lodge ballroom.

19.	Plates & Silverware Quote, dated February 17, 2017. Vendor: TriMark Foodservice, Supplies and Design, R.W. Smith.

20.	Purchase Order Overview. Vendor: S&B Design. Re: Curtain for Lodge ballroom.

21.	Purchase Order Overview. Vendor: S&B Design. Re: Veranda umbrellas.

22.	Capital Purchase Order dated February 3, 2017, for L’Auberge de Sedona – Property Operations. Vendor: Straightline Custom Painting. Re: Matisse paint – hallways and bathrooms.

23.	Capital Purchase Order dated January 24, 2017, for L’Auberge de Sedona – Engineering. Vendor: SWI. Re: Parking fire suppression.

24.	Capital Purchase Order dated February 3, 2017, for L’Auberge de Sedona. Vendor: Manfred Design Inc. Re: Railing and handrails at Etch.

25.	Capital Purchase Order dated February 3, 2017, for L’Auberge de Sedona. Vendor: SB Design. Re: Umbrellas at Etch.

26.	Capital Purchase Order dated February 3, 2017, for L’Auberge de Sedona. Vendor: SB Design. Re: Ballroom curtains.

27.	Capital Purchase Order dated February 3, 2017, for L’Auberge de Sedona. Vendor: SB Design. Re: Creekside FF & E Attic Stock.

Schedule 1.2(h) – page 2

SCHEDULE 3.1.3

EXISTING LITIGATION

[the litigation set forth in the schedule sent by Nickolas Jensen to John Jacobsen and others by email on February 15, 2017]

Schedule 3.1.3 – page 1

SCHEDULE 3.1.8

LICENSES AND PERMITS; VIOLATIONS

L’Auberge – Licenses and Permits

1.	Arizona State Board of Cosmetology – License No. SAES17071 – Type: Aesthetician Salon License – Issued to L’Auberge Spa, LLC

2.	Public Health Services District – Coconino County – License No. EHL-5650 – Type: EH-MT/HTL – Issued to L’Auberge Newco LLC

3.	Public Health Services District – Coconino County – License No. EHL-5651 – Type: EH-Pool – Issued to L’Auberge Newco LLC

4.	Public Health Services District – Coconino County – License No. EHL-5652 – Type: EH-Pool – Issued to L’Auberge Newco LLC

5.	Public Health Services District – Coconino County – License No. EHL-5649 – Type: EH-Food Services – Issued to L’Auberge Newco LLC

6.	Public Health Services District – Coconino County – License No. EHL-5648 – Type: EH-Food Services – Issued to L’Auberge Newco LLC

7.	Public Health Services District – Coconino County – License No. EHL-5647 – Type: EH-Food Services – Issued to L’Auberge Newco LLC

8.	State of Arizona Department of Liquor Licenses and Control Alcoholic Beverage License – License No. 11033047 – Issued to L’Auberge Newco LLC

9.	City of Sedona 2016 Business License – License No. BL-003055 – Issued to L’Auberge Newco LLC

10.	Arizona Department of Revenue, Transaction Privilege Tax License – License No. 21000004 – Issued to L’Auberge Newco LLC

11.	City of Sedona, Department of Community Development – Certificate of Occupancy – Building Permit No. B-01832, B-01869 & B-01870 – Issued to L’Auberge Resort

12.	Certificate of Occupancy, Coconino County, Department of Building Inspection – Building Permit No. 85-102 – Issued to L’Auberge Partnership Ltd

13.	Certificate of Occupancy, Coconino County, Department of Building Inspection – Building Permit No. B-01374 – Issued to L’Auberge Newco

14.	The Industrial Commission of Arizona – Elevator Section – State Serial No. 10276

Schedule 3.1.8 – page 1

Violations of L’Auberge Permits and Licenses:    None

Orchards – Licenses and Permits

1.	City of Sedona 2017 Business License – License No. BL-003054 – Issued to Orchards Newco LLC

2.	City of Sedona – Department of Engineering – Right of Way Permit – Permit No. ROW15-00221 – Issued to Orchards Newco LLC

3.	City of Sedona – Department of Community Development – Sign Permit – Permit No. SP15-00103 – Issued to Orchards Newco LLC

4.	Public Health Services Department Coconino County – License No. EHL-5663 – Issued to Orchards Newco LLC

5.	State of Arizona Department of Liquor License and Control Alcoholic Beverage License – License No. 11033046 – Issued to Orchards Newco LLC

6.	City of Sedona – Department of Community Development – Certificate of Occupancy – Building Permit No. B-01375 – Issued to Orchards Newco LLC

7.	Public Services District Coconino County – License No. EHL-5662 – Issued to Orchards Newco LLC
Violations of Orchards Permits and Licenses:    None

Schedule 3.1.8 – page 2

SCHEDULE 3.1.10

PROPERTY LEASE MATTERS
The following is a list of alleged uncured defaults by Seller under the Property Leases:

1.Alleged defaults for late payment of rent and non-payment of late fees and charges described in twelve (12) separate letters dated December 7, 2016, from Canyon Portal II, L.L.C. (“CPII”), as landlord, regarding the Orchards Leasehold Property, and in twelve (12) separate letters dated December 22, 2016 from CPII regarding the Orchards Leasehold Property.

2.Alleged defaults for late payment of rent and non-payment of late fees and charges described in three (3) separate letters dated December 7, 2016, from Sinagua Plaza II, L.L.C. (“SPII”), as landlord, regarding the L’Auberge Leasehold Property, and three (3) separate letters dated December 22, 2016 from SPII regarding the L’Auberge Leasehold Property.

3.Alleged default for non-payment of late fees described in a letter dated January 16, 2017 from CPII, as landlord, regarding the Temporary Housing Lease within the Orchards Leasehold Property.

4.Alleged default for non-payment of late fees described in a letter dated January 16, 2017 from SPII, as landlord, regarding the L’Auberge Leasehold Property.

5.Alleged default for non-payment of common area maintenance charges described in a letter dated January 23, 2017 from CPII, as landlord, regarding the Orchards Leasehold Property.

6.Alleged default for non-payment of operating expenses and common area maintenance charges described in a letter dated January 23, 2017 from CPII, as landlord, regarding the L’Auberge Leasehold Property.

Schedule 3.1.10 – page 1

SCHEDULE 3.1.14

DELINQUENT TAXES
None.

Schedule 3.1.14 – page 1

SCHEDULE 10.11.2

REIMBURSABLE CAPEX PROJECTS
SCHEDULE 10.11.4
SELLER REPAIR WORK

Sedona Portfolio
Schedule of Ongoing Projects

Sedona Portfolio - Ongoing Capex Projects
Area of Property Renovation	Hotel	Notes

Ongoing projects that are in progress and being completed and paid for by IMH
Guestroom rewire	Orchards
Computer Replacements	Orchards
Lodge Shower Pans	L'Auberge
Lodge Tile Floor	L'Auberge
Carpet Cleaner / Extractor	L'Auberge
Cottage 68 Floor Repairs	L'Auberge
Exchange Server	L'Auberge
Computer Replacements	L'Auberge
Lodge Exterior Painting	L'Auberge
Reverse Osmosis Refill Water Stations	L'Auberge
Command Center & Base Camp	L'Auberge
Goldenstein Gallery - Creek House Art	L'Auberge
Creekside Cottages FF&E Attic Stock	L'Auberge
Restaurant Fencing	L'Auberge

Schedule 10.11.2 – page 1

Schedule 10.11.4 – page 1

SCHEDULE 16.17
SELLER POST-CLOSING WORK

Sedona Portfolio
Schedule of ADA related Projects

Sedona Portfolio - ADA Barrier Removal
Area of Property Renovation	Hotel	Notes

ADA to be completed and paid for by IMH
3 New Sleeping Rooms (mixed room type)	Orchards
Hard wire hearing impaired room	Orchards
Convert existing room to full compliance	Orchards

4 New Sleeping Rooms (mixed room type)	L'Auberge
Hard wire hearing impaired room	L'Auberge
Convert existing room to full compliance	L'Auberge

Sedona Portfolio
Schedule of Deferred Maintenance

Sedona Portfolio - Deferred Maintenance
Area of Property Renovation	Hotel	Notes

Projects to be completed and paid for by IMH
Wood siding deterioration (external)	Orchards
Balcony Repair (separation)	Orchards
Door Spring Hinges (fire code)	Orchards
Orchards Hot Water Room (fire proofing)	Orchards

Cottage wood deterioration (external)	L'Auberge

Source: Property Condition Report 01/30/2017
Completed by Building Evaluations, LLC

Schedule 16.17 – page 1